Exhibit 4.20

Corrs Chambers Westgarth

Execution Version

6 December 2016

Gold Road Resources Limited

Gruyere Mining Company Pty Ltd

Gruyere Management Pty Ltd

Gold Fields Australia Pty Ltd

Gruyere Project Joint Venture Agreement

Gruyere Project Joint Venture Agreement	page i

Corrs Chambers Westgarth

Contents

1	Definitions		1

2	Joint Venture		19

	2.1	Establishment of Joint Venture	19
	2.2	Interests	19
	2.3	Tenants in common	19
	2.4	No partition	20
	2.5	Rights and obligations several	20
	2.6	No partnership	20
	2.7	No agency	20
	2.8	Mutual indemnity	20
	2.9	Indemnity against additional Costs	20
	2.10	Mutual obligations	20
	2.11	Protection of Titles	20
	2.12	Maintain Titles	21
	2.13	Entitlement to Product	21
	2.14	Intellectual Property	21
	2.15	No restriction on other business	22
	2.16	Rights to future titles in certain circumstances	22
	2.17	Area of Interest	23
	2.18	GOR Exploration Assets	25
	2.19	Pastoral Lease	25

3	Term and termination		28

	3.1	Effective Date	28
	3.2	Term of Joint Venture	28
	3.3	Disposal of Joint Venture Assets upon termination	28
	3.4	Certain obligations continue beyond termination	29

4	Management Committee		29

	4.1	Establishment of Management Committee	29
	4.2	Composition of Management Committee	29
	4.3	Meetings	30
	4.4	Notice of meetings	30
	4.5	Quorum	31
	4.6	Chairman	31
	4.7	Voting rights	31
	4.8	Ordinary Decisions	32
	4.9	Special Majority Decisions	32
	4.10	Advisers	32
	4.11	Authority of Representative	32
	4.12	Resolution without meeting	32
	4.13	Manager’s delegate	33
	4.14	Minutes	33
	4.15	Sub-committees	33
	4.16	Project Steering Committee and Technical Committee	34

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	4.17	Services	34
	4.18	Recommendations and decisions of sub-committees	35

5	Manager		35

	5.1	Appointment of Manager	35
	5.2	Resignation	35
	5.3	Removal of Manager	35
	5.4	Removal on withdrawal from Joint Venture	36
	5.5	Assignment of Management Right with Interest	37
	5.6	Appointment of new Manager	38
	5.7	Delivery of property on change of Manager	39
	5.8	Liability of Manager	40
	5.9	Indemnity for Manager by Participants	40
	5.10	Indemnity by Manager of Participants	40
	5.11	Liability for Exploration Manager as delegate	40
	5.12	No other roles by Manager	40

6	Powers and Duties of Manager		40

	6.1	Conduct of Operations	40
	6.2	Funding of Manager	43
	6.3	Proper practices in Operations	44
	6.4	Independent status of Manager	44
	6.5	Delegation	44
	6.6	Manager’s custody of Joint Venture Assets	44
	6.7	Key Appointments	45
	6.8	Secondees to manager	46
	6.9	Contracts with Affiliates of Manager	46
	6.10	Contracts with third parties	46
	6.11	Gold Fields Pricing Advantage	47
	6.12	No profit or loss by Manager	48
	6.13	Good faith	49
	6.14	Ratify actions of Manager	49

7	Insurance		49

	7.1	Manager to insure	49
	7.2	Management Committee approvals	50
	7.3	Insurer	50
	7.4	Participants may insure	50
	7.5	Advice to Participants of change in insurances	51
	7.6	Insurance by contractors	51

8	Budgets and planning		51

	8.1	Optimising Initial Development Plan and Budget	51
	8.2	Commencement under Initial Development Plan and Budget	51
	8.3	Preparation and approval of the LOM Business Plan	52
	8.4	LOM Business Plan – Contents	52
	8.5	Revision of LOM Business Plan	54
	8.6	Approval of LOM Business Plan and revisions	55

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	8.7	Temporary Operating Plan if LOM Business Plan not approved	55
	8.8	LOM Business Plan is binding on the Manager	55
	8.9	Urgent Action	56

9	Provision of Funds		57

	9.1	Proportional contribution	57
	9.2	Manager may apply funds held	57
	9.3	Monthly Cash Call	57
	9.4	GFA Sole Funding Obligations	58
	9.5	Payment of Called Sum	59
	9.6	GFA Funding for Significant New Called Sum	60
	9.7	Payment from Deferred Consideration	61
	9.8	Emergency Cash Call	62
	9.9	Bank account	62
	9.10	Disbursements from bank account	62
	9.11	Repayment of surplus funds	63
	9.12	Accounting for Called Sums	63

10	Records, accounts and reports		63

	10.1	Manager to keep records and accounts	63
	10.2	Place for records	64
	10.3	Annual financial statement	64
	10.4	Monthly report	64
	10.5	Other reporting requirements	65
	10.6	Information and data	65
	10.7	Copies of reports to Participants	67
	10.8	Format	67
	10.9	Additional reporting	67

11	Audit and Access		68

	11.1	Audit	68
	11.2	Participant’s access to records	68
	11.3	Access to Project Area and Joint Venture Assets	69

12	Confidential Information		70

	12.1	Information to be kept confidential	70
	12.2	Protection of Confidential Information	71
	12.3	Announcements	71
	12.4	Continuing confidentiality obligation	71
	12.5	Standstill	71
	12.6	Right to participate in pro rata issues	72
	12.7	Termination of Standstill	72

13	Financial support from GFA		73

	13.1	Assistance from GFA	73
	13.2	GOR external funding	73
	13.3	No Security Interest	74
	13.4	No request if Event of Default	74
	13.5	Personal rights	75

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14	Assignments and charges		75

	14.1	Restrictions on assignments and charges	75
	14.2	Permitted transfer to Affiliates	75
	14.3	Transfer of Participant’s Interest	76
	14.4	Rights of pre-emption	77
	14.5	Requirements of the offer to Continuing Participants	79
	14.6	Charge of Participant’s Interest	81
	14.7	Notice of intention to create Security Interest	81
	14.8	Sale of Interest by Chargee	82
	14.9	Set off	82
	14.10	Assumption of Joint Venture obligations by transferee	82
	14.11	Change in Control	83

15	Defaults and remedies		84

	15.1	Event of Default	84
	15.2	Notices of default	85
	15.3	Payment of interest upon default	85
	15.4	Rights following an Event of Default	86
	15.5	Payment of Unpaid Called Sum	86
	15.6	Delivery of Cross Security	87
	15.7	Option to acquire Interest of Defaulting Participant	87
	15.8	Value of Interest of Defaulting Participant	91
	15.9	Remedies not exclusive	93

16	Guarantee		93

	16.1	Guarantee of GFA’s obligations	93
	16.2	Cessation of Guarantee	95

17	Force Majeure		95

	17.1	Force Majeure occurrence	95

18	General		96

	18.1	Representations and warranties	96
	18.2	Duty	96
	18.3	Legal costs	97
	18.4	No liability for consequential losses	97
	18.5	Amendment	97
	18.6	Waiver and exercise of rights	97
	18.7	Rights cumulative	97
	18.8	Certain rights are personal to GOR	97
	18.9	Consents	99
	18.10	Further steps	99
	18.11	Governing law and jurisdiction	99
	18.12	Counterparts	100
	18.13	Entire understanding	100
	18.14	Severability	100
	18.15	PPS Act	100
	18.16	Construction	100

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	18.17	Headings	102
	18.18	Adjustment of Thresholds	102

19	Notices		102

	19.1	General	102
	19.2	How to give a communication	102
	19.3	Particulars for delivery of	103
	19.4	Communications by post	103
	19.5	Communications by email	103
	19.6	Process service	104
	19.7	After hours communications	104

20	GST		104

	20.1	Construction	104
	20.2	Consideration GST exclusive	105
	20.3	Payment of GST	105
	20.4	Timing of GST payment	105
	20.5	Tax invoice	105
	20.6	Adjustment event	105
	20.7	Reimbursements	105
	20.8	Calculations based on other amounts	106
	20.9	No merger	106
	20.10	GST joint venture	106

21	Expert determination		106

	21.1	When appointed	106
	21.2	Appointment	106
	21.3	Instructions	107
	21.4	Procedure	107
	21.5	Costs	107

22	Dispute resolution		108

	22.1	Dispute resolution process	108
	22.2	Dispute Notice	108
	22.3	Meeting of the parties’ designated representatives	108
	22.4	Meeting of Senior Executives and Chief Executive Officers	108
	22.5	Urgent interlocutory relief	109

23	First Right of Refusal – GOR		109

	23.1	Application	109
	23.2	Right of first refusal	109

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Schedule 1 - Titles	113

Schedule 2 - Deed of Cross Security	116

Schedule 3 – Accounting Procedure	117

Schedule 4 - Supermajority Decisions	118

Schedule 5 - Exploration Works	121

Annexure A - Initial Development Program and Budget	122

Annexure B - North Yamarna Tenements	123

Annexure C - South Yamarna Tenements	125

Annexure D - Confidentiality Undertaking	126

Annexure E - Auditor’s Confidentiality Undertaking	127

Annexure F - Area of Interest	128

Annexure G - Standing Pre-Approved List	129

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Date 6 December 2016

Parties

Gold Road Resources Limited ABN 13 109 289 527 of Level 2, 26 Colin Street, West Perth, Western Australia (GOR)

Gruyere Mining Company Pty Ltd ACN 615 729 005 of Level 5, 50 Colin Street, West Perth, Western Australia (GFA)

Gruyere Management Pty Ltd ACN 615 728 795 of Level 5, 50 Colin Street, West Perth, Western Australia (GFAM)

Gold Fields Australia Pty Ltd ABN 91 098 385 285 of Level 5, 50 Colin Street, West Perth, Western Australia (GFA Guarantor)

Background

A	The Participants have agreed to associate themselves in an unincorporated joint venture for the exploration and, where appropriate, development and mining, of the Project Area.

B	The terms of the Joint Venture are set out in this document.

C	GFA Guarantor has agreed to guarantee the obligations of GFA under this document.

Agreed terms

1	Definitions

In this document these terms have the following meanings:

Abandon	To intentionally and permanently give up, surrender, leave and relinquish all, substantially all, or a severable part, of the Operations or Joint Venture Assets, whether by way of removal, placement on permanent care and maintenance or other basis and Abandonment has the corresponding meaning.

Accounting Procedure	The accounting procedure set out in schedule 3.

Act	Mining Act 1978 (WA).

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Adviser	The meaning given in clause 4.10.

Affected Party	The meaning given to that term in clause 17.1(a).

Affiliate	With respect to any corporation, another corporation which Controls, is Controlled by, or is under common Control with, such corporation.

Approved Budget	A Proposed Budget approved by the Management Committee in accordance with clause 8, as amended or updated from time to time in accordance with clause 8.

Approved EA Budget	A Proposed EA Budget approved as part of Approved Budget.

Approved Closure Plan	The Closure Plan approved by the Management Committee and the Department of Mines and Petroleum as at the Effective Date, as amended, updated or supplemented from time to time in accordance with this document and in compliance with applicable Laws.

Area of Interest	The area shown on the map set out in annexure F as the Area of Interest being an area of 10 kilometres from the external boundary of the North Yamarna Tenements and South Yamarna Tenements.

Business Day	A day which is not a Saturday, Sunday or public holiday in Perth.

Capital Costs	All costs of a type which are treated as capital costs in accordance with International Financial Reporting Standards.

Capital Costs Overruns	Means the excess of actual cost of Capital Works above the Capital Costs estimated for those Capital Works in the Initial Development Plan and Budget other than where the excess relates to the following:

(a) Force Majeure;

(b) a variation to the scope of the works in the Initial Development Plan and Budget which is approved by a Special Majority Decision; or

(c) GFA’s sole funding obligations under clause 9.4(c).

Capital Works	Capital works and services, either associated with the initial development of the Project or a future expansion project or other development in respect of the Operations or to further support, sustain, expand, suspend, Rehabilitate or Abandon Operations, where applicable as approved by the Management

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Committee.

Called Sum	The meaning given in clause 9.3(b)(iv).

Cash Call	The meaning given in clause 9.3(b).

Chairman	The meaning given to that term in clause 4.6.

Change in Control	In relation to any entity (the first mentioned entity):

(a) a change in the entity that Controls the first mentioned entity (other than if the Ultimate Holding Company of the first mentioned entity remains the same following the change);

(b) an entity that Controls the first mentioned entity ceases to Control that entity (other than if the Ultimate Holding Company of the first mentioned entity remains the same following the change); or

(c) if the first mentioned entity is not Controlled, another entity acquires Control of the first mentioned entity.

Chargee	The meaning given in clause 14.6(a), and for the avoidance of doubt does not include the Participants and the Manager under the Deed of Cross Security.

Circular Resolution	The meaning given to that term in clause 4.12(a).

Claim	Means any claim, demand, legal proceeding, suit or cause of action of any nature however arising, including any claim, demand, legal proceeding, suit or cause of action:

(a) based in contract (including for breach of contract under this document);

(b) based in tort (including misrepresentation and negligence);

(c) under common law or in equity;

(d) under statute (including the Australian Consumer Law),

whether present or future, ascertained or unascertainable, actual or contingent, and in any way related to, or in connection with the Joint Venture or this document.

Closure Plan	The plan for Rehabilitation, Mine Closure and Abandonment of the Operations.

Commonwealth	The Commonwealth of Australia, and includes the Government and any authority or instrumentality of the Commonwealth of Australia.

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Competent Person	A person who qualifies as a “Competent Person” for purposes of the JORC Code and, where it is applicable to any Participant, the SAMREC Code.

Completion of Project Development	The date the Participants agree (acting reasonably) that the Project has achieved a sustainable level of commercial production demonstrated by a 60 day period of the JV Treatment Plant operating continuously at 70% or more of nameplate capacity.

Confidential Information	The meaning given to that term in clause 12.1.

Control	The meaning given to that term in section 50AA of the Corporations Act, and Controlled has a corresponding meaning.

Control Transaction	Any transaction or dealing which would result, on completion, in a Change of Control of GOR and includes, for the purposes of this definition, any person, or group of persons acting jointly or in concert, acquiring a relevant interest (as defined in the Corporations Act) in 20% or more of GOR’s issued shares.

Corporations Act	The Corporations Act 2001 (Cth).

Costs	All expenditure and liabilities incurred by or for the Participants in accordance with this document and includes:

(a) all expenditure expressed to be part of ‘Costs’ in this document; and

(b) all expenditure and liabilities incurred by the Manager in accordance with this document including those set out in schedule 3.

CPI	The weighted average of the All Groups Price Index Numbers for Perth published from time to time by the Australian Bureau of Statistics or, if that index number is no longer published, its substitute as a cumulative indicator of the inflation rate in Australia.

Cyanide Code	The “International Cyanide Management Code For the Manufacture, Transport, and Use of Cyanide In the Production of Gold” developed by a multi-stakeholder Steering Committee under the guidance of the United Nations Environmental Program and the then International Council on Metals and the Environment.

Deed of Cross Security	The Deed of Cross Security in, or substantially in, the form of the deed contained in schedule 2 executed contemporaneously with this document by the

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Participants and the Manager, and includes each other similar deed of charge executed by a new Participant in accordance with clause 14.10(b).

Defaulting Participant	A Participant in respect of which an Event of Default has occurred.

Deferred Consideration	The amount of $100,000,000, being part of the consideration payable by GFA for the acquisition of its Interest under the Sale Agreement.

Delivery Point	The place at which Product is delivered to and becomes the property of an individual Participant, being:

(a) in the case of gold, upon refining of Dorē into refined gold product at the refinery;

(b) in the case of other minerals, the delivery point designated in the LOM Business Plan; and

(c) in respect of Extracted Mineral Product, such other place(s) or point(s) as may be determined by the Management Committee from time to time.

Development Area	The areas of the Project Area that are, from time to time, the subject of any of the following:

(a) feasibility level study work;

(b) development works for the purposes of commencing commercial production; or

(c) mining operations.

Dorē	Unrefined gold bullion.

EA Exploration Plan	A plan for exploration within the Exploration Area, which plan is divided into individual meaningful categories of work and forms part of the Exploration Plan.

Effective Date	The date of completion under the Sale Agreement.

Event of Default	Has the meaning given in clause 15.1

Expert	A person appointed in accordance with clause 21.2.

Exploration Area	The area comprising the Project Area but excluding the Development Area, unless any portion of the Development Area is agreed in writing by the Participants to be included.

Exploration Information	Exploration Results and Exploration Targets (as those terms are defined in the JORC Code and the SAMREC Code) relating to the Titles.

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Exploration Manager	GOR, where GOR is appointed as Exploration Manager under clause 6.5(b) or schedule 5.

Exploration Plan	A plan for exploration within the Project Area, which plan includes the EA Exploration Plan and otherwise is divided into individual meaningful categories of work and is included in the LOM Business Plan.

Extracted Mineral Product	Any Minerals or other commodities, including gold concentrates but excluding Dorē, recovered from the Project Area.

Financial Year	The 12 month period ending 31 December each year, or such other period adopted by the Management Committee from time to time as the Financial Year for the Joint Venture.

Force Majeure	Any event or circumstance which:

	(a)	is beyond the control of the Affected Party;

	(b)	was not directly or indirectly caused or contributed to by the Affected Party; and

	(c)	could not have been reasonably prevented by the Affected Party,

and includes any of the following:

	(d)	act of God;

	(e)	law, rule, regulation or order of any government or Government Agency;

	(f)	executive or administrative orders or acts of either general or particular application of any official acting under the authority of any government, or of any official acting under the authority of such government;

	(g)	act of war (declared or undeclared);

	(h)	public disorder;

	(i)	riot, insurrection, rebellion, sabotage or act of terrorists;

	(j)	fire, flood, drought, earthquake, storm, hail, lightning, severe weather conditions or other natural calamity;

	(k)	explosion, breakdown or injury to or expropriation, confiscation or requisitioning of production, manufacturing, selling, transportation or delivery facilities;

	(l)	shortage or unavailability (whether permanent or temporary) of water, electricity, gas,

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telecommunications or other essential goods or services;

	(m)	inability to access all or any part of the Project Area because of Native Title Claims or Native Title Rights or otherwise;

	(n)	quarantine or customs restrictions;

	(o)	the decision of any court or other body of competent jurisdiction; and

	(p)	strike, boycott, lockout or other labour disturbance.

Funding Notice	A funding notice issued under clause 9.6(a) or 9.6(b).

Good Australian Mining Practice	Recognised mining methods, procedures and practices, together with the exercise of that degree of skill, diligence, prudence and foresight that reasonably would be expected from an experienced and competent constructor and operator of mining projects in Australia (or for the purposes of item 2.2 of schedule 5, an experienced and competent gold explorer in Australia) under conditions comparable to those applicable to the relevant activity in the light of known facts, or facts which should reasonably have been known at the time, and consistent with applicable Laws and Government Authorisations and having regard to the need for:

	(a)	suitable and experienced personnel and adequate materials;

	(b)	ongoing monitoring and testing of plant and equipment performance, safe operating procedures and appropriate maintenance procedures;

	(c)	the observance of relevant Australian and international standards and in the case of design, engineering and construction, internationally accepted design, engineering and construction practices that reasonably would be expected from recognised designers, engineers and constructors of comparable plant, equipment and facilities in Australia.

GOR Exploration Assets	The plant, equipment and facilities located on the Titles, in particular Mining Lease 38/435, as at the date of the Sale Agreement (as further detailed in annexure D to the Sale Agreement – Part A – Excluded Exploration Assets Map) and which are used to carry out exploration and other works on the North Yamarna Mining Tenements and the South Yamarna Tenements

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and do not directly relate to the Gruyere Project and includes the vehicles listed in annexure D to the Sale Agreement – Part B – Excluded Vehicles. For the avoidance of doubt, the GOR Exploration Assets do not include any Mining Information.

Government Agency	Includes any federal, state, territory or local government, or any ministry, department, court, commission, statutory body, board, agency, instrumentality, political subdivision or similar entity.

Government Authorisations	All approvals, consents, authorisations, permits, clearances, licences or other requirements that are required by or from any Government Agency for the Operations.

Gross Negligence	Such reckless conduct in breach of a duty of care as demonstrates a conscious or reckless disregard for the harmful, foreseeable, proximate and avoidable consequences which result or may result from that conduct.

Gruyere Project	Operations conducted by the Joint Venture in relation to the Gruyere Resource and any extension of it.

Gruyere Resource	The gold mineral resource identified within the area of the Titles and the subject of GOR’s ASX announcement dated 22 April 2016.

High Res Tool	The tool owned or licenced by GFA’s Affiliates enabling high resolution magnetics data capture and transmission.

Holding Company	The meaning given to that term in section 9 of the Corporations Act.

Implementation Schedule	The implementation schedule attached to the Initial Development Plan and Budget and titled “Integrated Project Master Schedule”.

Initial Development Plan and Budget	The LOM Business Plan (including the Approved Budget) for development of the Gruyere Resource set out in annexure A as amended under clause 5.3 of the Sale Agreement or pursuant to clause 8.1 or 8.5 of this document.

Insolvency Event	The happening of any of the following events in relation to a Participant or the Manager (the Insolvent Party):

(a) it is, or states that it is, unable to pay all of its debts as and when they become due and payable, or it has failed to comply with a statutory demand as provided in section 459F(1) of the Corporations Act;

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	(b)	an application or order is made for the winding up or dissolution, or a resolution is passed or any steps are taken to pass a resolution for the winding up or dissolution, of the Insolvent Party (other than for the purposes of a solvent reconstruction, amalgamation or other like corporate reorganisation), and the application is not dismissed, the order is not set aside or the resolution is not withdrawn (as applicable) within 14 days;

	(c)	an administrator, provisional liquidator, liquidator or person having a similar or analogous function under the laws of any relevant jurisdiction is appointed in respect of the Insolvent Party or any action is taken to appoint any such person and the action is not stayed, withdrawn or dismissed within 14 days;

	(d)	a controller (as defined in the Corporations Act) is appointed in respect of any property of the Insolvent Party;

	(e)	the Insolvent Party is deregistered under the Corporations Act;

	(f)	a distress, attachment or execution is levied or becomes enforceable against any property of the Insolvent Party;

	(g)	the Insolvent Party enters into, or takes any action to enter into, an arrangement (including a scheme of arrangement or deed of company arrangement), composition or compromise with, or assignment for the benefit of, all or any class of its creditors or members or a moratorium involving any of them; or

	(h)	anything analogous to or of a similar effect to anything described above under the law of any relevant jurisdiction occurs in respect of the Insolvent Party.

Intellectual Property	Copyright, design, patent and all other intellectual or industrial property rights which:

	(a)	comprised the Associated Rights (as that term is defined in the Sale Agreement); or

	(b)	which is developed in the course of Operations.

Interest	The following rights, liabilities and obligations of a Participant, expressed as a percentage determined in

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accordance with this document:

	(a)	the obligation, subject to the terms of this document, to contribute that percentage of all Costs;

	(b)	the ownership of and right and benefit as a tenant in common to receive in kind and to dispose of for its own account that percentage of Product;

	(c)	the rights, duties, obligations and liabilities of the Participants arising from the Joint Venture Documents; and

	(d)	the beneficial ownership as a tenant in common of an undivided share in that percentage of all Joint Venture Assets.

Interest Rate	On any day, the interest rate that is the aggregate of:

	(a)	6% per annum; plus

	(b)	the Reserve Bank of Australia’s Cash Rate, or, if that rate cannot be so determined the rate (expressed as a percentage yield per annum to maturity) quoted at or about such time by Westpac Banking Corporation as the rate at which it would be prepared to purchase bills of exchange accepted by an Australian trading bank and having a tenor of 90 days and of an amount of $100,000.

International Financing Reporting Standards	At any time, the International Financial Reporting Standards issued by the International Accounting Standards Board at that time, consistently applied.

Joint Venture Joint Venture Assets

The joint venture formed under clause 2.1.

All rights, titles, interests, claims, benefits and all other assets and property of whatsoever kind, real or personal, from time to time acquired, created or held for use by or on behalf of the Participants in connection with the Joint Venture and for the conduct of Operations, including:

	(a)	the Titles;

	(b)	Product, prior to it being taken in kind by a Participant in accordance with clause 2.13;

	(c)	the Project Facilities;

	(d)	the Mining Information;

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	(e)	the Intellectual Property;

and includes the assets, property, contracts and rights in respect of which GFA acquired a 50% interest as tenant in common under the Sale Agreement, but does not include:

	(f)	Product to which a Participant is entitled to take in kind in accordance with clause 2.13,

	(g)	contracts with respect to the sale of Product;

	(h)	the proceeds from the sale of Product; or

	(i)	shares in the Manager.

Joint Venture Documents	(a)	This document;
	(b)	the Titles;

	(c)	the Deed of Cross Security; and

	(d)	all other agreements entered into by the Participants from time to time in connection with the Joint Venture (whether or not there are also other parties to such agreements) which the Participants agree will be a Joint Venture Document, together with all amendments made from time to time to such documents, but does not include:

	(e)	any contract for the sale by a Participant of its share of Product;

	(f)	any agreement whereby a Participant appoints an agent or representative to perform duties and functions in relation to the sale of its share of Product;

	(g)	any agreement entered into by a Participant for separately financing its obligations in connection with the Joint Venture; or

	(h)	any other agreement entered into by the Participants from time to time which:

(i) is not in connection with the Joint Venture; or

(ii) the Participants agree will not be a Joint Venture Document.

Joint Venture Records and Accounts	The meaning given to that term in clause 10.1.

JORC Code	The Australasian Code for Reporting of Exploration

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Results, Mineral Resources and Ore Reserves (2012 Edition) as amended or replaced from time to time.

JV Treatment Plant	Any mineral processing or treatment plant which forms part of the Joint Venture Assets or Project Facilities from time to time.

Law	Laws made by parliament (and laws made by parliament include State, Territory and Commonwealth laws, codes, bylaws and regulations and any other instruments under them.

Liabilities	Claims, debts, obligations, losses, liabilities, charges, expenses, costs, outgoings, payments and damages of any kind and however arising (including penalties, fines and interest) and including those which are prospective or contingent and those the amount of which for the time being is not ascertained or ascertainable.

Life of Mine	In relation to the Operations, the expected term of mining operations and subsequent Rehabilitation and Mine Closure activities.

LOM Business Plan	The business plan for the remaining Life of Mine approved by the Management Committee in the previous Financial Year in accordance with clause 8, as amended or updated from time to time in accordance with clause 8 (which incorporates the Approved Budget) or, in respect of the period from the Effective Date until 31 December 2017, the Initial Development Plan and Budget.

Management Committee	The committee established in accordance with clause 4.

Manager	Initially GOR, then GFAM and any successor appointed in accordance with clause 5 to carry out the management of the Joint Venture and Operations.

Mine Closure	All or any action or conduct by the Manager for the purpose of suspending or Abandoning all, or a severable part of, the Operations or Joint Venture Assets under this document whether by way of demolition, removal, destruction, conversion, placement on permanent care and maintenance or other basis, or any similar action or conduct, and all other action or conduct as the Manager considers necessary to comply with the Mine Closure Obligations.

Mine Closure Obligations	The obligations of the Participants in relation to the Mine Closure under the Act, the Titles, Government Authorisations, all applicable statutory and contractual obligations and the requirements of Good Australian

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Mining Practice on and following Mine Closure.

Mineral	The meaning given to that term in the Act and metals (including gold concentrates) and all precious stones, in whatever form.

Mining	All operations associated with the extraction of Ore from the Project Area, and haulage and delivery to the JV Treatment Plant, including pre-stripping, and the removal and disposal of overburden and waste, but does not include Exploration, treatment of Minerals, Rehabilitation or Mine Closure.

Mining Information	All information, data and records in whatever form relating to the Titles, the Operations, the geological and mineralogy features of the Project Area or the metallurgical composition and quality of any Minerals within the Project Area, including all surveys, maps, aerial photographs, electronically stored data, sketches, drawings, memoranda, samples, drill pulps, drill cores, logs of those drill cores, geophysical, geological or drill maps, sampling and assay reports and analyses and notes and for the avoidance of doubt, excludes any information, data or records which is developed after 6 November 2016 in relation to the North Yamarna Tenements or the South Yamarna Tenements.

For the avoidance of doubt, Mining Information does not include information, data and records in whatever form relating to the geological and mineralogy features similar to those of the Project Area or the metallurgical composition and quality of any Minerals similar to those within the Project Area to the extent that that information has been prepared by or on behalf of the South Yamarna Joint Venture, relates to the South Yamarna Tenements and is subject to the confidentiality obligations under the South Yamarna Joint Venture agreement.

Minister	The Minister for the time being responsible for the administration of the Act.

Month	A calendar month or such other period as is agreed by the Participants to comprise a Month.

Native Title Act	Native Title Act 1993 (Cth).

Native Title Claims	Any claim, application or proceeding in respect of either:

(a) Native Title Rights which is accepted by the Native Title Tribunal or the Registrar thereof

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pursuant to the Native Title Act; or

(b) Native Title Interests.

Native Title Interests	Includes those rights, interests and statutory protections of and relating to aboriginal persons as set out in the Aboriginal Heritage Act 1972 (WA), Aboriginal Affairs Planning Authority Act 1972 (WA) or the Aboriginal and Torres Strait Islander Heritage Protection Act 1984 (Cth).

Native Title Rights	Includes:

(a) “native title” or “native title rights and interests” as defined in section 223(1) of the Native Title Act; and

(b) Native Title Interests.

New Permit	The meaning given to that term in clause 2.16(a).

Non-Defaulting Participants	The meaning given to that term in clause 15.2(a).

North Yamarna Tenements	The mining tenements set out in annexure B together with any renewals, conversions, replacements or substitute tenures over the area of those tenements as at the Effective Date.

Operating Costs	All costs, expenses, losses and charges incurred by the Manager for the account of the Participants severally, in accordance with this document, in carrying out the Operations (other than Capital Costs).

Operations	All undertakings, activities and operations engaged in by the Participants, or by the Manager on behalf of the Participants, under the terms of the Joint Venture Documents, including Exploration, Mining, mineral treatment, Rehabilitation and Mine Closure activities involved in the acquisition, use, development, operation and/or maintenance of the Joint Venture Assets.

Ordinary Resolution	A decision or determination of the Management Committee which satisfies the voting thresholds in clause 4.8.

Ore	Any mineral or mixture of minerals of intrinsic economic interest located in or on the Earth’s crust at a concentration above background level.

Participants	GOR and GFA and, without limiting clause 18.8, their respective successors and permitted assigns who become bound by the terms of this document.

Pastoral Lease	The Yamarna Station Pastoral Lease N49674 (Yamarna Station), held over land described as:

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	(a)	Lot 369 on Deposited Plan 75843, which is the whole of the land comprised in Certificate of Title Volume 3163 Folio 327;

	(b)	Lot 370 on Deposited Plan 75843, which is the whole of the land comprised in Certificate of Title Volume 3163 Folio 328; and

	(c)	Lot 1514 on Deposited Plan 75844, which is the whole of the land comprised in Certificate of Title Volume 3163 Folio 329.

Permitted Security Interest	(a)	Any lien arising by operation of law:

(i) for the unpaid balance of purchase moneys under an instalment contract entered into in the ordinary course of business; or

(ii) in the ordinary course of day to day trading and securing obligations not more than 30 days old;

	(b)	any bankers lien or right of set-off or combination arising by operation of law or practice over property or moneys deposited with a banker in the ordinary course of ordinary business of the depositor;

	(c)	any Security Interest arising under an operating lease or finance lease entered into in the ordinary course of business and not arising as a result of any default or omission by any Participant;

	(d)	any retention of title arrangement in connection with the acquisition of goods on arm’s length terms in the ordinary course of ordinary business on the suppliers’ usual terms of sale;

	(e)	any Security Interest created by statute in favour of Government Agency securing the payment of taxes, except as created because of any failure to duly pay any taxes;

	(f)	a deemed Security Interest under section 12(3) of the PPS Act that does not secure payment or performance of an obligation; and

	(g)	in the case of GFA, a charge over the whole or part of its Interest (including its legal and beneficial interest in the Titles) granted to GOR to secure payment of a net smelter royalty being the Royalty Security.

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PPS Act	The Personal Property Securities Act 2009 (Cth).

Pre-Completion Development Costs	Has the meaning given to that term in the Sale Agreement.

Product	Mineral recovered from the Project Area in the form in which it is to be made available to each Participant at the Delivery Point in accordance with the LOM Business Plan.

Project Area	The aggregate of the areas the subject of the Titles.

Project Facilities	All infrastructure, facilities, plant, equipment and tools necessary or appropriate for the mining and treatment of Mineral and the delivery of Product to the Participants at the Delivery Point, including the JV Treatment Plant.

Proposed Budget	A work programme and budget for a given Financial Year, or other relevant period, in relation to the conduct of Operations, proposed in accordance with the corresponding LOM Business Plan.

Proposed EA Budget	A work programme and budget for a given Financial Year, or other relevant period, in relation to the conduct of exploration on the Exploration Area incorporated in the Proposed Budget.

Quarter	The period of three Months commencing on the first day of January, April, July and October, as the case may be.

Regional Co-operation Arrangement	The document entitled ‘Regional Co-operation Arrangement’ between GOR and GFA and, if signed by Sumitomo in accordance with the requirements of that document, Sumitomo, dated on or about the date of this document.

Rehabilitation	All undertakings, works and efforts for the reclamation, revegetation, decontamination and cleaning up of the Project Area and Joint Venture Assets, including:

(a) such activities undertaken progressively during Operations;

(b) such activities associated with preparing for and effecting the suspension or final physical shutdown of all or part of Mining or mineral treatment processes; and

(c) other such activities as determined by the Management Committee,

in each case to be effected in a safe and workmanlike manner including, without limitation, in accordance with

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the Rehabilitation Obligations, and Rehabilitate has an equivalent meaning.

Rehabilitation Obligations	The obligations of the Participants in relation to Rehabilitation under the Act, the Titles, Government Authorisations, and all applicable statutory and contractual obligations including all applicable rehabilitation objectives, indicators, and compliance criteria during and following completion of Operations.

Representative	A person for the time being appointed by a Participant as its representative on the Management Committee and includes any alternate of that person appointed under clause 4.2(b).

Resources and Reserves	Mineral Resources, Ore Reserves and Mineral Reserves, as those terms are defined in the JORC Code and the SAMREC Code, located on the Titles.

Royalty Deed	The royalty deed between GOR and GFA dated 6 November 2016.

Royalty Security	The security in the form of schedule 2 to the Royalty Deed pursuant to which GFA grants to GOR the security interest to secure payment of the net smelter royalty under the Royalty Deed.

Sale Agreement	The Sale Agreement – Gruyere Project dated 6 November 2016 between the Participants and GFA Guarantor.

SAMREC Code	The South African Code for the Reporting of Exploration Results, Mineral Resources and Mineral Reserves (2016 Edition) as amended or replaced from time to time.

SAP	The enterprise resource planning system developed by SAP SE.

Security Interest	Any mortgage, pledge, lien, charge, assignment, hypothecation, security interest, title retention, preferential right or trust arrangement and any other security agreement or arrangement securing obligations or liabilities, whether absolute or contingent and includes a security interest under the PPS Act.

Security Requirement	For each Title, the security (whether in the form of cash deposit or unconditional bank guarantees or letters of credit) required from time to time to be lodged with the State as an assurance of compliance with the terms and conditions of the Title.

South Yamarna Joint Venture	The joint venture in relation to the South Yamarna Tenements which is, at the date of this document,

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made between GOR and Sumitomo.

South Yamarna Tenements	The exploration licences, mining licences and applications for exploration licences set out in annexure C together with any grants, renewals, conversions, replacements or substitute tenures over the area of those tenements or applications as at the Effective Date.

Special Majority Decision	A decision of the Management Committee which satisfies the voting thresholds set out in clause 4.9.

Sumitomo	Sumitomo Metal Mining Oceania Pty Ltd ABN 81 059 761 125.

State	The State of Western Australia.

Titles	(a) The exploration and mining tenements and applications for exploration and mining tenements listed in schedule 1;

(b) all other permits, licences and leases under the Act (if any) granted to, or applied for by or on behalf of, the Participants for the purposes of the Joint Venture from time to time; and

(c) all renewals, conversions, extensions or amendments of, and substitutions for, the tenements and applications mentioned in paragraphs (a) and (b).

Third Party	A person not a party, or an Affiliate of a party, to this document.

Transition Period	The period on and from the Effective Date until the earlier of:

(a) the date for the GOR Employees (as defined in the Sale Agreement) to accept offers of employment from GFA pursuant to the Sale Agreement having expired and GFAM demonstrating to the satisfaction of GOR and GFA (acting reasonably) a sufficient understanding of the details of status of operations and the Initial Development Plan and Budget to take over management of the Joint Venture without material disruption to the Implementation Schedule;

(b) 6 months after the Effective Date; and

(c) such other date agreed by the Participants.

Ultimate Holding Company	The meaning given to that term in section 9 of the Corporations Act.

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Wilful Misconduct	A conscious and intentional or reckless disregard of any material provision of a Joint Venture Document or an act of fraud, but does not include any error of judgment made by the person alleged to be culpable in the exercise, in good faith, of any function, power, authority or discretion conferred on that person under this document or under any Law.

2	Joint Venture

2.1	Establishment of Joint Venture

The Participants agree to associate themselves on and from the Effective Date as an unincorporated Joint Venture the objects of which are to:

(a)	implement the Gruyere Project in accordance with the LOM Business Plan;

(b)	explore and evaluate the Project Area and determine the economic and technical feasibility of conducting mining operations in the Project Area for the recovery of Minerals;

(c)	acquire, construct and operate facilities and equipment for the mining and treatment of Minerals and the delivery of Product to the Participants at the Delivery Point; and

(d)	undertake and perform all such other acts, matters and things as may be incidental to the foregoing, including Rehabilitation of the Project Area and Mine Closure.

The Joint Venture will conduct Operations under the name ‘Gruyere Project Joint Venture’.

2.2	Interests

The Interests of the Participants will be as follows, or such other percentages as may from time to time result from any sale, assignment, transfer or disposal of, or the acquisition of, the whole or any part of a Participant’s Interest in accordance with this document:

GOR	50%

GFA	50%

2.3	Tenants in common

(a)	The Joint Venture Assets will be beneficially owned by the Participants as tenants in common in proportion to their respective Interests notwithstanding that the legal title may be held by one or some only of the Participants or the Manager.

(b)	Any Participant or the Manager which holds the legal title to any Joint Venture Asset holds such Joint Venture Asset as agent for the Participants in proportion to their respective Interests.

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2.4	No partition

Each Participant waives its rights to partition of the Joint Venture Assets and, to that end, agrees that it will not seek or be entitled to partition of any Joint Venture Asset, whether by way of physical partition, judicial sale or otherwise, until after termination of the Joint Venture.

2.5	Rights and obligations several

The rights and obligations of each Participant in respect of the Joint Venture will be in every case several and will not be, or be construed to be, either joint or joint and several.

2.6	No partnership

Nothing contained in a Joint Venture Document will be deemed to constitute a Participant the partner of any other Participant.

2.7	No agency

Except as otherwise specifically provided in a Joint Venture Document, a Participant will not have any authority to act for, or to assume any obligation or responsibility on behalf of, any other Participant or the Joint Venture.

2.8	Mutual indemnity

Each Participant will indemnify and keep indemnified each of the other Participants and each director, officer, employee and representative of such other Participants from and against any and all losses, claims, damages and liabilities arising out of any act of, or any purported assumption of any obligation or responsibility by, such indemnifying Participant or any of its directors, officers, employees or representatives, done or undertaken, or purportedly done or undertaken, on behalf of such indemnified parties in connection with the Joint Venture and not authorised under any Joint Venture Document.

2.9	Indemnity against additional Costs

If at any time a Participant becomes liable as a Participant to any Third Party to an extent greater than it is for the time being liable to contribute to Costs for any obligation incurred in accordance with this document, the other Participants will indemnify and account to that Participant such that all Participants will share such liability severally in the proportion that they are for the time being liable to contribute to Costs.

2.10	Mutual obligations

Each Participant will perform, observe and fulfil each and every one of its obligations under or arising out of each of the Joint Venture Documents.

2.11	Protection of Titles

A Participant will not knowingly do or omit to do, and will at all times take proper care to ensure that it does not do or omit to do, any act, deed, matter or thing which may place any Title at risk of being cancelled, forfeited, lost, refused, surrendered, or which may otherwise jeopardise any Title in any way.

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2.12	Maintain Titles

Unless otherwise determined by a Special Majority Decision of the Management Committee, the Titles will be maintained in force and renewed during the Term, and each Participant will take all action necessary on its part to maintain and renew the Titles.

2.13	Entitlement to Product

(a)	The Manager must deliver each Participant’s Interest share of Products to the Participant at the Delivery Point and, if separately delivered, by use of equipment and techniques which are specifically designed and intended not to favour any one Participant over another.

(b)	Title to, and the risk of loss of, or damage to, the Products passes to the relevant Participant at the Delivery Point.

(c)	Each Participant has the right and obligation in the ordinary course of business to take in kind and separately sell and dispose of its Interest share of Products free of any encumbrance on delivery to it. Any extra expenditure incurred in the separate taking and disposition by a Participant of its Interest share of Products beyond the Delivery Point, including all royalties, taxes, costs and expenses, must be borne by such Participant.

(d)	If a Participant fails to take its Interest share of Products within 14 days after receiving notice from the Manager requiring the Participant to take delivery, the right of the Participant to take in kind and separately sell and dispose of its Interest share of Products in the ordinary course of business is terminated, and the Manager may sell those Products as agent for the relevant Participant not less than the available arm’s length market value (as determined by the Manager acting reasonably) for those Products. The Manager must account to the Participant for the proceeds of any such sale after first deducting its reasonable expenses (including Third Party costs) and additional storage costs incurred in the sale.

(e)	Nothing in this document provides for any joint or cooperative marketing or selling of Products by the Participants or, except with the prior approval by Special Majority Decision, the processing of Minerals owned by any Third Party at any JV Treatment Plant.

(f)	For clarification, but subject always to the terms of this document, any Participant may mine or process products produced from sources outside the Project Area and market those products in competition with Products produced from within the Project Area and in competition with any other Participant.

2.14	Intellectual Property

(a)

Each Participant grants to each other Participant and the Manager a non-exclusive royalty free perpetual licence to use that Participant’s Intellectual Property for the purposes of the conduct of Operations. Each Participant retains all right, title and interest in, and to, such Intellectual

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Property, irrespective of any disclosure of such Intellectual Property (including to the Manager).

(b)	The licence under clause 2.14(a) survives the withdrawal of the licensing Participant from the Joint Venture and the assignment by a licensing Participant of its Interest.

(c)	For so long as GFA is a Participant holding an Interest of 50% or more GFA must cause its Affiliate which owns or has a licence to use the High Res Tool to make that tool and a suitable operator available for use in relation to the Operations on the following basis:

(i)	it will be used for the purposes of the Operations only;

(ii)	it will be made available for use free of charge but the costs of the operator will be Costs and paid by the Participants in accordance with this document;

(iii)	it will be used at such times and duration as agreed between GFA (acting reasonably) and the Manager or, if exploration is delegated to GOR under clause 6.5(b), GOR; and

(iv)	the data generated from the use of the Tool will be Mining Information but GFA and its Affiliates will retain all intellectual property rights whatsoever in relation to the High Res Tool.

2.15	No restriction on other business

Subject to clause 2.16, nothing in this document will be deemed to restrict in any way the freedom of any Participant to conduct as it sees fit any other business or activity of any kind, including the development or application of any process and the exploration for, or the development, mining, extraction, production, handling, processing, transportation or marketing of, any ore, Mineral or other production for any purposes, whether in the State or elsewhere, without any accountability to the other Participants.

2.16	Rights to future titles in certain circumstances

(a)	If at any time a Participant (or any Affiliate of the Participant or any person or entity for or on its behalf) (Proposing Participant) intends, whether alone or together with any other person, to apply for any mining tenements under the Act including prospecting licences, exploration licences, retention licences, mining leases, general purpose leases or a miscellaneous licence or other tenement under the Act (New Permit), being a mining tenement all or part of which relates to an area outside the external boundaries of the Titles but within the Area of Interest, then the Proposing Participant must:

(i)	notify the Manager and the other Participants of the Proposing Participant’s intention to apply for the New Permit;

(ii)	request the Manager to convene a meeting of the Management Committee for the purpose of considering whether or not the New Permit should be applied for by or on behalf of all of the Participants for the purposes of the Joint Venture; and

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(iii)	if the Management Committee resolves that the New Permit should be applied for by or on behalf of all of the Participants for the purposes of the Joint Venture, ensure that the New Permit is applied for by or on behalf of all of the Participants.

(b)	For the avoidance of doubt:

(i)	if the Management Committee resolves that the New Permit should be applied for by or on behalf of all of the Participants for the purposes of the Joint Venture, the New Permit will become a Title and will be governed by the terms of this document;

(ii)	if the Management Committee does not resolve that the New Permit should be applied for by or on behalf of all of the Participants for the purposes of the Joint Venture, then:

(A)	the Proposing Participant will be free to apply for and obtain the New Permit;

(B)	the New Permit will not become a Title; and

(C)	the New Permit will not be governed by the terms of this document;

(iii)	the Proposing Participant will not be entitled to vote in relation to the resolution as to whether or not the New Permit should be applied for by or on behalf of all of the Participants for the purposes of the Joint Venture; and

(iv)	once a notice has been given under clause 2.16(a), no other Participants or their Affiliates (including GOR or its Affiliates) may, whether alone or together with any other person, apply for any mining tenements under the Act in respect of all or part of the area of the proposed New Permit until the expiry of 1 month after the Management Committee’s resolution under clause 2.16(b)(i) or 2.16(b)(ii), and, if it applies to them, without complying with this clause.

(c)	This clause 2.16 (other than clause 2.16(b)(iv)) does not apply in respect of any New Permit applied for or acquired by GOR or any of its Affiliates.

(d)	This clause 2.16 does not apply in respect of any New Permit applied for or acquired by a Participant for the purpose of the Joint Venture, applied for or acquired in accordance with the Regional Co-operation Arrangement, or applied for or acquired jointly with all the other Participants.

(e)	This clause 2.16 does not apply in respect of an interest in any tenements outside the Area of Interest.

2.17	Area of Interest

(a)	Subject to this clause 2.17, if, at any time, a Participant (or any Affiliate of the Participant or any person or entity for or on its behalf) (Proposing Participant), whether alone or together with any other person:

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(i)	applies for any tenement under the Act, or acquires a tenement or an interest in a tenement under the Act (New Title) in respect of an area; or

(ii)	acquires any land or interest in land (New Land),

located, wholly or partly, within the Area of Interest, then the Proposing Participant will:

(iii)	hold the New Title or New Land on trust for each Participant in proportion to their respective Interests;

(iv)	must, if the New Title or New Land is beneficially owned by the Proposing Participant or an Affiliate, transfer, or ensure its Affiliate transfers, free from any Security Interest, the beneficial interest in the New Title or New Land to the Participants, for a purchase price of $1.00, so that the New Title or New Land will be beneficially owned by the Participants as tenants in common in proportion to their respective Interests;

(v)	must, if legal title to the New Title or New Land is held by the Proposing Participant or an Affiliate, transfer, or ensure its Affiliate transfers, free from any Security Interest, legal title to the New Title or New Land to the Participants, for a purchase price of $1.00, so that the legal title to the New Title or New Land is held by the Participants as tenants in common in proportion to their respective Interests; and

(vi)	is solely responsible for, and must pay, all legal and other costs and expenses (including any duty) in connection with any transfer to the Participants under this clause 2.17 and must obtain all Third Party or Governmental Agency approvals required to effect any such transfer (and the other Participant will cooperate with such approval applications but at the Proposing Participant’s cost).

(b)	Any New Title or New Land will be a Title (in the case of a New Title) and a Joint Venture Asset and will be governed by the terms of this document.

(c)	Where a New Title or New Land (regardless of whether it is located wholly or partially within or outside the Area of Interest) is acquired either:

(i)	by the Manager for the Joint Venture;

(ii)	by a Participant for the Joint Venture at the written request of the Manager;

(iii)	by a Participant with the agreement of the other Participants; or

(iv)	in accordance with clause 2.16(a)(iii),

clause 2.17(a) will not apply to such acquisition, and instead the costs and expenses of such acquisition (including any duty) will be Costs and paid by the Participants in accordance with this document.

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(d)	This clause 2.17 does not apply in respect of any New Title or New Land applied for or acquired by GOR or any of its Affiliates.

(e)	This clause 2.17 does not restrict any acquisition, whether directly or indirectly, of:

(i)	any interests in any of the South Yamarna Tenements or the North Yamarna Tenements (whether in whole or in part) from GOR or any of its Affiliates (without limiting clauses 12.5 to 12.7);

(ii)	any interests in any of the South Yamarna Tenements from Sumitomo or any of its or GOR’s assignees from time to time provided that GFA acknowledges that there may be a pre-emptive right or similar type of process in favour of GOR that the assignee will have to comply with before assigning any interest to GFA; or

(iii)	an interest in any tenements outside the Area of Interest.

2.18	GOR Exploration Assets

(a)	The Participants acknowledge and agree that the GOR Exploration Assets do not form part of the Joint Venture Assets.

(b)	GOR’s rights to access the GOR Exploration Assets located on the Project Area are set out in the Regional Cooperation Arrangement.

2.19	Pastoral Lease

(a)	GOR, solely in its capacity as owner and occupier of the Pastoral Lease, (in this clause called Pastoralist):

(i)	subject to clauses 2.19(c) and 2.19(f), irrevocably waives any rights that it may have to compensation including under Part VII of the Act and fully releases the Participants and the Manager from any such claims for compensation; and

(ii)	irrevocably consents to the Participants and the Manager conducting Operations on the areas referred to in section 20(5) of the Act including in the top 30 metres of the land the subject of the Titles.

(b)	The Pastoralist must not sell, assign, transfer, part with possession of, grant any rights (including rights of occupation) or Security Interest over or otherwise deal with all or part of the Pastoral Lease to or in favour of any person (including any Affiliate of GOR) without first:

(i)	complying with clause 2.19(m), where applicable; and

(ii)	having that person enter into a deed with the Participants and the Manager under which they agree to the same terms as are set out in this clause 2.19.

(c)

The Manager will make good and repair any damage to fences or other improvements existing on the Pastoral Lease as at the date of this document (or otherwise constructed on the Project Area with the consent of the Manager (acting reasonably)) to the extent such damage is caused in the conduct of the Operations or in relation to the presence on

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the Project Area of the Manager, its personnel or contractors or the Participants. Such making good and repair is only to the same condition that the fence or other improvement was in prior to such damage.

(d)	The Participants and Manager will comply with all applicable Laws with regard to any requirement for, and the conduct of, remediation of work to be carried out by or on behalf of the Manager or the Participants on the Project Areas the subject of the Pastoral Lease.

(e)	The Manager will take all necessary and reasonable steps in accordance with Good Australian Mining Practice to prevent injury to people and animals located on the Pastoral Lease including fencing off holes and pits and operations.

(f)	The Participants and Manager will indemnify the Pastoralist and its Affiliates and each director, officer, employee or agent of them against:

(i)	any Third Party claims for death or injury to the extent that they are caused or contributed to by the Operations or in relation to the presence on the Project Area of the Manager, its personnel or contractors or the Participants; and

(ii)	any damage to fences or other improvements existing on the Pastoral Lease as at the date of this document (or otherwise constructed on the Project Area with the consent of the Manager (acting reasonably)) to the extent such damage is caused in the conduct of the Operations or in relation to the presence on the Project Area of the Manager, its personnel or contractors or the Participants and is not made good under clause 2.19(c).

(g)	The Manager and the Participants must not do or cause to be done, or omit to do (in the conduct of the Operations), anything which will, or is reasonably likely to, put the Pastoral Lease at risk of cancellation, termination or forfeiture.

(h)	The Pastoralist will not conduct any pastoral activities pursuant to the Pastoral Lease on the Development Area or, to the extent it is not within the Development Area, Mining Lease 38/1267 or conduct any such activities elsewhere on the Pastoral Lease that will prevent or materially interfere with the Operations (including by delay).

(i)	The Pastoralist will comply with all Laws applicable to pastoral activities on the Pastoral Lease which require the conduct of remediation of work to be carried out on the Pastoral Lease.

(j)	The Pastoralist must not do or cause to be done, or omit to do in the conduct of its pastoral activities, anything which would constitute Wilful Misconduct or Gross Negligence by it in the conduct of its pastoral activities and which will, or is reasonably likely to, put the Titles at risk of cancellation, termination or forfeiture.

(k)

The Pastoralist will indemnify the Participants and Manager and their Affiliates and each director, officer, employee or agent of them against any Third Party claims for death, injury or property damage to the extent

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that they are caused or contributed to by the pastoral activities conducted on the Pastoral Lease and arise from conduct which would constitute Wilful Misconduct or Gross Negligence by the Pastoralist.

(l)	For the avoidance of doubt and without limiting clause 5.10, the costs, expenses and Liabilities incurred by the Participants or the Manager in complying with this clause will be Costs and paid by the Participants subject to and in accordance with this document.

(m)	The Pastoralist grants the Manager as agent of the Participants the following right of first refusal:

(i)	If any other party has rights of first refusal (or similar right) in relation to any the Pastoral Lease under a native title agreement entered into prior to the Effective Date, or subsequently with the approval of the Management Committee, this right of first refusal applies only to the extent that the Pastoral Lease is not acquired under those agreements.

(ii)	The Pastoralist may not sell, assign, transfer or otherwise dispose of an interest in the Pastoral Lease to a Third Party unless it has first been offered for sale to the Manager, as agent of the Participants, free of any Security Interests other than any legal or contractual obligations which are to run with title to the Pastoral Lease (including contractual rights for the purpose of enabling access to areas outside of the Project Area) for the reasonable market value by agreement between the Management Committee and the Pastoralist or failing agreement within 10 Business Days by an Expert under clause 21.

(iii)	The offer must be made in writing and must contain a condition to the effect that the sale is conditional upon the Participants obtaining all necessary governmental consents and approvals.

(iv)	The offer will stand open for acceptance by the Manager by written notice to the Pastoralist for 30 Business Days after receipt of the offer from the Pastoralist. The Manager will be entitled to accept the offer only if the Management Committee so resolves.

(v)	If the Manager accepts the offer within that time then completion of the sale will occur 5 Business Days after the Participants obtain all necessary governmental consents and approvals. At completion the Pastoralist will deliver and do all things reasonably necessary to transfer the Pastoral Lease to the Manager in exchange for the relevant consideration. The Manager must prepare all of the necessary documents and bear all of its costs required to effect such transfer.

(vi)

If the Manager does not accept the offer within that time then the Pastoralist may proceed with the sale, assignment, transfer or other disposal of the Pastoral Lease to a Third Party within in 6 months of the offer made under this clause to the Manager, provided that the terms of such sale, assignment, transfer or other

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disposal of the Pastoral Lease is on terms no more favourable to the Third Party than those offered to the Manager under this clause.

(n)	For the avoidance of doubt, this clause 2.19 does not prevent the Pastoralist:

(i)	from assigning an interest in all or any part of the Pastoral Lease to an Affiliate provided the assignee complies with clause 2.19(b);

(ii)	from granting a Security Interest over all or part of the Pastoral Lease in favour of a person (Chargee) provided the Chargee enters into a deed of assumption under which it agrees that any enforcement of that Security Interest will be subject to compliance with the provisions of this clause 2.19; or

(iii)	in a capacity other than Pastoralist and whether through one or more Affiliates, conducting mining, mineral processing or exploration activities either inside the Project Area in accordance with this document or outside the Project Area.

3	Term and termination

3.1	Effective Date

This document will take effect on and from the Effective Date and, subject to the provisions of this document, will remain in full force and effect until all the Joint Venture Assets have been realised upon termination of the Joint Venture and a final settlement made between the Participants.

3.2	Term of Joint Venture

The Joint Venture will commence on the Effective Date and, subject to the provisions of this document, will continue until completion of the winding up of all Operations after the first to occur of:

(a)	the Participants agreeing to terminate the Joint Venture;

(b)	the Management Committee by a Special Majority Decision determining:

(i)	that there are no economically recoverable reserves of Minerals in the Project Area and that the Titles should be surrendered; or

(ii)	that all the reserves of economically recoverable Minerals in the Project Area have been recovered; or

(c)	the Participants ceasing to hold and an interest in the Titles.

3.3	Disposal of Joint Venture Assets upon termination

(a)	Upon the occurrence of a termination event under clause 3.2, the Manager must commence winding up the Operations including:

(i)	satisfying all Rehabilitation Obligations and Mine Closure Obligations;

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(ii)	surrendering the Titles and/or the realising the Joint Venture Assets in accordance with such instructions (if any) as the Manager may receive from the Management Committee; and

(iii)	otherwise complying with the Approved Closure Plan.

(b)	The net proceeds of realisation of the Joint Venture Assets after satisfying all Rehabilitation Obligations and Mine Closure Obligations will be distributed to the Participants in proportion to their respective Interests.

(c)	For the avoidance of doubt, all costs and expenses incurred by the Manager as a result of the termination of the Joint Venture will be Costs and will be paid by the Participants in proportion to their respective Interests.

3.4	Certain obligations continue beyond termination

Upon termination of this document for any reason, all rights and obligations of the parties cease, other than:

(a)	the obligation to pay any actual or contingent liabilities relating to Operations, including the cost of all Rehabilitation Obligations and Mine Closure Obligations and any severance, sickness and other employee benefit costs incurred or imposed in connection with Operations, or otherwise arising from this document, that have not been discharged as at the date of termination; and

(b)	any other obligations expressed to survive termination.

4	Management Committee

4.1	Establishment of Management Committee

(a)	The Participants will, on or as soon as reasonably practicable after the Effective Date, establish a Management Committee in accordance with this clause 4.

(b)	The Management Committee is empowered to make all decisions in relation to matters within the scope of the Joint Venture, other than:

(i)	matters expressly reserved by this document for the Participants’ determination, decision, approval or consent; or

(ii)	matters which have been delegated in accordance with this document to a Participant or the Manager.

4.2	Composition of Management Committee

(a)	Each Participant will be entitled to appoint Representatives on the Management Committee as follows:

(i)	a Participant with an Interest of 10% or greater, but less than 25%, may appoint one Representative;

(ii)	a Participant with an Interest of 25% or greater, but less than 50%, may appoint two Representatives; and

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(iii)	a Participant with an Interest of 50% or greater may appoint three Representatives.

(b)	Each Participant may also appoint an alternate for each of its Representatives who will be entitled to attend and vote at meetings of the Management Committee in which the relevant Representative does not participate.

(c)	Each Participant will appoint its Representatives and alternate (if any) by notice in writing to the Manager and the other Participants.

(d)	A Participant may replace its Representative or alternate, or revoke any such appointment, at any time by giving notice in writing to the Manager and the other Participants. The relevant appointment or removal will take effect immediately on receipt of that notice.

(e)	A Participant whose Interest falls below 10% will cease to have any right to appoint Representatives to the Management Committee, and any such appointments will cease to have effect immediately upon its Interest falling below 10%.

4.3	Meetings

(a)	Meetings of the Management Committee will:

(i)	be held at the Manager’s office in Perth or at such other place in Perth as the Management Committee may from time to time determine; and

(ii)	be held at least once in each Quarter or at such other intervals as the Management Committee may determine.

(b)	In addition, the Manager may at any time, and will within five Business Days of being requested to do so by a Participant or Participants who, in aggregate, hold an Interest of 25% or more, convene a meeting of the Management Committee. Any request by a Participant or Participants for a meeting to be convened must set out the matters to be considered at the meeting.

(c)	Each Participant will bear the travel and other expenses of its Representative attending meetings.

(d)	Meetings of the Management Committee may be held in person or by telephone, video conference or other means of instantaneous communication.

(e)	Each Participant will ensure its Representatives convene and attend meetings expeditiously to ensure the continuity of the Operations.

4.4	Notice of meetings

(a)

The Manager will give to each Participant at least 10 Business Days’ notice of each meeting of the Management Committee (or two Business Days’ for a reconvened meeting), which notice must outline the business to be conducted at the meeting. Such notice will not be required where

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the Representative of each Participant agrees to waive notice of the meeting.

(b)	Business not mentioned in a notice of meeting will not be dealt with at the meeting unless all Representatives (not just those present at the meeting) unanimously agree.

4.5	Quorum

(a)	The quorum for a meeting of the Management Committee will be at least one Representative of each Participant entitled to vote.

(b)	If a quorum is not present within one hour after the time appointed for the meeting:

(i)	the meeting will stand adjourned to the same hour on the next Business Day at the same venue; and

(ii)	the Manager will endeavour to contact the Representatives who were not present at the first meeting to advise them of the adjourned meeting.

(c)	The quorum at an adjourned meeting will be those Representatives of a Participant present at the adjourned meeting.

4.6	Chairman

(a)	The chairman at meetings of the Management Committee (Chairman) will be selected by the Participant with the largest Interest from the Representatives of that Participant.

(b)	If two or more Participants have equal Interests and are the largest Interest holders, then the Chairman will be selected by those Participants (from their appointed Representatives) respectively on a 12 monthly rotating basis.

(c)	As GOR and GFA will, at least initially, have equal Interests and the only Interests, on and from the Effective Date for the first 12 month period the Chairman will be a Representative of GOR selected by GOR. After that period, the Chairman will be selected by those Participants (from their appointed Representatives) on a 12 monthly rotating basis.

(d)	The Chairman will not have a casting vote.

4.7	Voting rights

(a)	The Representatives of a Participant present and entitled to vote at any meeting of the Management Committee will have between them that number of votes which is equal to the Interest of the Participant who appointed those Representatives. By way of example, the Representatives of a Participant whose Interest is 51.6% will have between them 51.6 votes.

(b)	A Representative may attend and vote on a matter at a meeting of the Management Committee notwithstanding there is a conflict of interest in respect of that matter with the Participant appointing that Representative. However at the start of the relevant meeting before the vote is taken the

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existence of this conflict of interest must be declared if not already known by the other Participants.

(c)	A Representative who decides (at his or her election) to withdraw from a meeting of the Management Committee due to a conflict will be treated as not being entitled to and vote at that meeting and will not result in the meeting lacking quorum.

4.8	Ordinary Decisions

Subject to clause 4.9, decisions at any meeting of the Management Committee will be made by the affirmative vote of one or more Representatives present and entitled to vote at the meeting having more than 50% of the total votes of all Representatives present and entitled to vote.

4.9	Special Majority Decisions

Decisions taken by the Management Committee with respect to the matters set out in schedule 4 will require the affirmative vote of Representatives of those Participants entitled to vote at the meeting having 76% or more of the total Interests.

4.10	Advisers

A Participant may arrange at its own expense for consultants or other technical personnel (Advisers) and up to two other persons (Observers) to be present at meetings of the Management Committee to assist its Representative, or in the case of the Observers to observe but not participate in the meeting, provided that:

(a)	the Participant must ensure that each Adviser and Observer is under a duty of confidentiality in relation to all information and materials to which the Adviser or Observer gains access as a consequence of the Adviser or Observer being present at a meeting of the Management Committee; and

(b)	a Participant must inform the other Participants of its intention to have an Adviser or Observer attend a meeting of the Management Committee on behalf of the Participant at least two Business Days before the meeting (and such notice must include the name and origin of each Adviser and Observer).

4.11	Authority of Representative

Each Representative will have full power and authority to represent the Participant who appointed the Representative in all matters within the powers of the Management Committee and all acts done by the Representative under this authority will be deemed to be the act of the Participant who appointed the Representative.

4.12	Resolution without meeting

(a)	A resolution of the Management Committee which is signed by a Representative of each Participant who is entitled to vote (Circular Resolution) will be as valid and effective as if it had been passed at a meeting of the Management Committee properly convened and held.

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(b)	A Circular Resolution may consist of one or more documents in identical terms, signed by the Representative of each Participant.

4.13	Manager’s delegate

(a)	The Manager will by notice in writing to the Participants designate a delegate to the Management Committee.

(b)	The Manager may change its delegate at any time by giving notice in writing to the Participants.

(c)	The Manager will cause its delegate, who may be accompanied by advisers, to be present at each meeting of the Management Committee. Such delegate and advisers will have no voting rights and the Manager must ensure that its delegate and each adviser is under a duty of confidentiality in relation to all information and materials to which the delegate or the adviser gains access as a consequence of the adviser or delegate being present at a meeting of the Management Committee.

(d)	For the avoidance of doubt, where the Manager is also a Participant, the Manager must (in its capacity as a Participant) appoint at least one Representative to the Management Committee in accordance with clause 4.2(a), and will also (in its capacity as Manager) designate a delegate to the Management Committee in accordance with clause 4.13(a). The Representative appointed under clause 4.2(a) and the delegate appointed under clause 4.13(a) cannot be the same person.

(e)	The Manager’s delegate is not entitled to vote at meetings of the Management Committee.

4.14	Minutes

(a)	The Manager must arrange for minutes of each Management Committee meeting to be taken. The Manager’s costs and expenses in providing this service will be included in Costs.

(b)	A copy of the minutes of each Management Committee meeting must be given to each Participant as soon as practicable, but no later than 14 days after each meeting.

(c)	If a Participant wishes to make any comments in respect of the minutes, it must do so within 21 days after receiving the minutes by providing a notice to the Manager.

(d)	The minutes of a Management Committee meeting will be considered and approved (with or without amendments) at the next meeting of the Management Committee, and are to be signed by the Chairman of the relevant Management Committee meeting and are then conclusive evidence of the proceedings and decisions of the meeting to which they relate.

4.15	Sub-committees

(a)	The Management Committee may establish one or more sub-committees to consider and make recommendations or, if the Management

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Committee unanimously and expressly confers such a power, decisions on such matters as the Management Committee may from time to time refer to any such sub-committee.

(b)	Each Participant will be entitled, but will not be obliged, to be represented on each sub-committee.

(c)	The Participant who has nominated the Chairman of the Management Committee will appoint the chairman of any sub-committee.

4.16	Project Steering Committee and Technical Committee

(a)	Without limiting clause 4.15 the Participants must cause there to be formed through the nomination by each Participant of two or more representatives (who may be different from the Representatives of the Participants to the Management Committee) two subcommittees of the Management Committee which will be convened on a monthly basis for the following periods:

(i)	during development until Completion of Project Development, a project steering committee; and

(ii)	on and from the date of Completion of Project Development and during operation of the processing and production phase, a technical committee.

(b)	Each committee shall meet at least monthly and shall fulfil an advisory function to the Management Committee providing reports as to the progress of and any issues in each of the development phase, and after Completion of Project Development, the continuing operation phase.

(c)	Meetings of each of the project steering and technical committees will be held and otherwise conducted as for meetings of the Management Committee.

(d)	Each Participant must bear the costs of travel to and attendance of its representatives on each committee.

(e)	Each committee shall have an advisory only role, and no determination of either committee shall be binding on either the Participants or the Manager unless the Management Committee resolves by Special Majority Decision that the committee determination should be binding.

4.17	Services

The Management Committee may:

(a)	require the Manager to provide it with such services as the Management Committee may request; and

(b)	engage advisers and consultants as required,

and all expenses incurred in connection with the exercise of this power will be regarded as Costs and may be paid by the Manager accordingly even if not included in an Approved Budget.

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4.18	Recommendations and decisions of sub-committees

Recommendations and (where applicable) decisions of any sub-committee of the Management Committee (including the project steering committee and the technical committee) will be by unanimous vote. If unanimity cannot be achieved on any matter, such inability and the reasons for that will be reported to the Management Committee.

5	Manager

5.1	Appointment of Manager

(a)	The Participants appoint GOR as the manager of the Joint Venture and the Operations for the Transition Period, and GOR accepts that appointment upon and subject to the terms and conditions contained in this document.

(b)	During the Transition Period:

(i)	GOR will allow GFA, GMPL and their officers and employees reasonable access to the Joint Venture Assets and the senior management of GOR, on reasonable notice and at reasonable times to the extent required to enable GMPL to become familiar with, and prepare for its assumption of the management of, the Operations as quickly as practicable after the Effective Date; and

(ii)	GFA and GMPL will take all reasonable steps to be in a position to demonstrate promptly after the Effective Date a sufficient understanding of the details of status of Operations and the Initial Development Plan and Budget to take over management of the Operations without material disruption to the Implementation Schedule.

(c)	Upon expiration of the Transition Period, GFAM will be appointed and will replace GOR as the Manager and GFAM accepts such appointment.

(d)	The Participants and GOR as Manager must do all things reasonably within their power to facilitate the change in Manager at the end of the Transition Period in as orderly a manner as possible including complying with clause 5.7 as if GOR had resigned as Manager.

5.2	Resignation

The Manager may resign as manager at any time by giving not less than 60 days prior written notice to that effect to the Participants.

5.3	Removal of Manager

(a)	The Manager will be deemed to have resigned if any one or more of the following events occurs and a Participant gives notice to the Manager requiring it to resign:

(i)	an Event of Default occurs with respect to any Participant which is the Manager or which is an Affiliate of the Manager and the Event of Default has not been remedied and the Non-Defaulting

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Participants resolve by Special Majority Decision to require the Manager to resign;

(ii)	an Insolvency Event occurs with respect to the Manager or a Holding Company of the Manager;

(iii)	the Manager defaults in some material respect in the due performance and observance of any of its obligations as Manager under this document and such default is not remedied, or the Manager does not devise and implement with all diligence a cure plan, within a reasonable period determined by the Participants (acting reasonably) being at least 90 days after the Manager receives a notice in writing from any Participant requiring such default to be rectified;

(iv)	the Manager assigns or purports to assign, all or any of its rights and obligations as Manager under this document otherwise than to a new Manager in accordance with this clause 5

(v)	180 days after neither the Manager nor any of its Affiliates hold in aggregate at least a 50% Interest, where, at the date of appointment of the Manager, the Manager or its Affiliates held such an Interest; or

(vi)	the Management Committee determines by Special Majority Decision that, for any reason, the Manager should be replaced.

(b)	Any resignation of the Manager under this clause will take effect on the date the Manager receives the notice requiring its resignation under clause 5.3(a). Such resignation does not prevent the Manager from recovering Costs incurred up to that date from the Participants, as well as other unavoidable, pre-committed or existing Costs incurred after that date.

(c)	For the avoidance of doubt, where a resolution is put to the Management Committee to require the Manager’s resignation under clause 5.3(a) (other than clause 5.3(a)(i)) a Participant who is the Manager or an Affiliate of the Manager will be entitled to vote in relation to that resolution.

5.4	Removal on withdrawal from Joint Venture

(a)	The Manager will be deemed to have resigned as the Manager if:

(i)	the Manager is a Participant or an Affiliate of a Participant; and

(ii)	that Participant transfers the whole of its Interest to another Participant or to a Third Party other than in accordance with clause 5.5.

(b)	Any resignation of the Manager under this clause will take effect on the effective date of such Participant’s withdrawal from the Joint Venture.

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5.5	Assignment of Management Right with Interest

(a)	The Manager may assign all or any of its rights and obligations as Manager under this document together with the transfer of all or part of its (or its Affiliate’s) Interest provided that:

(i)	the assignee of the Interest will hold, after the transfer, an Interest of over 50% and the rights and obligations to act as Manager are assigned to the assignee or its Affiliate; or

(ii)	the assignee of the Interest will hold, after the transfer, an Interest of 50% and the rights and obligations to act as Manager are assigned to the assignee or its Affiliate and either:

(A)	the Manager can demonstrate to the reasonable satisfaction of the non-assigning Participants that the proposed new manager has the technical capability and experience to perform the obligations of the Manager under this document, including having managed at least one operation equivalent to that the subject of this document in a jurisdiction with a comparable operating culture to that of Australia. For the avoidance of doubt a comparable jurisdiction includes South Africa, Canada, USA, Great Britain and New Zealand; or

(B)	the new manager is a company or an Affiliate of a company which has been pre-approved by the non-assigning Participants under clause 5.5(b) or 5.5(c), in which case the new manager shall be deemed to satisfy clause 5.5(a)(ii)(A).

(b)	Subject to clauses 5.5(c) to 5.5(e), at any time, the Manager may seek pre-approval of a potential assignee (or a group of companies of which a potential assignee is or will be a member) of the rights and obligations as Manager under this document from the non-assigning Participants by providing the information reasonably required by the non-assigning Participants of the technical capability and experience of the proposed new manager and its Affiliates. The Participants, acting reasonably, must promptly approve or reject such request no later than 2 Business Days after receipt of such a written request and the required supporting information.

(c)	The parties agree that the companies listed in annexure G or any Affiliates of those companies are pre-approved for the purposes of this clause 5.5.

(d)	A pre-approval of a particular proposed assignee will be effective until the earlier of:

(i)	the date that is 6 months after written notice has been given by a Participant to the Manager to withdraw an approval, which notice may only be given if there is, or in a Participant’s opinion (acting

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reasonably) there is likely to be, a material adverse change in relation to an approved proposed assignee (or a group of companies of which a potential assignee is or will be a member);

(ii)	the date a Change in Control of the proposed assignee (or a group of companies of which a potential assignee is or will be a member) occurs or a transaction under which a Change of Control may occur is announced, except in the case where the acquiring entity is a company listed in annexure G or any Affiliates of such a company; and

(iii)	the date of an announcement of the disposal or proposed disposal of all or a substantial part of the gold mining operations of the group of companies of which the proposed assignee is a member,

such that the approved proposed assignee may no longer satisfy the requirements of clause 5.5(a)(ii)(A).

(e)	Any approval under this clause does not limit the rights of Participants under clause 14.3(b) nor the right of the Manager to seek the pre-approval of that potential assignee (or a group of companies of which a potential assignee is or will be a member) again or otherwise satisfy the requirements of clause 5.5(a)(ii) in respect of that potential assignee (or a group of companies of which a potential assignee is or will be a member).

5.6	Appointment of new Manager

If the Manager resigns or is deemed to have resigned under this clause 5:

(a)	the Manager’s appointment as the Manager will terminate on the effective date of such resignation or deemed resignation;

(b)	the Management Committee will meet as soon as reasonably practicable to approve, by Special Majority Decision, the appointment of a new Manager and the Participants will appoint the party so approved as the Manager on the terms and conditions contained in this document provided that if no new Manager can be appointed by such a vote then the Participant with the largest Interest (other than the removed or resigned Manager or its Affiliate) will be deemed to be the Manager. If there is more than one Participant with the largest Interest (excluding the removed or resigned Manager or its Affiliate), then those Participants will appoint the Manager and failing agreement the matter will be referred to an Expert to determine in accordance with clause 21; and

(c)	a Participant who is an Affiliate of, or is, the Manager who has resigned or is deemed to have resigned under clauses 5.3(a)(v) or 5.3(a)(vi) will be entitled to vote in relation to the appointment of a new Manager unless it or its Affiliate is a Defaulting Participant.

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5.7	Delivery of property on change of Manager

On the effective date of its resignation or deemed resignation, the Manager will:

(a)	deliver to its successor (or as the Participants may otherwise direct):

(i)	all Joint Venture Assets in its possession or under its control;

(ii)	transfer title to any Joint Venture Assets to its successor;

(iii)	transfer any Security Interest it holds over Joint Venture Assets to its successor;

(iv)	the Joint Venture Records and Accounts;

(v)	all Confidential Information;

(vi)	the results of all work undertaken by or for the Manager for the purposes of the Joint Venture, including all Mining Information and the results of any tests undertaken by or for the Manager; and

(vii)	all exploration, mining, engineering and other reports or studies prepared by or for the Manager;

(b)	deliver documents regarding the novation or assignment of the rights and liabilities of the Manager under any contract entered into in its capacity as Manager to the successor which takes effect on and from the effective date of the Manager’s resignation or deemed resignation, and where the novation or assignment of such a contract has not occurred by the effective date of the Manager’s resignation or deemed resignation, the Participants and the outgoing Manager must each continue to use all reasonable endeavours to procure the novation or assignment of the contract as soon as reasonably practicable;

(c)	to the maximum extent legally permissible, transfer any Government Authorisations that can be transferred in relation to the Joint Venture Assets and in respect of any Government Authorisations which cannot be transferred by the Manager to its successor, it must do all things reasonably necessary to assist the successor in applying for new Government Authorisations, and if requested by the successor, terminate, surrender or cancel those Government Authorisations once the successor has obtained the relevant Government Authorisation or to enable the successor to apply for a replacement authorisation; and

(d)	provide assistance to the Participants as requested, for up to 90 days and on a cost reimbursement basis, to allow the management, supervision and conduct of Operations to continue without interruption or adverse effect and to facilitate the orderly transfer of responsibility for and conduct of the Operations to its successor, and the outgoing Manager and the Participants must sign, and must ensure the replacement Manager signs, all documents necessary to effect the assignment to the replacement Manager of the rights and interests of the outgoing Manager under the Deed of Cross Security with effect as at the effective date of the appointment of the replacement Manager.

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5.8	Liability of Manager

The Manager, its directors, officers, employees and agents will not be responsible for any Liabilities suffered or incurred by any Participant arising out of or in the course of the discharge of its duties as Manager except:

(a)	where the Manager (or any person for whom the Manager is vicariously liable but subject to clause 5.11) has committed Gross Negligence or Wilful Misconduct; or

(b)	for those amounts which the Manager, if it is also a Participant, is liable to expend or contribute in the discharge of its obligations under this document other than in its capacity as Manager.

5.9	Indemnity for Manager by Participants

Each of the Participants, severally to the extent of its Interest, will at all times indemnify and keep indemnified the Manager against all Liabilities suffered or incurred by the Manager in relation to Operations other than where the Manager (or any person for whom the Manager is vicariously liable) has committed Gross Negligence or Wilful Misconduct.

5.10	Indemnity by Manager of Participants

The Manager (in its own right) will at all times indemnify and keep indemnified the Participants and their respective directors, officers, employees, agents and contractors (Participant Indemnified Persons) from and against all Liabilities suffered or incurred by the Participant Indemnified Persons in connection with its management of the Operations while it is Manager, including any personal injury, disease, illness or death, or physical loss of, or damage to, property of the Participant Indemnified Person or any third party, where the Manager (or any person for whom the Manager is vicariously liable but subject to clause 5.11) has committed Gross Negligence or Wilful Misconduct.

5.11	Liability for Exploration Manager as delegate

For the avoidance of doubt, the parties acknowledge and agree that:

(a)	the Participants approve the delegation under clause 6.5(b);

(b)	the Manager is not to be held to have committed Gross Negligence or Wilful Misconduct in relation to the acts or omissions of the Exploration Manager as its delegate under clause 6.5(b) (or any person for whom the Exploration Manager is vicariously liable).

5.12	No other roles by Manager

The Parties acknowledge and agree that GFAM has been incorporated to act as Manager under this document and for no other purpose. GFAM must not perform any other functions or carry on any other business while Manager.

6	Powers and Duties of Manager

6.1	Conduct of Operations

(a)	Subject to the terms and conditions of this document, and to such instructions as it may from time to time receive from the Management

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Committee, the Manager will, and is empowered to exercise all powers necessary to:

(i)	manage, supervise and conduct Operations on behalf of, and as agent for, the Participants; and

(ii)	implement the LOM Business Plan and exercise and discharge its powers and duties under this document in accordance with LOM Business Plan.

(b)	Without limiting the generality of the foregoing, the Manager will:

(i)	perform and attend to all acts, matters and things required of the Manager in accordance with the Joint Venture Documents;

(ii)	perform on behalf of the Participants their obligations under the Titles, and their obligations under any agreement entered into by the Participants (or by the Manager on behalf of the Participants) for the purposes of Operations including the Regional Co-operation Arrangement;

(iii)	pay:

(A)	all rentals and other charges payable under the Titles; and

(B)	all rates and taxes (other than taxes based upon or measured by income) payable on or assessed with respect to Operations or any Joint Venture Asset;

(iv)	generally do all things necessary to maintain the Titles in good standing;

(v)	prepare and file all reports and returns (except returns with respect to taxes based upon or measured by income) required by Law or by the Titles or any agreement with the State, the Commonwealth or other Government Agency with respect to Operations or the Joint Venture Assets;

(vi)	comply with all Laws applicable to Operations, including Laws pertaining to safety and environmental protection;

(vii)	comply with any decision or instruction of the Management Committee or the Participants made or given in accordance with this document;

(viii)	maintain the Project Facilities in good working order;

(ix)	without limiting the Regional Co-operation Arrangement, act as the Participant’s representative in respect of matters relating to Native Title Claims and Native Title Rights, negotiate agreements with persons holding Native Title Rights and with parties to Native Title Claims, provided that the Manager may not execute any such agreements, without the prior approval of the Management Committee by Special Majority Resolution;

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(x)	comply or procure compliance with all material contracts entered into by the Manager or the Participants in relation to the Operations (including any native title or heritage agreement) and ensure any proposed LOM Business Plans are prepared to ensure compliance with any requirements under those agreements;

(xi)	replace any Project Facilities as the Manager determines as necessary or desirable so that Operations may be safely, efficiently and lawfully conducted at all times;

(xii)	sell or otherwise dispose of any Project Facilities or supplies that may be worn out, surplus or no longer required for Operations provided that any contract or arrangement for sale of such assets which have a written down book value of:

(A)	more than $2.5 million but less than $7 million must be first approved by the Management Committee by an Ordinary Resolution; and

(B)	$7 million or more must be first approved by the Management Committee by a Special Majority Decision.

(xiii)	ensure that health, safety and environmental management systems are developed, implemented and maintained in respect of the Operations to the satisfaction of the Management Committee;

(xiv)	endeavour to ensure that contractors engaged for the Operations develop, implement and maintain health, safety and environmental management systems to standards that comply with health, safety and environment plans approved by the Management Committee;

(xv)	in the case of any emergency or accident, take such action as the Manager considers is necessary or advisable for the protection of life or the Joint Venture Assets;

(xvi)	acquire all materials, supplies, machinery, equipment and services necessary for the conduct of Operations;

(xvii)	subject to the requirements of schedule 4, engage (which may be by secondment), dismiss, supervise and control all management, technical and labour personnel necessary for the performance of its obligations under this document including determining the terms and conditions of such engagement and conducting all industrial relations;

(xviii)	arrange for the transportation, handling, loading, shipment, refining (in the case of Dorē) and delivery of Product to the Delivery Point;

(xix)	notify the Participants as soon as practicable after becoming aware of any event or circumstance of which it is aware which is likely to result in:

(A)	litigation, arbitration or similar proceedings;

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(B)	a material breach of any licence, authority, approval, direction, instrument or other similar matter;

(C)	a material breach of any applicable legal requirement; or

(D)	Force Majeure;

(xx)	subject to the requirements of schedule 4, institute, defend, compromise or settle any court or arbitration proceedings or insurance claims commenced or threatened by or against the Manager or a Participant affecting or relating to Operations or Joint Venture Assets, provided that unless otherwise instructed by a Participant, the Manager may conduct such proceedings or claims for and on behalf of and in the name of each Participant;

(xxi)	subject to the requirements of schedule 4, take forward cover for, or hedge, foreign currency obligations or pre-pay or take any other appropriate action to avoid currency losses, in each case in relation to Operations but in no circumstances is the Manager responsible for or entitled to any currency gains and losses, such losses and gains being borne by or credited to the Participants pro rata in proportion to their respective Interests;

(xxii)	carry out the Rehabilitation Obligations and Mine Closure Obligations and comply with the Approved Closure Plan;

(xxiii)	keep each of the Participants fully informed on all current material matters and developments arising out of Operations; and

(xxiv)	generally do all such acts and things as may be necessary or desirable for the efficient conduct of Operations, the protection of the Joint Venture Assets and the attainment of the objects of the Joint Venture.

(c)	Subject always to this document, the Manager has the power to enter into agreements and bind the Participants in the exercise of its duties in accordance with this document.

(d)	Each of the Participants irrevocably appoints the Manager to be its attorney and in its name and on its behalf to do everything that the Manager is required to do to comply with clause 6.1(b)(iv).

(e)	A Participant has the right to participate, at its own expense, in litigation or administrative proceedings initiated by the Manager on behalf of the Participants.

6.2	Funding of Manager

The performance by the Manager of its duties under this document will be subject to it receiving sufficient funds from each Participant in accordance with this document.

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6.3	Proper practices in Operations

The Manager will perform all of its duties under this document in a good, safe, workmanlike and commercially reasonable manner in accordance with Good Australian Mining Practice.

6.4	Independent status of Manager

(a)	The Manager will report to and be subject to the general supervision and direction of the Management Committee. Subject to that supervision, and to the terms of this document, the Manager will have the authority, discretions and powers of an independent contractor in its management, supervision and conduct of Operations.

(b)	The Manager may perform its obligations under this document itself or through its employees or such agents or contractors as it may decide. However, the use of an agent or contractor by the Manager in the performance of any of the duties of the Manager will not relieve the Manager of responsibility to the Participants for those duties.

6.5	Delegation

(a)	Subject to clause 6.5(b), the Manager may delegate its rights and obligations as Manager, provided that:

(i)	any delegation of the whole or a large part of its obligations requires the prior approval by Special Majority Decision of the Management Committee;

(ii)	it remains liable for any acts or omissions of its delegates as if they were the acts or omissions of the Manager;

(iii)	the Manager promptly informs the Management Committee of the identity of the delegate and the matter which has been delegated; and

(iv)	the delegation is at no additional cost to the Participants.

(b)	From the end of the Transition Period, the Manager delegates the planning and implementation of exploration over the Exploration Area to GOR on the terms set out in schedule 5 until that delegation is terminated in accordance with schedule 5:

(i)	on the basis that clause 5.11 applies to the delegation to GOR under schedule 5; and

(ii)	subject to clause 18.8,

and GOR accepts that delegation.

6.6	Manager’s custody of Joint Venture Assets

(a)	Subject to the provisions of this document, the Manager will have the custody and control of the Joint Venture Assets.

(b)	The Manager will hold any Joint Venture Asset which stands in its name as agent for the Participants in proportion to their respective Interests.

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(c)	Except:

(i)	where permitted by this document;

(ii)	with the prior approval of the Management Committee; or

(iii)	in the case of Permitted Security Interests,

the Manager must not mortgage, pledge, charge, encumber, sub-lease or otherwise dispose of or create any Security Interest or lien over or trust in respect of (or purport or attempt to do so) the Joint Venture Assets or any other real or personal property or money in which any Participant has an interest.

6.7	Key Appointments

(a)	The Participants agree that the Manager will appoint the persons selected and approved by the Management Committee by Special Majority Decision to the positions of:

(i)	General Manager, Gruyere Joint Venture to undertake the following tasks: assume responsibility for all operational aspects of the Gruyere Project, including working with the project steering committee and technical committee established under clause 4.16, and providing strategic and operational leadership in connection with the broader Operations. During development to Completion of Project Development, the key focus is to engage with the Manager and implement agreed systems in accordance with Good Australian Mining Practice ready to accept and operate the Project Facilities on and following Completion of Project Development; and

(ii)	Project Director, Gruyere to undertake the following tasks: assume responsibility for the management of lodgement and granting of statutory approvals, and construction, commissioning and handover of the Gruyere Project. The Project Director will also be responsible for working with the project steering committee established under clause 4.16 during development to Completion of Project Development. The Project Director is required to provide strategic leadership on the Gruyere Project and is responsible for meeting all of the required outcomes of Operations set by the Manager in accordance with Good Australian Mining Practice including safety, cost and scheduling,

(Key Personnel).

(b)	From the Effective Date the Participants agree that the initial Key Personnel will be:

(i)	Wayne Foote as General Manager, Gruyere Joint Venture; and

(ii)	Eng (Sim) Lau as Project Director, Gruyere Joint Venture,

and agree that after the Transition Period Wayne Foote will be seconded to the Manager on the terms of a secondment agreement to be agreed between GOR and the Participants.

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(c)	The Manager may, from time to time, acting reasonably and in good faith, terminate the employment or secondment of, or employ a new person in the position of, any Key Personnel (or any equivalent position) provided the Manager has, so far as the circumstances practically allow, first consulted with each Participant in connection with the matter. Any replacement of Key Personnel will require a Special Majority Decision of the Management Committee. However nothing in this document prevents the Manager from appointing a person to an ‘acting’ position whilst a replacement for the relevant Key Person is being identified and retained.

(d)	Pending any termination of employment or secondment of a Key Person (including any period of consultation with the Participants), the Manager (acting reasonably) may suspend the Key Personnel’s duties.

6.8	Secondees to manager

(a)	When GFAM is the Manager, it must permit GOR to second up to 6 specified employees to the Manager.

(b)	The costs of any secondment will form part of Costs, unless the Manager (acting reasonably) believes that the secondee’s skills and experience cannot be effectively utilised by the Manager, in which event the Manager and GOR will agree (acting reasonably) to an allocation of the costs associated with the secondee.

(c)	Nothing in this clause requires the Manager to engage any secondee, if the secondee has committed any serious or persistent breach of the reasonable rules and policies which apply generally to employees of the Manager or its Affiliates and which is appropriate to warrant the removal of the secondee from the Project Area.

6.9	Contracts with Affiliates of Manager

The Manager agrees that:

(a)	any agreements which are entered into by the Manager in the performance of its duties under this document with any of its Affiliates or with a Participant or any of its Affiliates will be on normal ‘arm’s length’ commercial terms consistent with the provisions of this clause;

(b)	the terms of such agreements will be no less commercially reasonable in the particular circumstances of such agreements than would have been the case had such agreements been entered into with third parties which are not Affiliates of the Manager or any Participant; and

(c)	any such agreements where the expected expenditure is worth more than $1,000,000 (annualised if applicable) will be submitted to the Management Committee for approval by Special Majority Decision before the Manager enters into them.

6.10	Contracts with third parties

(a)	Unless otherwise decided by the Management Committee, all contracts or other arrangements with Third Parties entered into by the Manager for

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the purposes of or in the course of Operations will be entered into by the Manager as agent for the Participants with the result that:

(i)	wherever possible, using the Manager’s reasonable endeavours, the Participants will be severally liable under such contracts and arrangements as principals in proportion to their respective Interests, and not jointly or jointly and severally liable; and

(ii)	in the event of any breach or default on the part of the Third Party under such contracts and arrangements, proceedings may be brought against such Third Party to recover each Participant’s loss.

(b)	Where, despite the Manager’s reasonable endeavours under clause 6.10(a)(i), the Participants are or become jointly or jointly and severally liable under a contract or other arrangement with a Third Party, the Participants agree that as between themselves, all liabilities under or in respect of any such contract will be borne by the Participants in proportion to their respective Interests, notwithstanding the terms of the contract.

(c)	The Manager must not enter into any contract, where:

(i)	it does not have sufficient approval to commit to the Operating Costs or Capital Cost in accordance with clauses 8.8 or 8.9;

(ii)	the expected expenditure would be worth greater than $2,500,000 (annualised if applicable) unless the contract has first been submitted to the Management Committee and approved by an Ordinary Resolution; or

(iii)	there is a multi-year expenditure commitment (whether by reason of minimum expenditure, take or pay, termination fees or inability to terminate the contract without a claim for damages) of at least $7,000,000 (annualised), unless the contract has first been submitted to the Management Committee and approved by a Supermajority Decision.

(d)	The Manager must not enter into any contract requiring a Special Majority Decision unless the contract has first been submitted to the Management Committee and approved by Special Majority Decision.

(e)	The Manager must, upon a request by any Participant, disclose to the Participants details and, if requested, copies of all contracts or other arrangements with third parties entered into by the Manager for the purposes of or in the course of Operations.

6.11	Gold Fields Pricing Advantage

(a)	During the Transition Period and while GFA or its Affiliate is the Manager, each of GFA, and GFAM while acting as Manager, must do all things which are reasonably necessary and within their power to ensure that the Joint Venture obtains the benefits of discounted or reduced prices or other preferential terms for the supply to the Joint Venture of goods or services which the Affiliates of GFA are able to negotiate as part of GFA and its Affiliates (Gold Fields Group) bulk purchasing and

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bulk ordering of goods and services across all the operations of the Gold Fields Group (Gold Fields Pricing Advantage).

(b)	GFAM must disclose to the Participants in respect of all goods and services to be purchased pursuant to an Approved Budget whether a Gold Fields Pricing Advantage may be available and the reasonable details in relation to those benefits:

(i)	upon request of any Participant; or

(ii)	in respect of a contract to which any of clause 6.9(c), 6.10(c)(ii) or 6.10(c)(iii) applies.

(c)	GOR may request each of GFA and GFAM to provide access to its auditors of such information and evidence as GOR or its auditors may reasonably require for the auditors to confirm compliance with clause 6.11(a) provided that an undertaking as to confidentiality by the auditor, in a form set out in annexure E, is first obtained.

(d)	It is acknowledged that obtaining the Gold Fields Pricing Advantage will not necessarily mean that the prices and/or terms for the supply of goods or services will be the same as those for other operations of GFA or its Affiliates as the pricing of goods and/or services will differ from site to site, due to the differing needs and circumstances of the particular sites or operations such as differences in specifications and scopes of work, transportation costs and site location.

6.12	No profit or loss by Manager

Unless otherwise agreed between the Manager and all of the Participants, the Manager will perform its duties under this document on a no profit or loss basis to the intent that:

(a)	the Manager will neither gain nor lose by performing its duties under this document;

(b)	the Manager will not be entitled to any fee margin or other remuneration from the Participants for the performance of its duties under this document;

(c)	all costs, expenses and liabilities of the Manager arising out of the proper performance by the Manager of its obligations under this document in accordance with the terms of this document will be Costs and will be borne by the Participants in proportion to their respective Interests; and

(d)

the Manager may charge an administrative or overhead fee to compensate the Manager for the reasonable indirect or overhead costs which it, or its Affiliates, incur in providing corporate administration and other services as Manager which are reasonably required for the efficient operation of the Joint Venture in accordance with this document (Overhead Charge) on a no profit or loss basis. The amount of the Overhead Charge will be the amount approved under the relevant Approved Budget and will be recoverable through the monthly Cash Calls up to the limit specified in the relevant Approved Budget. The reasonableness of the Overhead Charge will be reviewed annually by

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the Auditor under clause 11.1. If the Management Committee fail to agree the Overhead Charge the matter will be referred to an Expert to determine the Expert’s calculation of the Overhead Charge in accordance with clause 21. Until such determination is available the Overhead Charge from the previous year will continue to apply and any adjustment necessitated as a result of the Expert’s determination will be made within 10 Business Days of the Expert’s determination.

(e)	The parties acknowledge the Initial Development Plan and Budget does not include an Overhead Charge. By no later than 60 days after the Effective Date, GOR, GFA and GFAM will agree:

(i)	the Overheard Charge in respect of the Transition Period; and

(ii)	the Overheard Charge in respect of the period from the end of the Transition Period until 31 December 2017.

If GOR, GFA and GFAM fail to agree the Overhead Charge for these periods, the matter may be referred by any party to an Expert to determine the Expert’s calculation of the Overhead Charge in accordance with clause 21.

6.13	Good faith

(a)	The Manager will at all times act reasonably and in good faith in all its dealings with the Participants and in the performance of its duties under this document.

(b)	The Manager will at all times act in the best interests of the Joint Venture as a whole.

6.14	Ratify actions of Manager

Each Participant agrees to ratify and confirm all actions taken by the Manager in the due and proper performance of its duties and in accordance with the terms of this document.

7	Insurance

7.1	Manager to insure

The Manager will, in accordance with instructions from the Management Committee from time to time, use all reasonable endeavours to effect and maintain the following insurances in the joint names of the Participants, the Manager and others entitled to rely on that insurance to the extent of their interests (subject, in the case of clauses 7.1(c) to 7.1(h) below, to such insurances being available upon commercially reasonable terms):

(a)	insurance as required under any applicable workers’ compensation Law in respect of its liability to its employees engaged in Operations;

(b)	any other insurance required by Law in connection with or because of Operations;

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(c)	public liability insurance in respect of any claim made by any Third Party against the Manager or any Participant arising out of Operations or any act, omission, neglect or default occurring on or near the Project Area;

(d)	insurance cover to protect Product against loss and damage up to the Delivery Point;

(e)	business interruption insurance;

(f)	contractors’ all risk insurance for the defects liability period in relation to the construction of the Gruyere Project for a limit of not less than the full replacement cost and costs of demolition and removal of debris;

(g)	unless the Management Committee otherwise determines, insurance in respect of the loss of or damage to Joint Venture Assets for their full reinstatement value or such other amount as the Management Committee determines; and

(h)	such other insurances as may from time to time be authorised or directed by the Management Committee,

and the Manager must, within 1 month after first effecting or within one month after any subsequent renewal of the relevant policy, provide to the Participants a summary of the insurance cover which the Manager has effected.

7.2	Management Committee approvals

The Management Committee must, from time to time, decide (and advise the Manager of the Management Committee’s decision in relation to):

(a)	the types of insurance to be effected by the Manager;

(b)	the level of cover (and policy deductibles where applicable) to be sought for each different type of insurance, provided that in the case of any insurance required by Law, the insured sum will be not less than the insured sum required by Law; and

(c)	the minimum credit rating that is acceptable for the insurer or insurers selected by the Manager.

7.3	Insurer

All insurances under clause 7.1 will be effected with an insurer or insurers of good repute selected by the Manager, in the names of the Manager and each Participant for their respective rights and interests. The Manager must wherever possible procure that all such insurances include a provision that the insurer has no right of subrogation against any Participant or the Manager.

7.4	Participants may insure

(a)	Each Participant will have the right to effect and maintain at its own expense and for its own benefit any insurance in addition to the insurances effected by the Manager under this clause 7.

(b)	For the purpose of enabling a Participant to effect and maintain any insurance for its own benefit, the Manager will provide in a timely manner any information or materials requested by the Participant in accordance with clause 11.2.

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(c)	At the request of a Participant, the Manager will seek an estimate for any additional or top up insurance reasonably requested by a Participant and will, subject to payment of any additional costs by that Participant, take out such insurance on behalf of the Participant.

7.5	Advice to Participants of change in insurances

Any material change to any insurances effected or maintained by the Manager in accordance with this clause 7 will be notified to each Participant at the time of such change.

7.6	Insurance by contractors

The Manager will use all reasonable endeavours to ensure that all independent contractors of the Manager effect and maintain:

(a)	insurance as required under any applicable workers’ compensation Law;

(b)	appropriate public liability insurance and professional indemnity insurance; and

(c)	any other insurance as may be required by the Management Committee.

8	Budgets and planning

8.1	Optimising Initial Development Plan and Budget

(a)	The Initial Development Plan and Budget is in an agreed form and is binding on the parties.

(b)	The Participants agree to use reasonable endeavours to promptly assess and negotiate optimisations and improvements to the Initial Development Plan and Budget provided those optimisations and improvements do not adversely affect the rights, interests, responsibilities or Liabilities of a party without that party’s prior agreement.

(c)	The Manager will provide reasonable access to information, senior management of Manager and the Joint Venture Assets to the extent required to facilitate, assess and negotiate optimisations and improvements to the Initial Development Plan and Budget. Access will be provided promptly provided that it does not unreasonably disrupt the conduct of the Operations.

8.2	Commencement under Initial Development Plan and Budget

(a)	The Parties agree that:

(i)	in respect of the period from the Effective Date until 31 December 2017, the LOM Business Plan is the Initial Development Plan and Budget;

(ii)	the Manager (whether GOR or GFAM), on behalf of the Participants, will undertake the development and construction of the Project Facilities in accordance with the Initial Development Plan and Budget, commencing on the Effective Date; and

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(iii)	the Participants and the Manager must use best endeavours from the Effective Date to promptly do all things required in accordance with this document and the Initial Development Plan and Budget to meet the Implementation Schedule.

(b)	Each Participant warrants that it had, at the date of the Sale Agreement, fully assessed all information known to it regarding the matters the subject of the Implementation Schedule and, as at the date of the Sale Agreement, had no reason to believe the Implementation Schedule was not achievable.

8.3	Preparation and approval of the LOM Business Plan

The Parties agree that:

(a)	prior to 30 June of each year, the Manager will consult with each of the Participants to discuss and agree the assumptions (including metal price, exchange rates, diesel price and other key commodities consumed, discount rate and inflation rate) to be used in preparing the draft LOM Business Plan and Proposed Budget;

(b)	if exploration is delegated to GOR under clause 6.5(b), GOR will propose for inclusion in the draft Exploration Plan which complies with clause 8.4(c)(v) a Proposed EA Budget and a draft EA Exploration Plan for the next Financial Year and, if it does so, it must give it to the Manager prior to 15 July to enable the Manager to incorporate it in the draft LOM Business Plan and Proposed Budget;

(c)	prior to 31 July of each year, the Manager will submit to each Participant a draft LOM Business Plan (incorporating a Proposed Budget and if exploration is delegated to GOR under clause 6.5(b), the draft EA Exploration Plan and the Proposed EA Budget proposed by the Exploration Manager) which, among other periods, covers the period commencing on the following 1 January;

(d)	the Participants will promptly review the draft LOM Business Plan (incorporating a Proposed Budget) in consultation with the Manager. The Manager will update the draft LOM Business Plan (incorporating a Proposed Budget) to include agreed changes, prior to submission of the LOM Business Plan (incorporating a Proposed Budget) to the Management Committee for consideration and approval at least a month prior to the end of the current Financial Year; and

(e)	at the relevant meeting of the Management Committee in the final quarter of each Financial Year, or at such other time as the Participants may otherwise agree, the Management Committee will consider and may approve all or part of the draft LOM Business Plan and the Proposed Budget in accordance with clause 8.6(a), with or without amendment.

8.4	LOM Business Plan – Contents

(a)	Each LOM Business Plan will set out and cover the following separate areas:

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(i)	detailed information in relation to the proposed Operations and Costs in each month during the first two Financial Years covered by the LOM Business Plan, which information must be presented in accordance with the relevant categories set out in clause 8.4(c); and

(ii)	to the extent reasonably practical, information in relation to proposed Operations and Costs for each subsequent Financial Year during the then-estimated Life of Mine, which information must be presented in accordance with the relevant categories set out in clause 8.4(c).

(b)	Each Proposed Budget will set out detailed information in relation to the proposed Operations and Costs in each month during the Financial Year, which information must be presented in accordance with the relevant categories set out in clause 8.4(c).

(c)	For the purposes of clauses 8.4(a) and 8.4(b), the monthly and annual information set out in a LOM Business Plan must be divided into the following separate plan categories (except to the extent that no expenditure or activity is anticipated for the relevant category):

(i)	Mine development / evaluation plan: this must contain details of proposed mine development and reasonable justification for projects proposed for mine development and evaluation activities.

(ii)	Mining physicals / mine metal plan: this must contain details of Ore tonnes moved, waste, production risk rating.

(iii)	Capital Costs plan: this must contain details and reasonable justification for any proposed Capital Works and a ranking of the priority of each proposed Capital Work. Assets to be scrapped or disposed of as a result of proceeding with any new Capital Work should be identified.

(iv)	Operating Costs plan: this must reflect the guidance and directions of the Management Committee as to the grade of Ore to be mined, the amount of gold and other Minerals to be produced, and other matters relating to Operating Costs, including utilisation and availability of equipment.

(v)	Exploration plan: A plan for exploration for gold, and such other Minerals as the Participants may agree, within the Project Area including details and reasonable justification for projects together with a budget for those works, split into work on the Development Area (if appropriate) and work on other Project Areas as proposed and drafted by the Manager or, if the exploration is delegated to the Exploration Manager under clause 6.5(b), drafted by the Exploration Manager in respect of the Exploration Area.

(vi)	Rehabilitation plan: this must describe anticipated works to be carried out to meet Rehabilitation Obligations and clearly identify

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the expenditure to be charged against existing provisions and the expenditure which is not covered by existing provisions.

(vii)	Care and maintenance Plan: this must describe the care and maintenance activities to be undertaken (if any) and the associated costs.

(viii)	Closure Plan: this must describe the anticipated activities to be carried out to meet the Mine Closure Obligations.

(ix)	Manpower Plan: this must be a plan setting out the staffing and manpower required in connection with the implementation of any proposed Operations referred to in this clause 8.4 or any other approved work programme or Operations under this document.

(x)	Budget: this must show:

(A)	Working capital: expected movement in the individual significant components of working capital for the following year.

(B)	Cash flow: the relevant periodic cash requirements for each of the categories in the LOM Business Plan and clearly distinguish between Capital Costs and Operating Costs.

(C)	Called Sum forecast: the extent to which the periodic cash requirements can be satisfied from cash on hand, and will include a Called Sums forecast showing the estimated periodic contribution required from each Participant.

8.5	Revision of LOM Business Plan

(a)	At any time prior to the approval and adoption of the next succeeding LOM Business Plan (including the Proposed Budget), the Manager may propose revisions to the LOM Business Plan (incorporating the Approved Budget) for approval by the Management Committee in accordance with the terms of this document.

(b)	The Manager must prepare proposed revisions to the LOM Business Plan (incorporating the Approved Budget) if, at any time, it becomes necessary to make a material alteration in respect of any of the plans specified in the most recent LOM Business Plan and/or Approved Budget, or if the Management Committee otherwise requests such an amendment and submit the proposed revisions for approval by the Management Committee in accordance with the terms of this document.

(c)	The Manager must promptly provide the Participants with any revisions to the LOM Business Plan (incorporating the Approved Budget) approved by the Management Committee.

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8.6	Approval of LOM Business Plan and revisions

(a)	A proposed LOM Business Plan (incorporating a Proposed Budget) may be approved in whole or in part by the Management Committee by Special Majority Decision.

(b)	Subject to clause 8.8(d), a revision or variation to the approved LOM Business Plan (including the Approved Budget) requires approval by the Management Committee by Special Majority Decision.

8.7	Temporary Operating Plan if LOM Business Plan not approved

If the Management Committee has not approved all or part of the proposed LOM Business Plan (including the Proposed Budget) for the following Financial Year (Relevant Year), by no later than one month prior to the commencement of the Relevant Year, the following provisions will apply for so long as the unapproved part of that proposed LOM Business Plan or Proposed Budget has not been so approved:

(a)	The portions of the LOM Business Plan and Proposed Budget for the Relevant Year which are approved by the Management Committee will apply (to the extent practicable).

(b)	The relevant portions of the LOM Business Plan for the Relevant Year from the most recently approved LOM Business Plan will apply (to the extent they are applicable and were approved and including, at a minimum, ensuring that the expenditure obligations prescribed under each of the Titles and all unavoidable obligations contained in agreements related to the Operations are properly met) to the portions of the LOM Business Plan and Proposed Budget for the Relevant Year which are not approved by the Management Committee.

(c)	The portions of the plans and budgets referred to in clauses 8.7(a) and 8.7(b) will together be deemed to be an Approved Budget for the Relevant Year and implemented by the Manager in accordance with this document.

(d)	When the Management Committee approves any unapproved portion of the new LOM Business Plan under the terms of this document, the Manager will, as soon as practicable, vary its activities and expenditure so as to continue in accordance with the new and approved LOM Business Plan (including the Approved Budget).

8.8	LOM Business Plan is binding on the Manager

(a)	The most recent LOM Business Plan (including the component plans and Approved Budget), as approved or revised and amended by the Management Committee in accordance with this document, will be binding on the Manager and the Participants.

(b)	Except as otherwise required or allowed under this document, the Manager must carry on the development, construction, maintenance and conduct of the Operations in accordance with the LOM Business Plan (including the Approved Budget).

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(c)	The Manager is obliged and authorised to conduct Operations and to incur expenditure and make disbursements approved or for which an allowance or provision is made, in an Approved Budget and in accordance with the Approved Budget.

(d)	The Manager must use all reasonable endeavours not to incur any expenditure (including Capital Costs and Operating Costs) in excess of the amount budgeted in an Approved Budget except as provided below:

(i)	aggregate over-expenditure on Operating Costs of:

(A)	10% or less of the total expenditure under the Approved Budget is permitted without approval of the Management Committee;

(B)	more than 10% but less than 20% of the total expenditure under the Approved Budget is permitted if approved in advance by Ordinary Resolution of the Management Committee; and

(C)	20% or more of the total expenditure under the Approved Budget is permitted if approved in advance by Special Majority Decision of the Management Committee;

(ii)	aggregate unbudgeted Capital Costs (including any overruns on budgeted Capital Costs) of:

(A)	up to $2.5 million from that under the Approved Budget is permitted without approval of the Management Committee;

(B)	between $2.5 million and $7,000,000 from that under the Approved Budget is permitted if approved in advance by Ordinary Resolution of the Management Committee; and

(C)	$7,000,000 or more from that under the Approved Budget is permitted if approved in advance by Special Majority Decision of the Management Committee;

(iii)	reasonable expenditure to fund urgent action under clause 8.9 is permitted without approval of the Management Committee.

8.9	Urgent Action

(a)	Subject to clause 8.9(c), the Manager has the right to take any urgent or emergency action as, in its judgement, is necessary to preserve property, avoid, mitigate or prevent material risk of harm or damage to persons, property or the environment and to ensure Participants comply with their respective contractual and legal obligations in relation to the Operations.

(b)	The Manager must promptly notify the Participants as and when any costs of the nature referred to in clause 8.9(a) above are incurred.

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(c)	To the extent that time permits, the Manager must use reasonable endeavours to:

(i)	seek the approval of the Management Committee as otherwise required of it under this document; or

(ii)	consult with the Participants and the Management Committee,

as soon as reasonably practicable after becoming aware of the need to take urgent action.

9	Provision of Funds

9.1	Proportional contribution

Each Participant must contribute to Costs in proportion to their respective Interests, and Cash Calls issued under this clause 9 will be prepared accordingly.

9.2	Manager may apply funds held

The Manager will be entitled to apply funds held by the Manager for the account of a Participant under this document to satisfy that Participant’s share of Costs.

9.3	Monthly Cash Call

(a)	At or prior to the Completion Date, GOR will notify the Participants of the estimated funding requirements required by the Manager for the period from the Completion Date up to the date the next Called Sum is payable by Participants under clause 9.5(a), including details of the estimated disbursements to be made for Costs during that period. The amount specified will comprise a Called Sum and is payable within 5 Business Days after the Completion Date in accordance with clause 9.5(b) (other than (i)) (including payment by GFA under clause 9.7).

(b)	Based upon LOM Business Plan (including the Approved Budget, as revised by the Management Committee from time to time) or where applicable any Approved Budget under clause 8.7, the Manager must submit to each Participant, on or before the 15th day of each Month, a statement (Cash Call) showing:

(i)	the estimated disbursements to be made for Costs during the following Month (showing Operating Costs and Capital Costs separately);

(ii)	the extent, if any, to which such disbursements can be satisfied by funds already held by the Manager for the account of the Participants under this document;

(iii)	the extent to which estimated disbursements to be made to Capital Costs during the following Month comprises Costs payable solely by GFA under clause 9.4;

(iv)	the amount (Called Sum) required to be paid by each Participant (which, for the avoidance of doubt, is the cash amount which is

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required to be paid by a Participant after application of funds held by the Manager to the account of the Participant in accordance with clause 9.3(b)(ii) and any amount payable by GFA under clause 9.3(b)(iii));

(v)	the place or places where, and manner in which, payment is to be made; and

(vi)	such other details as the Management Committee may from time to time direct.

(c)	Subject to clause 9.8, a Called Sum for a Month may be for an amount which is:

(i)	under 120% of the monthly Called Sum forecast for that Month under the then current Approved Budget without approval of the Management Committee;

(ii)	120% or more, but less than 140%, of the monthly Called Sum forecast for that Month under the then current Approved Budget, if approved by an Ordinary Resolution of the Management Committee; or

(iii)	140% or more of the monthly Called Sum forecast for that Month under the then current Approved Budget, if approved by a Special Majority Decision,

provided that:

(iv)	if at any time after the first 3 months of the Financial Year, the “Year to Date” Called Sum and the proposed Called Sum for the next Month would be greater than 110% of Called Sum forecast for that period under the then current Approved Budget, the proposed Called Sum requires approval by an Ordinary Resolution of the Management Committee; and

(v)	if at any time after the first 3 months of the Financial Year, the “Year to Date” Called Sum and the proposed Called Sum for the next Month would be greater than 120% of Called Sum forecast for that period under the then current Approved Budget, the proposed Called Sum requires approval by an Special Majority Decision of the Management Committee.

9.4	GFA Sole Funding Obligations

(a)	GFA will be solely liable for and must bear and pay any Capital Costs Overruns up to an amount in total equal to $50.7 million.

(b)	The Participants acknowledge that it may not be possible to determine the total of Capital Costs Overruns that GFA is required to pay under this clause until the completion of the Initial Development Plan and Budget and the total Capital Cost Overruns for that budget can be calculated. Accordingly, the Participants agree that the Capital Costs Overruns shall be calculated, paid and reconciled as follows:

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(i)	the Manager will include in the amounts payable by GFA in each Cash Call an amount reflecting the Capital Cost Overruns incurred to date, and not already paid by GFA, until the first to occur of the completion of the Initial Development Plan and Budget and such time as GFA has paid an amount towards Capital Cost Overruns totalling $50.7 million;

(ii)	at the completion of the Initial Development Program and Budget the Manager will calculate the aggregate Capital Costs Overruns for the whole of the Initial Development Plan and Budget and a reconciliation of that amount to the amount paid by GFA under this clause and any adjustment necessary shall be made in the following Cash Call; and

(iii)	any dispute between the Participants regarding the calculation of the Capital Costs Overruns shall be referred to an Expert to determine in accordance with clause 21 and any adjustment necessitated as a result of the Expert’s determination will be made within 10 Business Days of the Expert’s determination.

(c)	GFA will be solely liable for and must bear and pay the Cost (whether or not included in the Initial Development Program and Budget) required to:

(i)	pay Capital Costs associated with compliance with the Cyanide Code; and

(ii)	the incremental cost to implement and operate SAP for the Joint Venture compared to the estimated cost for the implementation and operation of the IFS enterprise resource system that GOR had intended to implement. If they have not done so already, the parties will agree the estimated cost for the implementation as soon as practicable after the Effective Date.

(d)	Capital Costs paid by GFA under clause 9.4(c) will not comprise Capital Cost Overruns.

9.5	Payment of Called Sum

(a)	Subject to clauses 9.6 and 9.7, each Participant must pay to the Manager the Called Sum applicable to it by the later of:

(i)	14 days after a Cash Call is made; and

(ii)	the first day of the Month following the Month in which the Cash Call is made.

(b)	Called Sums must be paid to the Manager:

(i)	within the timeframe prescribed by this clause 9.5 or clause 9.7 (as applicable);

(ii)	in Australian currency;

(iii)	in immediately available funds;

(iv)	free of set-off, deduction or counterclaim; and

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(v)	at the place or places, and in the manner, specified in the Cash Call.

(c)	Nothing in this clause 9 prevents a Participant paying a Called Sum on behalf of another Participant pursuant to any agreement which may exist between them, and any such payment shall be credited as a payment by the Participant against whom the Cash Call was made.

9.6	GFA Funding for Significant New Called Sum

(a)	In relation to a Called Sum:

(i)	If the Called Sum payable by GOR for any Month exceeds the amount for that Month in the Approved Budget by $5,000,000 or more (including any Called Sum under clauses 9.8 or 15.5(a)) (Significant New Called Sum), GOR may give notice to GFA (Funding Notice) within five Business Days after receipt of the Cash Call, requiring GFA to pay all or any part requested by GOR of the excess of the Significant New Called Sum above the Called Sum for that Month in the Approved Budget (Funding Amount), to permit GOR time to raise funds.

(ii)	If GOR issues a Funding Notice, GFA must pay the Funding Amount to the Manager under that Cash Call on GOR’s behalf within the time required under clause 9.5. Upon GFA paying all or part of the Funding Amount there will be a debt due by GOR to GFA in accordance with clause 9.6(a)(iii) that is secured by the Deed of Cross Security.

(iii)	The Funding Amount:

(A)	accrues interest at the Interest Rate calculated on daily balances, and capitalised monthly, from the date the Funding Amount is advanced until the date of actual payment; and

(B)	is repayable with accrued interest within 60 days (or such longer period as GFA agrees) after GFA advances the Funding Amount.

(iv)	A failure to advance the Funding Amount when due which continues for the five Business Days contemplated by clause 15.1(a) will be an Event of Default by GFA, not GOR.

(v)	A failure to repay the Funding Amount with all accrued interest when due which continues for the five Business Days after notice from GFA will be an Event of Default by GOR.

(b)	In relation to a proposed new funding commitment:

(i)

A proposed LOM Business Plan and Proposed Budget includes proposed Costs which exceed the amount proposed for that year in the last approved LOM Business Plan and Approved Budget by $5,000,000 or more (New Funding Commitment), GOR may give notice to GFA (Funding Notice) within 10 Business Days after

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receipt of the proposed LOM Business Plan and Proposed Budget, requiring GFA to provide funding for all or any part of the New Funding Commitment specified in the notice (Funding Amount), to permit GOR time to raise funds.

(ii)	If GOR issues a Funding Notice, GFA must pay the Funding Amount to the Manager under the Cash Calls that require the New Funding Commitment to be met on GOR’s behalf within the time required under clause 9.5. Upon GFA paying all or part of the Funding Amount there will be a debt due by GOR to GFA in accordance with clause 9.6(b)(iii) that is secured by the Deed of Cross Security.

(iii)	The Funding Amount:

(A)	accrues interest at the Interest Rate calculated on daily balances, and capitalised monthly, from the date the Funding Amount is advanced until the date of actual payment; and

(B)	is repayable with accrued interest within 60 days (or such longer period as GFA agrees) after GFA advances the Funding Amount.

(iv)	A failure to advance the Funding Amount when due which continues for the 5 Business Days contemplated by clause 15.1(a) will be an Event of Default by GFA, not GOR.

(v)	A failure to repay the Funding Amount with all accrued interest when due which continues for the five Business Days after notice from GFA will be an Event of Default by GOR.

(c)	Notwithstanding anything to the contrary, GOR will not be able to issue a Funding Notice under this clause if it has committed an Event of Default that has not been remedied at the time of issuing the Funding Notice.

(d)	The rights of GOR and the obligations of GFA under this clause 9.6 are subject to clause 18.8.

9.7	Payment from Deferred Consideration

(a)	GFA will pay GOR’s Called Sum under a Cash Call for and on behalf of GOR within the time required under clauses 9.3(a) and 9.5, up to the aggregate amount equal to the Deferred Consideration (to the extent not paid to GOR under the Sale Agreement or clause 9.7(d)).

(b)	GFA will provide GOR with notice of payment within 2 Business Days after payment is made.

(c)	A failure by GFA to advance any amount required under this clause which continues for five Business Days will be an Event of Default by GFA, not GOR.

(d)	GFA must pay GOR any amount payable under clause 7.1(b) of the Sale Agreement as and when due in accordance with that clause.

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9.8	Emergency Cash Call

(a)	If at any time the Manager is, or is likely to be, required to take urgent action under clause 8.9 which requires funds in excess of the funds then available to the Manager, and which have not been provided for in the most recent Cash Call, the Manager may issue an emergency Cash Call to each Participant stating:

(i)	the amount of funds required for Costs;

(ii)	the Called Sum required to be paid by each Participant;

(iii)	the place or places where, and manner in which, payment is to be made; and

(iv)	the circumstances, in reasonable detail, giving rise to the necessity for obtaining such funds.

(b)	Subject to clause 9.6, each Participant must, as soon as practicable (and in any event within five Business Days) after receipt of an emergency Cash Call, pay to the Manager the Called Sum applicable to it.

(c)	The parties acknowledge that clause 9.3(a) does not apply to any Cash Calls made under this clause 9.8.

9.9	Bank account

(a)	All Called Sums and other moneys received or earned by the Manager on behalf of the Joint Venture will be deposited into a designated account or accounts in the name of the Manager, as manager of the Joint Venture, maintained at a branch or branches of a bank authorised to carry on a banking business under the Banking Act 1959 (Cth) selected by the Manager.

(b)	The Manager alone will be entitled to operate such account or accounts and may from time to time temporarily invest any surplus funds in such account in accordance with such short term investment policies as may from time to time be approved by the Management Committee.

(c)	No such investment will have a maturity exceeding the time within which the funds so invested are required to be disbursed on account of Costs.

(d)	All funds in the account (including any short term investments acquired with such funds) will remain the beneficial property of the Participants in proportion to their Interests until such time as those funds are disbursed on account of Costs.

(e)	The Manager must notify the Participants when the Manager opens or closes any bank account acting as agent for the Participants.

9.10	Disbursements from bank account

The Manager will make from the account referred to in clause 9.9 all disbursements which are required to be made from time to time on account of Costs.

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9.11	Repayment of surplus funds

(a)	The Manager will, if directed by the Management Committee, repay to each Participant (other than a Participant in respect of which there is an Event of Default or which is in default in the payment of any Called Sum) any funds which are in excess of that Participant’s share of the estimated disbursements for the following Month and the amount of working capital deemed necessary by the Manager for Operations as set out in the Cash Call provided to that Participant in accordance with clause 9.3.

(b)	The Manager will not be obliged to repay any such funds to a Participant if the amount is less than $100,000 unless requested to do so by that Participant.

9.12	Accounting for Called Sums

The Manager will use Called Sums, and any assets acquired by the use of such funds, for the purpose of Operations or for payment to Participants as provided in clause 9.11, and for no other purpose.

10	Records, accounts and reports

10.1	Manager to keep records and accounts

(a)	The Manager will, in accordance with the Accounting Procedure and generally accepted accounting principles and customary cost accounting practices in the mining industry, keep, or cause to be kept, comprehensive, true and accurate records and accounts of:

(i)	Operations;

(ii)	the Manager’s performance of its duties;

(iii)	the Joint Venture Assets;

(iv)	all Called Sums received by the Manager from (or on behalf of) each Participant;

(v)	all contracts and transactions entered into by or on behalf of the Participants in connection with the Joint Venture;

(vi)	the Cost and expenses of all transactions entered into by or on behalf of the Participants;

(vii)	all approvals of requisitions, purchase orders, invoices, contracts, authorisation for capital expenditure requests;

(viii)	all approvals required in connection with this document, including minutes of meeting, Ordinary Resolutions and Special Majority Decisions; and

(ix)	agendas, minutes and documents provided to members for the Management Committee and any sub committees including the Technical Committee and Operating Committee,

(Joint Venture Records and Accounts).

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(b)	Without limiting the generality of the foregoing, the Joint Venture Records and Accounts will be separate from the records and accounts of any other business or activity conducted by the Manager and will be maintained in such manner as may be reasonably necessary to enable each Participant to meet its reporting, accounting and tax return requirements.

10.2	Place for records

(a)	The Manager will determine the place or places within Australia where the Joint Venture Records and Accounts are kept.

(b)	The Manager must keep each Participant informed as to each location where the Joint Venture Records and Accounts are kept.

10.3	Annual financial statement

(a)	The Manager must in respect of each Financial Year provide to each Participant as soon as practicable (and no later than 30 days) after the end of each Financial Year (commencing with the Financial Year in which the Effective Date occurs), a financial statement reflecting:

(i)	all receipts, expenditures and transactions made by the Manager on behalf of the Participants in connection with the Joint Venture during that Financial Year;

(ii)	all Joint Venture Assets in the custody or control of the Manager as at the end of that Financial Year; and

(iii)	all Joint Venture liabilities as at the end of that Financial Year.

(b)	All costs incurred by the Manager in complying with this clause will form part of Costs.

10.4	Monthly report

The Manager will provide to each Participant, within 10 Business Days after the end of each Month, a written report detailing:

(a)	the progress and results of Operations during the Month just ended (with commentary on any material departures from the LOM Business Plan (including the Approved Budget);

(b)	all outgoings incurred and payments made during that Month;

(c)	a running reconciliation of actual incurred expenditures to date against costs under the Approved Budget (with commentary on any material departures);

(d)	all proposed outgoings and payments to be incurred or made during the next Month (with commentary on any material proposed departures from the Approved Budget);

(e)	estimate on level of gold in circuit, quantity of stockpiles and estimated gold content; and

(f)	a statement of the assets and liabilities of the Joint Venture and each Participant’s investment in the Joint Venture,

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in sufficient detail to satisfy the respective Participant’s corporate reporting requirements and to a level which is at least the same or similar to that which the Manager may provide to its senior management or Affiliates.

10.5	Other reporting requirements

(a)	The Manager must provide the following reports to each Participant:

(i)	immediately after the occurrence of any event which causes, or is likely to cause, material damage to the Joint Venture Assets or delay or adversely affect the Operations, a report of the event and an estimate of likely resultant costs, to the extent it can be reasonably estimated at that time;

(ii)	immediately after the occurrence of any event or circumstance which constitutes or is reasonably likely to constitute an event or development which requires disclosure by a Participant under its continuous disclosure obligations under the rules of any applicable stock exchange, a report on the status and, to the extent known, impact of the event or circumstance on the Project (and any further updates as required by the Participant to comply with its disclosure obligations);

(iii)	as soon as practicable after the occurrence of any lost time injury, any legal or threatened claim valued above $2,500,000, significant environmental incident, damage or destruction of property valued at over $2,500,000 or other event that requires a report to be filed or notification to be lodged with a Government Agency, notice of that occurrence or event;

(iv)	within 10 Business Days after a written request from a Participant, all reports and information required by a Participant to comply with its periodic reporting and disclosure obligations under the rules of any applicable stock exchange, including in respect of mineral reserves and resources; and

(v)	as soon as practicable after notice to the Manager, report on the status and conduct of any actual or threatened court or arbitration proceedings or insurance claims.

(b)	A Participant which is subject to continuous disclosure and other disclosure obligations under the rules of any applicable stock exchange will provide guidance to the Manager to assist it to understand the requirements and provide one or more contact persons who are members of the Participant’s continuous disclosure committee (or senior management team) with whom the Manager may discuss disclosure compliance matters.

10.6	Information and data

(a)

The Manager will provide all information, data and material concerning Operations which the Participant may reasonably require to meet its statutory reporting, audit and disclosure obligations under the Corporations Act, the Australian Stock Exchange Listing Rules, the

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applicable Laws or the rules of any other recognised stock exchange as applicable.

(b)	The Manager will ensure that Exploration Information and Resources and Reserves are calculated and reported to the Participants in a manner that complies with the JORC Code and, where it is applicable to any Participant, the SAMREC Code. To the extent there is any conflict between the requirements of the JORC Code and the SAMREC Code such that it is not possible to prepare a single calculation or report that meets the requirements of both such codes, the Manager will prepare separate calculations and reports but must provide copies of all such separate calculations and reports to all Participants.

(c)	Subject to clause 10.8, the Manager will provide reports on the Exploration Information and Resources and Reserves that are in a format reasonably required by the Participants to meet their respective reporting and disclosure requirements referred to in clause 10.6(a). To the extent compliance with those reporting and disclosure requirements requires the consent of a Competent Person, the Manager must obtain that consent on behalf of the Participants in the form reasonably required by each Participant.

(d)	The Manager will (in conjunction with the relevant Competent Person) be responsible for determining the assumptions to be used for the calculation of Resources and Reserves but will, so far as is practical, notify the Participants of those assumptions in advance of finalising any estimates of Resources and Reserves. Subject to being advised by the Participants of the relevant deadlines, the Manager will use all reasonable endeavours to provide the details of those assumptions to enable the Participant to comply with applicable regulatory reporting deadlines if it disagrees with the assumptions adopted by the Manager. If any Participant does not agree with the assumptions used by the Manager, the Manager will upon request of any Participant, promptly provide to the Participants an electronic copy of the model used to generate the estimates of Resources and Reserves in such a form and with such content as will enable the Participant to alter the relevant assumptions and generate its own estimates of Resources and Reserves. The Manager must provide the Participant with such reasonable assistance as the Participant may require in order to operate and assess the model for that purpose. In that event, the Participant will be responsible for obtaining the necessary Competent Person consent for the estimates of Resource and Reserves that it generates.

(e)	To enable a Participant who has a financial year end of 30 June to comply with their statutory reporting obligations, the Manager will provide such Participant with the following information in relation to the Joint Venture for (as applicable) the year ending on, or as at, 30 June:

(i)	Statement of Financial Position;

(ii)	Income Statement;

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(iii)	Cash Flow Statement;

(iv)	Trial Balance;

(v)	Asset Register of the Joint Venture Assets;

(vi)	Inventory (Gold-in-circuit)/Stock Model;

(vii)	Deferred Stripping Model;

(viii)	Employee Leave Balance, payroll tax returns and superannuation payments;

(ix)	Cash balance;

(x)	details of calculation of contingent liabilities;

(xi)	Business Activity Statements, all sales tax, fringe benefits tax, customs duty, excise duty and diesel fuel rebates returns or statements; and

(xii)	royalty statements in relation to the royalties payable to the State,

prepared in accordance with International Financial Reporting Standards (where applicable) and any supporting materials prepared by or on behalf of the Manager in the preparing this information.

10.7	Copies of reports to Participants

Upon request by a Participant, the Manager must provide to the Participant:

(a)	copies of all reports prepared by the Manager in connection with Operations; and

(b)	copies of all material reports and other significant written communications to or from any Government, Government Minister or Government Agency relating to any Title or Operations.

10.8	Format

The Manager must consult with the Participants, when requested by a Participant, in relation to the format of reports to be provided pursuant to this clause 10 and have regard to the information requirements of the Participants. The Manager also acknowledges that, accordingly, the format of the reports may change from time to time.

10.9	Additional reporting

Except where expressly provided otherwise, where a Participant requires any particular reporting or information requirements that differ from that which the Manager would otherwise give under this clause, the additional external costs incurred by the Manager in providing information requested under this clause must be paid by the requesting Participant provided that the costs are material and the Manager can demonstrate to the requesting Participant that equivalent costs have been charged to any Affiliate of the Manager when it has been provided with information by the Manager in the past. To the extent any costs are not required to be met by the requesting Participant under this clause, they will be constitute Costs under this document.

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11	Audit and Access

11.1	Audit

(a)	The Manager must provide to each Participant, within 40 days after the relevant end of Financial Year, a report by an independent auditor registered in accordance with Part 9.2 of the Corporations Act appointed by the Manager (Auditor) in which the Auditor reports to the Participants that the Auditor has examined the Joint Venture Records and Accounts, the basis for provision of funds to the Manager and the financial statement for the relevant Financial Year and is satisfied as to their accuracy or, if the auditor is not so satisfied, the reason why the Auditor is not so satisfied.

(b)	The audit will be conducted to in accordance with Australian Auditing Standards ASQC1 – Quality Control for Firms that Perform Audits and Reviews of Financial Reports and Other Financial Information, Other Assurance Engagements and Related Services Engagements (Complied) and will confirm that the financial report presents fairly, the financial position of the Joint Venture as at the balance date in accordance with the basis of preparation described in the Joint Venture financial statements. An objective of the audit is that the Participants may rely on that audit for the purposes of preparing its audited financial statements as required by applicable Laws.

(c)	In addition to the scope of audit in clause 11.1(a), the Auditor will be engaged to opine on:

(i)	the reasonableness of the Overhead Charge in clause 6.12(d) for the relevant Financial Year; and

(ii)	the reasonableness of the Exploration Manager’s Overhead Charge under schedule 5 for the relevant Financial Year.

(d)	Each Participant will have the right of direct communication with the Auditor.

11.2	Participant’s access to records

The Manager will, if requested:

(a)	permit a Participant to inspect and copy;

(b)	provide to a Participant copies of; and

(c)	provide to a Participant statements compiled from,

the Joint Venture Records and Accounts and the results of all work undertaken by or on behalf of the Manager for the purposes of the Joint Venture (including plans, maps, geological and engineering reports, cores, samples, logs and surveys and other documents under the control of the Manager or any sub-contractor of the Manager).

The requesting Participant will be required to pay any external costs and copying costs incurred by the Manager in providing information requested under this clause provided that the costs are material and the Manager can

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demonstrate to the requesting Participant that equivalent costs have been charged to any Affiliate of the Manager when it has been provided with information by the Manager in the past. To the extent any costs are not required to be met by the requesting Participant under this clause, they will be constitute Costs under this document.

11.3	Access to Project Area and Joint Venture Assets

(a)	Each Participant and its properly authorised representatives will be entitled at all reasonable times, and at the risk and expense of such Participant, to have:

(i)	access to, and the right to inspect, the Joint Venture Assets and the Project Area provided the Participants and their officers, employees, agents and contractors must comply with the directions of the Manager when doing so;

(ii)	the right to consult with the employees of the Manager and with any independent contractors (and their employees) which have been engaged by the Manager concerning Operations and the performance by the Manager of its duties under this document;

(iii)	the right to take such samples of material employed by or produced from the Operations as are reasonably requested; and

(iv)	the right to appoint an independent auditor to audit the affairs of the Joint Venture and the Manager, including the basis for the provision of funds by the Participants under clause 9.

(b)	Information and access will be provided promptly on request provided that it does not unreasonably disrupt the conduct of the Operations.

(c)	The Participants and Manager agree that each Participant (or its Affiliates) is entitled to:

(i)	(Investor Briefing) 2 site investor / analyst visits to the Project Area and Project Facilities per calendar year for the purposes of investor and analyst briefings involving up to 30 persons/per visit. The Participant must give the Manager not less than 30 days advanced notice of the proposed date for the site visit and will seek to schedule the visit to minimise disruption to the conduct of the Operations. The Manager will be required to facilitate the site visit, including making senior management of the Manager available to answer investor and analysts queries and make standard market presentations on status of the Operations.

(ii)	(Ad Hoc Visit) 2 site visits to the Project Area and Project Facilities per calendar year for the purposes of investor, analyst, advisers or other third party briefings involving up to 7 persons/per visit. The Participant must give the Manager not less than 7 days advanced notice of the proposed date for the site visit and will seek to schedule the visit to minimise disruption to the conduct of the Operations. The Manager will be required to facilitate the site visit. The Participant will ensure that it has appropriately inducted staff

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who are capable of supervising the visit so as to minimise the impact on site staff and management.

(d)	Each Participant must ensure that their invitees under clause 11.3(c) comply with the directions of the Manager when visiting the Project Area and Project Facilities.

(e)	The Manager must co-operate with Participants and any auditor appointed to enable them to obtain information and samples contemplated by this clause 11.3(a).

12	Confidential Information

12.1	Information to be kept confidential

This document, and all information which is made available to or obtained by a Participant or the Manager from or in connection with Operations, or under any Joint Venture Document, and which is not a matter of public knowledge or lawfully available from any other source and the Mining Information (collectively Confidential Information), will be and remain confidential between the Participants and the Manager, and will not, without the prior written consent of the other Participants (which consent must not be unreasonably withheld), be disclosed to any third person other than:

(a)	a Participant or its directors, officers, employees and agents;

(b)	an Affiliate of a Participant or that Affiliate’s directors, officers, employees and agents;

(c)	the Manager;

(d)	any Government, Government Minister, or Government Agency, which requires it under any applicable law, rule or regulation;

(e)	any court of competent jurisdiction which has directed it;

(f)	any bank or other recognised financial institution making a loan or giving accommodation to a Participant or to an Affiliate of a Participant;

(g)	any person to whom disclosure is permitted under the terms of any Joint Venture Document;

(h)	any person which in good faith is seeking to purchase or otherwise acquire the whole or part of the Interest of a Participant, or shares in a Participant, provided that an undertaking as to confidentiality by the person in a form set out in annexure D is first obtained;

(i)	any professional or other independent consultant or adviser engaged by a Participant or the Manager provided that an undertaking as to confidentiality by the person, in a form set out in annexure D, is first obtained;

(j)

as may be required by law or by the rules of any recognised stock exchange on which shares or other securities of a Participant or any Affiliate are listed, except that the parties agree to the extent permitted

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that they will not disclose information of the kind described by section 275(1) of the PPS Act except as permitted by any other provision of this clause or required by any other Law or regulation. For the avoidance of doubt, this does not permit the disclosure of information under section 275(4) of the PPS Act unless section 275(7) applies;

(k)	to satisfy legal disclosure obligations in a disclosure document issued by a Participant or its Affiliates to raise funds or implement or propose a corporate transaction involving the Participant or its Affiliates. For the avoidance of doubt, this paragraph does not permit disclosure of Confidential Information to the market by GFA or its Affiliates for the purposes of facilitating an acquisition of shares in GOR by GFA or its Affiliates other than under a Control Transaction permitted under clause 12.5; or

(l)	for the purposes of any arbitration or court proceeding in respect of any dispute arising out of any Joint Venture Document.

12.2	Protection of Confidential Information

Each Participant and the Manager must take or cause to be taken such reasonable precautions as may be necessary to prevent the disclosure of any Confidential Information.

12.3	Announcements

If any Participant wishes to publish any public statement (including a press release) relating to or in any way connected with Operations or the terms of any Joint Venture Document, then, to the extent permitted by Law or the rules of any recognised stock exchange applying to the Participant or its Affiliates, that Participant must notify and, where practicable, provide a copy of the public statement to, the Manager and the other Participants before issuing the public statement.

12.4	Continuing confidentiality obligation

(a)	This clause 12 will apply to:

(i)	any Participant which ceases to be a Participant for a period of three years after the date upon which such Participant ceases to be a Participant; and

(ii)	a Manager which ceases to be a Manager for a period of three years after the date upon which such Manager resigns or is deemed to have resigned.

(b)	Upon the termination of this document, this clause 12 will, notwithstanding such termination, apply to the Participants and the Manager at the date of termination, for a period of three years after such termination.

12.5	Standstill

(a)

The Participants acknowledge and agree that some or all of the Confidential Information may be relevant to the price or value of the securities of GOR. Each Participant (other than GOR) undertakes that it

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will not (and must ensure that its Affiliates will not) do anything that breaches the insider trading provisions of the Corporations Act from time to time.

(b)	Subject to this clause, during the period commencing on the date of this document and ending on the earlier of:

(i)	two years after a Participant ceases to be a Participant;

(ii)	the date a person or persons jointly or in concert (other than a Participant or its Affiliates), publicly announce their intention to commence a Control Transaction;

(iii)	the date GOR publicly announces that its board of directors has approved an agreement which contemplates a Control Transaction,

Participants must not acquire, and must ensure that no Affiliates acquire a relevant interest (as defined in the Corporations Act) in any securities (including shares) in the capital of GOR unless this restriction is first waived in writing by GOR.

(c)	Subject to clauses 12.1, 12.5(a) and 12.5(d), nothing in this clause prevents GFA or any of its Affiliates from acquiring or agreeing to acquire, directly or indirectly, a relevant interest of up to 10% in GOR securities or exercising any and all rights attaching to those securities (including the right to vote) or disposing or otherwise dealing with any interest in those securities in any manner it considers fit.

(d)	Prior to acquiring or disposing of a relevant interest in securities in the capital of GOR, GFA must give GOR prior notice stating its intention to acquire or dispose of such securities.

12.6	Right to participate in pro rata issues

(a)	For so long as GFA is a Participant and it or any of its Affiliates holds shares in GOR, GFA and its Affiliates who hold GOR shares will have the right, but not obligation, from time to time, to participate to the extent of its Permitted Proportion in any issue of securities offered pro rata to its shareholders by GOR (Participation Right) on the same terms as the offer made to other GOR shareholders.

(b)	For the avoidance of doubt, GFA and its Affiliates may elect to participate at less than the Permitted Proportion. The Permitted Proportion is the proportion that the shareholding of GFA and its Affiliates bears to the total number of voting shares on the record date for the issue.

12.7	Termination of Standstill

For the avoidance of doubt, the provisions of clause 12.5 will cease to apply if GOR or any of its Affiliates is no longer a Participant.

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13	Financial support from GFA

13.1	Assistance from GFA

(a)	GFA and GFA Guarantor must cause to be provided all financial support such as bank guarantees, letters of credit and parent company guarantees, which may be required by each and any of the following as a condition of carrying out work or providing goods and services:

(i)	suppliers of electricity and gas to the Project Facilities;

(ii)	providers of gas transportation facilities and services relating to the supply of gas to the Project Facilities; and

(iii)	any of suppliers of goods, services, facilities and infrastructure for development under the Initial Development Plan and Budget.

(b)	Without limiting this clause 13.1, GFA agrees that it will at the request of GOR procure the provision by GFA or its Affiliates of financial support or assurances as security, such as guarantees and performance bonds, to Third Party suppliers of goods, services, facilities and infrastructure for development under the LOM Business Plan.

(c)	GFA or its Affiliate, as applicable, will be entitled to charge GOR for the costs it incurs in providing any financial support or financial assurances contemplated by this clause 13.1 on a no profit or loss basis (but taking into account any financial risk assumed by GFA, an Affiliate or its Ultimate Holding Company (acting reasonably) in providing support for GOR including any transfer pricing liabilities in accordance with applicable Law), in providing the financial support or financial assurance.

(d)	GOR must, to the extent the financial support or financial assurances relates to its Interest, indemnify GFA and its Affiliates and each director, officer, employee or agent of them against any costs and Liability which any of them may incur under or arising from that support or financial assurance including if any party draws down or otherwise enforces or seeks to enforce its rights under the financial support or financial assurance provided.

13.2	GOR external funding

If GOR proposes to seek external financing for the purposes of financing its contribution to Costs under this document and using its Interest as collateral or security:

(a)	The Manager will provide reasonable technical support for GOR’s finance application by providing reasonable technical information for the application and reasonable access for the proposed financiers to technical staff to enable an assessment of the project parameters and economics at GOR’s sole cost.

(b)	The Parties acknowledge that a Participant is entitled to grant a Security Interest over its Interests provided it complies with its obligations under clause 14.6.

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(c)	If requested to do so by GOR, GFA will consider the proposal in good faith and where reasonably practicable (acknowledging that there will be an impact on the balance sheet of GFA, its Affiliates or Ultimate Holding Company) will procure that it or one of its Affiliates provide reasonable financial support including a guarantee of the obligations of GOR under any loan facility obtained by GOR on the following basis:

(i)	GFA or its Affiliate, as applicable, will be entitled to charge GOR for the costs it incurs in providing this financial support on a no profit or loss basis (but taking into account any financial risk assumed by GFA, an Affiliate or its Ultimate Holding Company (acting reasonably) in providing the financial support, including any transfer pricing liability under applicable Laws); and

(ii)	GOR must, to the extent the financial support relates to its Interest, indemnify GFA and its Affiliates and each director, officer, employee or agent of them from and against any costs and Liability any of them may incur under or arising from that financial support including if any party draws down or otherwise enforces or seeks to enforce its rights under the financial support provided.

(d)	If requested by GOR to assist in providing a loan (or a finance facility) to GOR for the purposes of financing its contribution to Costs under this document, GFA will consider the proposal in good faith and where reasonably practicable (acknowledging that there will be an impact on the balance sheet of GFA, its Affiliate or Ultimate Holding Company) will provide or will procure one of its Affiliates to provide funding reasonably required by GOR. Any funding provided by GFA or its Affiliates will be:

(i)	priced at the cost of funds of applicable to the Ultimate Holding Company of GFA plus a margin to take into account any additional financial risk assumed by GFA, its Affiliate or its Ultimate Holding Company (acting reasonably) in providing the funding to GOR, and otherwise on a no profit or loss basis;

(ii)	secured by the Deed of Cross Security granted by GOR in accordance with this document; and

(iii)	otherwise on terms no less favourable to GOR than the terms available from an arm’s length financier. GOR may provide an indicative offer of finance obtained from a Third Party financier in good faith to demonstrate these terms.

13.3	No Security Interest

For the avoidance of doubt nothing in this clause requires GFA or its Affiliates to grant any Security Interest over its Interest or other assets.

13.4	No request if Event of Default

Notwithstanding anything to the contrary, GOR will not be able to make a request under this clause if it has committed an Event of Default that has not been remedied at the time of issuing the request.

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13.5	Personal rights

The rights of GOR and the obligations of GFA under this clause 13 are subject to clause 18.8.

14	Assignments and charges

14.1	Restrictions on assignments and charges

(a)	Subject to clause 14.1(b), except as permitted in this clause 14, or as required under clause 15, no Participant will:

(i)	sell, convey, assign, transfer, novate, lease, sublease or otherwise dispose of; or

(ii)	create or permit to exist any Security Interest (other than a Permitted Security Interest) in respect of,

the whole or any part of its Interest.

(b)	Nothing in this clause 14 will operate to prevent a Participant from selling or otherwise disposing of its share of Product in the ordinary course of the Participant’s business.

(c)	Notwithstanding any other provision of this document (and, in particular, clauses 14.2 and 14.3), a Participant must not make any sale, transfer or other disposition if, upon completion of that sale, transfer or other disposition, that Participant or the assignee would have an Interest less than 10% but greater than zero (in other words, each Participant must have an Interest of at least 10%).

14.2	Permitted transfer to Affiliates

(a)	A Participant which is not in default in the payment of any Called Sum, and with respect to which an Event of Default is not then in existence (Transferor), may at any time, subject to the provisions of clause 14.10, transfer the whole or any part of its Interest to an Affiliate of the Transferor (Transferee).

(b)	If GOR transfers the whole or any part of its Interest to an Affiliate prior to Completion of Project Development, GOR must provide a guarantee of the obligations of the Transferee under this document to the other Participants and the Manager on equivalent terms to the guarantee provided by GFA Guarantor in clause 16 until 90 days after Completion of Project Development.

(c)	Subject to clause 14.2(d), if, at any time after the transfer to the Transferee of the whole or any part of the Transferor’s Interest under clause 14.2(a), the Transferee ceases to be a subsidiary of the entity which was the Ultimate Holding Company of the Transferor at the date of Transfer then:

(i)	the Transferee will immediately give written notice of that fact to each of the other Participants;

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(ii)	each other Participant which is not in default of any Called Sum, and with respect to which an Event of Default is not then in existence, will have the option to acquire the Transferee’s Interest (or so much of the Interest as was acquired from the Transferor), which may be exercised by giving written notice (Exercise Notice) to the Transferee and the other Participants at any time within the period of 60 days (Option Exercise Period) after receiving the Transferee’s notice given under clause 14.2(c)(i);

(iii)	if one or more Participants give an Exercise Notice within the Option Exercise Period, then upon expiry of the Option Exercise Period:

(A)	the value of the Transferee’s Interest must be determined in accordance with clause 15.8; and

(B)	clauses 15.7(f) and 15.7(g) will apply; and

(iv)	for the purposes of clause 14.2(c)(iii), clauses 15.7 and 15.8 are to be read as if:

(A)	references to the Defaulting Participant are references to the Transferee;

(B)	references to a Non-Defaulting Participant are references to a Participant other than the Transferee; and

(C)	references to an Exercise Notice and the Option Exercise Period are to an Exercise Notice and the Option Exercise Period under clause 14.2(c)(ii).

(d)	Clause 14.2(c) does not apply to a Transferee ceasing to be a subsidiary of the entity which was the Ultimate Holding Company as a result of:

(i)	(spin out) an in specie distribution of all or substantially all of the shares in the Transferee or a Holding Company of the Transferee to all or predominantly all of the shareholders in the Ultimate Holding Company; or

(ii)	(listing) a sale of shares in the Transferee or a Holding Company of the Transferee or an issue of new shares or securities in that entity (or both) in connection with a listing of the Transferee or a Holding Company of the Transferee on a stock exchange.

14.3	Transfer of Participant’s Interest

A Participant which is not in default in the payment of any Called Sum, and with respect to which an Event of Default is not then in existence (Selling Participant), may at any time, subject to the provisions of clause 14.10, agree to sell for a cash consideration or a non-cash consideration which is readily convertible to a cash equivalent, the whole or any part of its Interest, provided that the sale must not proceed to completion unless:

(a)	the provisions of clause 14.4 have first been complied with;

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(b)	in the case of an assignment to a person who is not a Participant or its Affiliate, that assignee must be approved by the other Participants which approval may not be unreasonably withheld or delayed and must be given where it is established to the non-assigning Participant’s satisfaction, acting reasonably, that the assignee has the financial capacity to meet both the purchase price for acquiring the Selling Participant’s Interest, and the financial commitments of a Participant under this document to the extent of the assigned Interest; and

(c)	where the sale is of or includes an Interest which is subject to the obligation to pay a royalty under the Royalty Deed, the transferee has signed all documents reasonably required by GOR agreeing to be bound by the Royalty Deed and Royalty Security.

14.4	Rights of pre-emption

The following provisions apply in respect of any sale referred to in clause 14.3:

(a)	the Selling Participant must give notice of the proposed sale to each of the other Participants, and must include in the notice (Pre-emption Notice):

(i)	the name and address of the person to whom the Selling Participant’s Interest is proposed to be sold (Proposed Buyer);

(ii)	the portion of the Selling Participant’s Interest which is the subject of the proposed sale (Sale Interest);

(iii)	the cash consideration or cash equivalent of the non-cash consideration for which the Selling Participant’s Interest is proposed to be sold; and

(iv)	all the other terms and conditions of the proposed sale;

(b)	the Selling Participant must include with the Pre-emption Notice an offer to sell the Sale Interest to such of the other Participants who are not then in default in the payment of any Called Sums, and with respect to which an Event of Default is not then in existence (Continuing Participants), in proportion to their respective Interests, at the same price (being in the case of non-cash consideration (unless the Continuing Participants agree otherwise in relation to a royalty) the cash equivalent determined under this clause 14.4) and, subject to clause 14.5, on the same terms and conditions on which it is willing to sell the Sale Interest to the Proposed Buyer. The offer must be in a form which is capable of immediate acceptance by the Continuing Participants;

(c)	If the consideration notified by the Selling Participant to Continuing Participants under the Pre-Emption Notice is a non-cash consideration, the Selling Participant must bona fide convert the non-cash consideration to a cash equivalent on a basis that is transparent and disclosed in the Pre-Emption Notice;

(d)	If any Continuing Participant does not agree with the basis on which the non-cash consideration has been converted to a cash equivalent, that

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Party must so notify the Selling Participant and the other Continuing Participants within seven days of it receiving the Pre-Emption Notice;

(e)	On a Continuing Participant so notifying the Selling Participant, all of the Participants will promptly meet and endeavour to reach agreement on the amount of the cash equivalent of the non-cash consideration. If agreement is reached, the Selling Participant must issue a new Pre-Emption Notice including the agreed cash equivalent. The period of 60 days referred to in clause 14.4(h) will be deemed to commence on the date that the Selling Participant issues a fresh Pre-Emption Notice and the original notification to the Continuing Participants will be deemed never to have been made. If within 14 days after their first meeting, the Selling Participant and the Continuing Participants have not reached agreement on the amount of the cash equivalent of the non-cash consideration, the matter will be referred to an Expert in accordance with clause 21 to determine whether or not the Selling Participant’s calculation of the cash equivalent was fair and reasonable and, if not, to determine the Expert’s calculation of the amount of the cash equivalent;

(f)	If the Expert determines that the basis on which the non-cash consideration has been converted to a cash equivalent is fair and reasonable:

(i)	the period of 60 days referred to in clause 14.4(h) will be deemed to have commenced on the date the Pre-Emption Notice was given provided that if the period of 60 days has expired or would expire prior to 14 days after the date upon which the Expert notifies the Participants of his determination, the 60 day period will be extended to the date which is 14 days after the date upon which the Expert notifies the Participants of the Expert’s determination; and

(ii)	the Expert’s costs will be borne by the Continuing Participant who objected to the Selling Participant’s calculation of the cash equivalent;

(g)	If the Expert determines that the basis on which the non-cash consideration has been converted to a cash equivalent is not fair and reasonable:

(i)	the Selling Participant must issue a fresh Pre-Emption Notice to the Continuing Participants in accordance with the requirements of clause 14.4(a) including the cash equivalent as determined by the Expert and the original Pre-Emption Notice will be deemed never to have been made; and

(ii)	the Expert’s costs will be borne by the Selling Participant;

(h)

The Continuing Participants will have the right to accept the offer set out in the Pre-emption Notice at any time within a period of 60 days from the date the Pre-emption Notice is given (subject to any extension under clause 14.4(f)), and such offer must remain open for that period;

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(i)	If one or more (but not all) of the Continuing Participants accept the offer within such 60 day period, the Selling Participant must notify the accepting Continuing Participant or Continuing Participants of details of the unaccepted portion of the Sale Interest and such Continuing Participant or Continuing Participants will have the right within a period of 60 days after the Selling Participant’s notice is given to accept the unaccepted part of the Sale Interest in proportion to their respective Interests (or as they may otherwise agree) at the same price and on the same terms and conditions;

(j)	If:

(i)	the whole of the Sale Interest is not accepted by one or more of the Continuing Participants; or

(ii)	the whole of the Sale Interest is accepted by one or more of the Continuing Participants but the contract or contracts for transfer of the Sale Interest to the accepting Continuing Participant or Continuing Participants is terminated before completion for reasons other than for a default on the part of the Selling Participant, then the Selling Participant may complete the sale of the Sale Interest to the Proposed Buyer in accordance with the terms and conditions of the proposed sale as set out in the Pre-emption Notice (or on other terms no more favourable to the Proposed Buyer than those terms and conditions), within a period of 60 days after:

(iii)	in the circumstances outlined in clause 14.4(j)(i), the end of either the 60 day period referred to in clause 14.4(h) or the 60 day period referred to in clause 14.4(i) as the case may be; and

(iv)	in the circumstances outlined in clause 14.4(j)(ii), the date of termination of the contract or contracts for transfer of the Sale Interest to the accepting Continuing Participant or Continuing Participants;

(k)	If the whole of the Sale Interest is accepted by one or more of the Continuing Participants, then the Selling Participant will transfer the Sale Interest to those Continuing Participants in accordance with the terms and conditions of the resulting contracts with those Continuing Participants. For the avoidance of doubt, the transfer of the Sale Interest to those Continuing Participants is not subject to any further rights of pre-emption under this clause 14.4; and

(l)	For the avoidance of doubt, an offer made under clause 14.4(b) must relate only to the Sale Interest and, if clause 14.5(b)(iii) applies, the shares in the Manager, and must not include or relate to any other assets.

14.5	Requirements of the offer to Continuing Participants

(a)	An offer to sell the Sale Interest to the Continuing Participants under clause 14.4(b) must:

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(i)	contain a condition or conditions to the effect that the sale is conditional upon the Continuing Participants who accept the offer obtaining all necessary governmental consents and approvals (including any consents or approvals of the Minister required under the Act, and any consents or approvals required under the foreign investment Laws of Australia or any relevant foreign jurisdiction), either unconditionally or on conditions acceptable to such Continuing Participants (acting reasonably); and

(ii)	provide for a date for the satisfaction of any conditions precedent, and a date for completion of the sale, which would result in any Continuing Participants who accept the offer having a period of time for satisfaction of conditions precedent and for completion not less than the corresponding periods of time that the Proposed Buyer would have had under the contract signed by it, and may contain a condition to the effect that if two or more Continuing Participants accept the offer made to them under clause 14.4(b), the sale of the relevant portions of the Sale Interest to each such Continuing Participant will be conditional upon the contemporaneous completion of each such sale occurring.

(b)	For the purposes of the offer to sell the Sale Interest to the Continuing Participants under clause 14.4(b):

(i)	the requirement for a cash consideration does not preclude the consideration for the sale of the Sale Interest consisting partly of cash and partly of other valuable promises (eg a royalty to the extent agreed under clause 14.4) that have been offered by the Proposed Buyer, provided that the Continuing Participants are objectively capable of giving and fulfilling those same promises and are not inherently disadvantaged (when compared to the Proposed Buyer) by the inclusion of those promises as part of the consideration;

(ii)	the consideration for the sale of the Sale Interest will be a cash consideration even though:

(A)	payment of the purchase price may occur in two or more tranches;

(B)	some or all of the purchase price may be paid after the date of transfer of the Sale Interest to the buyer;

(C)	the payment of some or all of the purchase price may be subject to a contingency (provided that the contingency is not such that it is inherently more likely to be satisfied where the Continuing Participants are the buyer of the Sale Interest than where the Proposed Buyer is the buyer of the Sale Interest);

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(D)	the amount of the purchase price, or some component of it, is not fixed and ascertainable at the date of the offer to sell the Sale Interest to the Continuing Participants (provided that the offer clearly sets out the basis upon which the purchase price, or the relevant component of it, is to be calculated, and the basis of calculation is not inherently likely to result in the Continuing Participants paying a higher price for the Sale Interest than the Proposed Buyer would pay if it were the buyer); and

(iii)	if the Selling Participant also holds shares in the Manager, the offer may include (and will not be invalidated by the inclusion of) a requirement for those shares to be transferred to the accepting Continuing Participant or Continuing Participants.

14.6	Charge of Participant’s Interest

(a)	A Participant (Chargor) may create a Security Interest upon all or part of its Interest in favour of any person (Chargee) if the Chargee has entered into a deed (Chargee’s Priority Deed) with the other Participants and the Manager, in a form acceptable to the other Participants and the Manager acting reasonably, under which the Chargee agrees that this document, the Deed of Cross Security and all other Joint Venture Documents will have priority over the Chargee’s Security Interest and any enforcement of that Security Interest will be subject to compliance with the provisions of this document, the Deed of Cross Security and all other Joint Venture Documents.

(b)	The Participants acknowledge that the Chargee’s Priority Deed will also contain provisions under which the Chargee is entitled to receive prior notice of any default by the Chargor or other circumstances that may result in enforcement of remedies under this document or the Deed of Cross Security against the Chargor and to take action to step-in or take other measures to avoid the exercise of such remedies. The Participants will negotiate such provisions reasonably and in good faith and will not unreasonably withhold their agreement to provisions proposed by the Chargee which are consistent with normal finance practice.

(c)	GOR as the Chargee under the Royalty Security will enter into a Chargee’s Priority Deed and each Participant and the Manager acknowledges and agrees that the Royalty Security will rank in second after the Deed of Cross Security with respect to the property of GFA charged thereby. In exercising any power of sale under the Royalty Security, GOR agrees to comply with clause 14.8.

14.7	Notice of intention to create Security Interest

Any Participant proposing the creation of any Security Interest (other than a Permitted Security Interest) must give prior written notice of its intention to create such Security Interest to the other Participants, together with a copy of

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the proposed instrument creating such Security Interest and the name and address of the proposed Chargee.

14.8	Sale of Interest by Chargee

(a)	A Chargee of a Participant’s Interest may, without the consent of any Participant, in the exercise of any power of sale or the enforcement of any other rights conferred by law or by the instrument creating such Security Interest, upon the happening of any event of default specified in the Security Interest, sell (but not otherwise dispose of) the whole or part of the Interest of such Participant (Defaulting Participant).

(b)	Any proposed sale (whether by private treaty or public auction) by a Chargee of the whole or part of a Defaulting Participant’s Interest will be subject to the pre-emptive rights of the other Participants under clauses 14.3, 14.4 and 14.5 and the Chargee’s Priority Deed must acknowledge this.

14.9	Set off

(a)	A Non-Defaulting Participant may, in connection with its purchase of the Interest or part of the Interest of a Defaulting Participant under this clause 14, credit against the purchase price payable by such Participant the amount of any debt due and payable to such Participant by the Defaulting Participant under clause 15.6.

(b)	Except to the extent of such credit, the Chargee must pay to the Manager (for the account of the other Participants) from the proceeds of such sale, all amounts due and payable under any of the Joint Venture Documents by the Defaulting Participant, or in the event such amounts have been paid on behalf of the Defaulting Participant by any other Participant, will reimburse such other Participant the amounts so paid together with interest as provided in clause 15.6.

14.10	Assumption of Joint Venture obligations by transferee

Any sale, transfer or other disposition of the whole or any part of the Interest of a Participant under this clause 14 will be effective only upon:

(a)	the execution and delivery by the transferee and the other Participants of a deed of covenant satisfactory to the parties:

(i)	evidencing the agreement of such transferee (to the extent of the Interest being transferred):

(A)	to become a Participant, or if already a Participant, to increase its Interest;

(B)	to be bound by the provisions of the Joint Venture Documents; and

(C)

to assume all of the liabilities and to perform all of the obligations and duties under the Joint Venture Documents of the Participant whose Interest, or part of whose Interest, is to be sold, transferred or disposed

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of to the extent of the Interest being sold, transferred or disposed of; and

(ii)	evidencing the agreement of the other Participants that such transferee (to the extent of the Interest being transferred) will be entitled to all of the rights and benefits of a Participant under the Joint Venture Documents; and

(b)	the execution and delivery by the transferee of a deed of charge in, or substantially in, the form of the Deed of Cross Security.

14.11	Change in Control

(a)	If:

(i)	there is a Change in Control of a Participant or of a Holding Company of a Participant (other than a Participant or Holding Company which is a publicly listed company at the point in time when the Change in Control occurs); unless

(ii)	the other Participants have consented in writing to such Change in Control; or

(iii)	the Change in Control arises as a result of:

(A)	(spin out) an in specie distribution of all or substantially all of the shares in the Participant or a Holding Company of the Participant to all or predominantly all of the shareholders in the Ultimate Holding Company; or

(B)	(listing) a sale of shares in the Participant or a Holding Company of the Participant or an issue of new shares or securities in that entity (or both) in connection with a listing of the Participant or a Holding Company of the Participant on a stock exchange; or

(C)	(package sale) in the case of GFA, the Change of Control occurs as part of larger transaction of which the market value of the Interest of GFA or its Affiliate which is the subject of that transaction represents 30% or less of the aggregate market value of the assets of GFA and its Affiliates which are the subject of that Change of Control transaction excluding cash and cash equivalents.

then the relevant Participant:

(iv)	must immediately notify the other Participants of the Change in Control; and

(v)	will be deemed to be a Defaulting Participant who has committed an Event of Default and each of the other Participants will have the option to acquire the Interest of the Defaulting Participant in

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accordance with clause 15.7(b) and clauses 15.7 and 15.8 will apply.

(b)	For the avoidance of doubt, a Change in Control of a Participant or its Holding Company does not constitute a transfer or proposed transfer for the purposes of clause 14.3.

15	Defaults and remedies

15.1	Event of Default

Any one or more of the following events with respect to any Participant is an Event of Default:

(a)	any:

(i)	subject to clauses 9.6(a)(iv) and 9.6(b)(iv), failure by the Participant to pay a Called Sum (under clauses 9.3 or 9.8) in accordance with clause 9.5;

(ii)	failure by GFA to pay a Funding Amount under clause 9.6(a)(iv) and 9.6(b)(iv);

(iii)	failure by GFA to pay Deferred Consideration under clause 9.7; and

failure by GOR to repay amounts payable under clause 18.8; within 5 Business Days after notice has been given by the Manager or a Participant under clause 15.2;

(b)	any failure by GOR to repay any amount due which is specified to become an Event of Default in accordance with clause 9.6(a)(v) or 9.6(b)(v);

(c)	an Insolvency Event occurs in relation to the Participant;

(d)	any default by the Participant in the performance of any material obligation under a Joint Venture Document (other than one referred to in clauses 15.1(a) or 15.1(c) above):

(i)	which is capable of remedy, and which default is not remedied within 30 Business Days after receipt of written notice from any other Participant or the Manager given under clause 15.2;

(ii)	but if the default is not reasonably capable of being remedied within 30 Business Days after receipt of written notice from any other Participant or the Manager given under clause 15.2, the Participant fails to commence or has not otherwise taken bona fide steps to remedy the relevant default within 30 Business Days of receiving such notice and does not remedy that default within 50 Business Days after receipt of written notice from any other Participant or the Manager given under clause 15.2 (or such longer period agreed by the Management Committee, where any Defaulting Participant or its Affiliates does not vote); or

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(e)	any default by the Participant in the performance of any material obligation under a Joint Venture Document which is not capable of remedy (other than one referred to in paragraph (a) or (c) above), where the Defaulting Participant has not paid monetary compensation to the Non-Defaulting Participants within 30 Business Days of receipt of notification of the amount of compensation payable as determined under clause 15.2(d).

15.2	Notices of default

(a)	If any Participant:

(i)	fails to pay when due any amount due by it referred to in clauses 15.1(a) or 15.1(b); or

(ii)	defaults in the performance of any of its material obligations under any of the Joint Venture Documents,

the Manager must, as soon as practicable after it becomes aware of that default, notify the Defaulting Participant and each of the other Participants (Non-Defaulting Participants) of that default.

(b)	Failure by the Manager to give such notice will not release the Defaulting Participant from any of its obligations under the Joint Venture Documents.

(c)	If a Participant becomes aware that another Participant has defaulted in the performance of any of its obligations under the Joint Venture Documents but the Manager has not given a notice of default to the Defaulting Participant under clause 15.2(a), the Participant may notify the Defaulting Participant, the Manager and each of the other Non-Defaulting Participants of that default.

(d)	If a default of a material obligation is not capable of being remedied, the Participants must agree in writing the amount of adequate monetary compensation to be paid by the Defaulting Participant to compensate for that default. If the Participants have not reached agreement within 14 days after the date on which notice of default is given, that amount must be referred to an Expert for determination in accordance with clause 21, who must make such determination within 30 days of his or her appointment. On agreement or determination of the amount of adequate monetary compensation under this clause, that amount, and any interest and costs payable or reimbursable under this document, becomes money due and payable under this document within the 30 Business Day period referred to in clause 15.1(e).

15.3	Payment of interest upon default

If a Participant defaults in paying the whole or part of any Called Sum, that Defaulting Participant must pay to the Manager, for the account of the Non-Defaulting Participants, interest on such unpaid amount at the Interest Rate calculated on daily balances, and capitalised monthly, from the due date for payment to the date of actual payment.

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15.4	Rights following an Event of Default

If an Event of Default occurs, then until such Event of Default has been rectified (and the Defaulting Participant has paid all amounts due but unpaid by it in relation to the default under any Joint Venture Document):

(a)	the Representatives of the Defaulting Participant:

(i)	will not have the right to vote at meetings of the Management Committee;

(ii)	will not be counted for the purposes of determining the relevant quorum; and

(iii)	if Chairman of the Management Committee, will cease to be Chairman and the next entitled Non-Defaulting Participant may appoint the Chairman;

(b)	the Defaulting Participant will not have a right to participate in the management of the Joint Venture or to participate in any determinations under this document;

(c)	the Defaulting Participant will have no further right to take and dispose of its share of Product and the Manager may take and dispose of what would otherwise be the Defaulting Participant’s share of Product on such terms as the Manager considers reasonable and must credit the net proceeds of sale after deducting all costs incurred in effecting the sale, towards the moneys owed by the Defaulting Participant;

(d)	the Defaulting Participant will continue to have the right to receive the reports and information from the Manager under clause 10;

(e)	the Non-Defaulting Participants and the Manager may exercise each and every power and remedy provided in the Deed of Cross Security executed by the Defaulting Participant and use and apply any moneys realised from such exercise in accordance with the Deed of Cross Security;

(f)	the Non-Defaulting Participants may acquire the Interest of the Defaulting Participant subject to and in accordance with clause 15.7; and

(g)	GOR’s entitlement to:

(i)	issue a Funding Notice will be subject to clause 9.6(c); and

(ii)	seek external funding support from GFA will be subject to clause 13.4.

15.5	Payment of Unpaid Called Sum

(a)	Subject to clauses 9.6 and 15.5(b), if requested by written notice from the Manager, the Non-Defaulting Participants will, in the proportion that their respective Interests bear to the aggregate of their Interests, pay on behalf of the Defaulting Participant all or any part nominated by the Manager of the amounts owing by such Defaulting Participant (including

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under clause 15.3), such payment to be made by the Non-Defaulting Participants within such time as the Manager may reasonably determine.

(b)	The Manager will exercise its rights under the Deed of Cross Security (as contemplated in clause 15.4(e)) and to take and sell what would otherwise be the Defaulting Participant’s Interest share of Product under clause 15.4(c) in priority to calling upon the Non-Defaulting Participants to pay any amounts owing by the Defaulting Participant (as contemplated in clause 15.5(a)) if the Manager is of the opinion that exercising its rights under the Deed of Cross Security or against the share of Product will result in it obtaining payment of the relevant outstanding amounts within a timeframe that will enable Operations to continue without disruption.

(c)	If any Non-Defaulting Participant pays any amount on behalf of a Defaulting Participant under clause 15.5(a), the amount so paid will constitute a debt due and payable by the Defaulting Participant to such Non-Defaulting Participant, and will bear interest at the Interest Rate calculated on daily balances, and capitalised monthly, from the date such debt became due to the Non-Defaulting Participant until the date such debt is paid by the Defaulting Participant.

15.6	Delivery of Cross Security

(a)	It is acknowledged that, for the purposes of securing the performance of their obligations under the Joint Venture Documents, each Participant has executed and delivered the Deed of Cross Security creating in favour of the other Participants and the Manager a charge upon the Participant’s Interest.

(b)	Each Participant (and each transferee of an Interest which has executed a similar deed of charge in accordance with clause 14.10) will as soon as practicable after the creation of the Deed of Cross Security promptly register the Deed of Cross Security, or will file or record such other notices or documents relating to the Deed of Cross Security, in each jurisdiction where such registration, filing or recording may be required to perfect the security created by the Deed of Cross Security and to protect further the rights of the Manager and other Participants under the Deed of Cross Security.

15.7	Option to acquire Interest of Defaulting Participant

(a)	Upon the occurrence of an Event of Default, the Manager (or failing the Manager doing so, any Participant) will notify the Participants of the Event of Default (EOD Notice).

(b)	Upon the occurrence of an Event of Default, and until such Event of Default has been rectified, each Non-Defaulting Participant will have the option to acquire the whole of the Interest of the Defaulting Participant.

(c)	Such option may be exercised by notice in writing (Exercise Notice) given to the Defaulting Participant at any time during the 60 day period immediately following the later of the occurrence of the Event of Default and the date that the Manager (or a Participant) gives the Participants an

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EOD Notice (Option Exercise Period), provided the Event of Default giving rise to such option remains unremedied as at the date of the Exercise Notice.

(d)	The Non-Defaulting Participant must give a copy of the Exercise Notice to:

(i)	the Manager; and

(ii)	the other Non-Defaulting Participants,

at the same time as giving the Exercise Notice to the Defaulting Participant.

(e)	If:

(i)	one or more Non-Defaulting Participants give an Exercise Notice within the Option Exercise Period; and

(ii)	at least the first of such Exercise Notices was given at a point in time when the Event of Default which gave rise to the option remained unremedied,

then, upon expiry of the Option Exercise Period, the value of the Interest of the Defaulting Participant must be determined in accordance with clause 15.8.

(f)	Within 14 days after the value of the Interest of the Defaulting Participant has been determined in accordance with clause 15.8, any Non-Defaulting Participant who had given an Exercise Notice may, by notice in writing (Notice to Proceed) given to the Defaulting Participant (with copies to the Manager and the other Non-Defaulting Participants) advise that the Non-Defaulting Participant wishes to proceed with the acquisition of the Interest of the Defaulting Participant.

(g)	If one or more Non-Defaulting Participants (Acquiring Participants) give a Notice to Proceed, the Defaulting Participant and the Acquiring Participants will be deemed to have entered into a contract for the sale to the Acquiring Participants (in the proportions that their respective Interests bear to the aggregate of their Interests) of the Defaulting Participant’s Interest upon the following terms and conditions:

(i)	The liability of the Acquiring Participants (including obligations to pay money) will be several in the proportions that their respective Interests bear to the aggregate of their Interests.

(ii)	The sale will be conditional upon the parties obtaining all Governmental Agency consents, approvals or clearances required in respect of the sale (Approvals), which may include, without limitation:

(A)	ministerial consents required under the Act for the assignment of a Defaulting Participant’s Interest in the Titles; and

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(B)	approval for the sale from the Foreign Investment Review Board (if applicable).

(iii)	The parties must execute all documents and do all other things reasonably necessary to apply for and obtain the necessary Approvals as expeditiously as possible.

(iv)	If the necessary Approvals:

(A)	have not all been obtained within 90 days after the date of expiry of the 14 day period referred to in clause 15.7(f), the Acquiring Participants may elect to terminate the contract for the sale of the Defaulting Participant’s Interest;

(B)	have all been obtained or the Acquiring Participants have not elected to terminate the contract for the sale of the Defaulting Participant’s Interest under clause 15.7(g)(iv)(A), then completion of the sale of the Defaulting Participant’s Interest will take place:

(1)	at the place in Western Australia nominated by the Acquiring Participants by notice in writing to the Defaulting Participant; and

(2)	on the date which is 30 days after the date upon which the last of the necessary Approvals was obtained, or such earlier date agreed by the Acquiring Participants;

(C)	have all been obtained by some but not all Acquiring Participants within 90 days after the date of expiry of the 14 day period referred to in clause 15.7(f), then:

(1)	those Acquiring Participants who have not obtained all necessary Approvals may elect to withdraw from the contract for the sale of the Defaulting Participant’s Interest; and

(2)	if, within a further 14 days after the end of the 90 day period (or such longer period agreed by the Acquiring Participants), any remaining Acquiring Participants who have obtained all necessary Approvals agree to purchase the Defaulting Participant’s Interest, either in the proportions that those Acquiring Participants’ respective Interests bear to the aggregate of their Interests, or in such other proportions that those remaining Acquiring Participants otherwise agree, then:

•	the contract for the sale of the Defaulting Participant’s Interest will be deemed to be between the Defaulting Participant and those

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remaining Acquiring Participants, and in such proportions as those Acquiring Participants agree; and

•	completion of the sale of the Defaulting Participant’s interest will take place:

•	at the place in Western Australia nominated by the relevant Acquiring Participants by notice in writing to the Defaulting Participant; and

•	on the date which is 14 days after the end of the 14 day period specified in clause 15.7(g)(iv)(C)(2).

(v)	At completion:

(A)	the Defaulting Participant must transfer its Interest to the relevant Acquiring Participants free from all Security Interests (other than, to the extent applicable, the obligations under the Royalty Deed and Royalty Security and subject to the Permitted Security Interests which apply to the Interest). The relevant Acquiring Participants will be entitled to a transfer of the Interest of the Defaulting Participant in the proportions that their respective Interests bear to the aggregate of their Interests or in such other proportions as the relevant Acquiring Participants agree;

(B)	the Defaulting Participant must execute and deliver all instruments of sale, assignment, conveyance and transfer and all other documents, and take such other action, as the relevant Acquiring Participants may reasonably request to effect such transfer;

(C)	in return for the transfer of the Defaulting Participant’s Interest, the relevant Acquiring Participants must pay to the Defaulting Participant, or as the Defaulting Participant’s solicitor may direct, the amount that is equal to the value of the Defaulting Participant’s Interest (as determined in accordance with clause 15.8) less the following amounts:

(1)	all amounts due but unpaid under any of the Joint Venture Documents by the Defaulting Participant, which amounts must, immediately following completion, be paid by the relevant Acquiring Participants on behalf of the Defaulting Participant;

(2)	the amount of the debt owed by the Defaulting Participant to the acquiring Participants under

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clause 15.5(c) and, where applicable, under clauses 9.6 and 13;

(3)	the amount (as reasonably determined by the Non-Defaulting Participants) of all other outstanding liabilities and obligations of the Defaulting Participant under any of the Joint Venture Documents which are to be assumed by the relevant Acquiring Participants; and

(4)	all amounts of any stamp and other duties, levies, imposts or other taxes, together with any interest or penalty thereon, imposed by the State or the Commonwealth or any taxing authority, paid or which may thereafter be payable by the relevant Acquiring Participants in connection with the exercise of the option and the transfers effected consequent upon its exercise; and

(D)	the amount payable to the Defaulting Participant under clause 15.7(g)(v)(C) must be paid by bank cheque or by direct deposit of clear and available funds into a bank account in Australia nominated by the Defaulting Participant for this purpose.

(vi)	To secure the rights of the Acquiring Participants under this clause, the Defaulting Participant hereby irrevocably appoints each relevant Acquiring Participant, the Manager and their respective directors as the several attorneys of the Defaulting Participant with power to sign all documents and do all other things in the name of the Defaulting Participant which are reasonably necessary to:

(1)	apply for and obtain the necessary Governmental Agency consents, approvals and clearances referred to in clause 15.7(g); and

(2)	effect the transfer of the Defaulting Participant’s Interest as contemplated in clauses 15.7(g)(v)(A) and 15.7(g)(v)(B).

(vii)	The Defaulting Participant and the relevant Acquiring Participants must sign any deed of covenant and deed of charge that is required under clause 14.10.

15.8	Value of Interest of Defaulting Participant

The following provisions apply where, under clause 15.7, the value of the Interest of a Defaulting Participant is required to be determined:

(a)	The Defaulting Participant and the Non-Defaulting Participants who have given an Exercise Notice must endeavour to agree the value of the Interest of the Defaulting Participant.

(b)	If the parties are unable to agree upon the value of the Interest of the Defaulting Participant within 14 days after the expiry of the Option

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Exercise Period, the parties must endeavour to agree upon the appointment of two suitably qualified and experienced persons to determine the value of the Interest of the Defaulting Participant (Valuers).

(c)	If the parties are unable to agree upon the appointment of the Valuers within 14 days after the expiry of the Option Exercise Period, then the Valuers will be two suitably qualified and experienced persons nominated by the President (or Acting President) for the time being of the Minerals Council of Australia or their nominee at the request of Non-Defaulting Participants who have given an Exercise Notice.

(d)	The Valuers must be engaged on terms which require the Valuers to use their best endeavours to make independently a determination within 30 days after their appointment, or such other timeframes as the Defaulting Participant and Non-Defaulting Participants who have given an Exercise Notice may agree.

(e)	Each Valuer will determine the value of the Interest of the Defaulting Participant, as at the date of the first Exercise Notice given, on the following basis:

(i)	the price that would have been paid by a knowledgeable and willing (but not anxious) buyer to a knowledgeable and willing (but not anxious) seller dealing at arm’s length;

(ii)	any Rehabilitation Obligations and Mine Closure Obligations relating to the Interest are to be taken into consideration;

(iii)	if the Interest is subject to the Royalty Deed and Royalty Security, the Permitted Security Interests and any other agreements, the obligations under those documents which apply to the Interest;

(iv)	the Interest is to be valued on a stand-alone basis, and without taking into account any element of control that a Non-Defaulting Participant may obtain as a result of acquiring all or part of the Defaulting Participant’s Interest in addition to the Non-Defaulting Participant’s existing Interest;

(v)	the valuation is to be determined independently and generally in accordance with the VALMIN Code of the Australian Institute of Mining and Metallurgy; and

(vi)	otherwise the valuation methodologies to be applied are to be determined by the Valuer in its own discretion, taking into account usual and prudent industry practices.

(f)	The value of the Interest of the Defaulting Participant will be deemed to be the average of the two Valuer’s determinations.

(g)	In making the determination, each Valuer will be deemed to be acting as an expert and not as an arbitrator, and the laws relating to commercial arbitration will not apply to either Valuer, the Valuer’s determination or the means by which each Valuer makes the determination.

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(h)	Each party will be entitled to submit such evidence to each Valuer as the Valuer may reasonably allow or require, and will provide all information, written or oral, which the Valuer may reasonably request, provided that:

(i)	all oral evidence must be presented in the presence of the other parties; and

(ii)	copies of all written evidence must be given to all other parties.

(i)	Each Valuer may consult such legal, technical and financial experts as the Valuer, in his or her absolute discretion, thinks fit.

(j)	The costs of the Valuers, and of any legal, technical and financial experts consulted by the Valuers, will be borne by the Defaulting Participant.

(k)	The determination of the Valuer will be final and binding on the parties without appeal so far as the law allows and except in the case of manifest error.

15.9	Remedies not exclusive

(a)	Each and every power and remedy given to the Non-Defaulting Participants in this clause 15 are in addition to every other power and remedy existing at law or in equity, and each and every power and remedy may be exercised from time to time and simultaneously and as often and in such order as may be deemed expedient.

(b)	All such powers and remedies will be cumulative, and the exercise of one will not be deemed a waiver of the right to exercise any other or others.

(c)	No delay or omission in the exercise of any such power or remedy will impair any such power or remedy or will be construed to be a waiver of any default.

16	Guarantee

16.1	Guarantee of GFA’s obligations

(a)	The GFA Guarantor acknowledges that it has received valuable consideration for entering into this document.

(b)	Subject to clause 16.2, the GFA Guarantor unconditionally and irrevocably guarantees to the Participants and the Manager the due and punctual performance by GFA of its obligations under this document.

(c)	As a separate undertaking, the GFA Guarantor indemnifies the Participants and the Manager and their respective Affiliates directors, officers, employees and agents against all Liabilities suffered or incurred by the Participants or the Manager arising from, or in connection with, a breach by GFA of this document to the extent that GFA would have been liable for the same under this document.

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(d)	The GFA Guarantor’s liability under this clause 16 is absolute and is not affected by anything which might operate to release or exonerate the GFA Guarantor in whole or in part including:

(i)	the grant to GFA of any time, waiver or other indulgence or concession;

(ii)	any transaction or arrangement that may take place between any Participants, the Manager, GFA, the GFA Guarantor or any other person;

(iii)	the Participants and/or the Manager exercising or not exercising any other security or any of the rights conferred on it by law or under this document or any other agreement or failing to take security;

(iv)	any discharge or release of any obligation of GFA, any other guarantor or any other person;

(v)	any Insolvency, legal limitation, incapacity, disability, reorganisation, change in condition, nature or status or other circumstance related to GFA;

(vi)	GFA’s obligations or any part of them becoming wholly or partially illegal, void or voidable, or unenforceable;

(vii)	failure by the Participants and/or the Manager to give notice to the GFA Guarantor of any default by GFA under this document;

(viii)	any laches, acquiescence, delay, acts or omissions on the part of the Participants and/or the Manager;

(ix)	the transfer of all or any part of GFA’s Interest to an Affiliate under clause 14.2;

(x)	any variation or novation of a right of the Participants and / or the Manager; and

(xi)	any alteration of this document, or any agreement entered into in the performance of this document, with or without the consent of the GFA Guarantor.

(e)	Subject to clause 16.2, the guarantee and indemnity under this clause 16 is a continuing guarantee and indemnity.

(f)	In addition to the GFA Guarantor’s obligations as guarantor under this clause 16, the GFA Guarantor agrees that any obligations which may not be enforceable against it as guarantor will be enforceable against it as if it were the principal obligor in respect of the obligation.

(g)	This guarantee and indemnity under this clause 16 may be enforced against the GFA Guarantor without the Participants and/or the Manager being required to exhaust any remedy it may have against GFA under this document.

(h)	If a Claim that a payment or transfer to the Participants and/or the Manager in connection with this document is void or voidable under laws

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relating to insolvency or protection of creditors is upheld, conceded or compromised, then the Participants and / or the Manager is entitled immediately as against the GFA Guarantor to the rights to which it would have been entitled under this clause 16 if all or part of the payment or transfer had not occurred.

16.2	Cessation of Guarantee

Provided the payments are not claimed by any person to be void or voidable and that claim is upheld, the liability of the GFA Guarantor under this clause 16 will cease, and GFA Guarantor will be irrevocably released from the guarantee and indemnity under this clause 16, upon the last to occur of:

(a)	full and final payment to the Participants and / or the Manager of the Deferred Consideration payments under clause 9.7;

(b)	GFA satisfying its sole funding obligations under clause 9.4(a);

(c)	90 days after Completion of Project Development; and

(d)	20 Business Days after the completion of any reconciliation process under clause 9.4(b).

17	Force Majeure

17.1	Force Majeure occurrence

(a)	If a party (Affected Party) is prevented or hindered by Force Majeure from fully or partly complying with any obligation (except for the payment of money) under this document, that obligation is suspended for the duration of, and to the extent affected by, such Force Majeure.

(b)	If the Affected Party wishes to claim the benefit of this clause it must give prompt notice of the Force Majeure occurrence to the other Participants and the Manager including reasonable details of:

(i)	the Force Majeure occurrence and why it constitutes Force Majeure;

(ii)	the effect of the Force Majeure occurrence on the performance of the Affected Party’s obligations; and

(iii)	the likely duration of the delay in performance of those obligations.

(c)	The Affected Party must use its best endeavours to remove or overcome the cause and/or effect of the Force Majeure provided that nothing in this clause requires the Affected Party to:

(i)	settle any strike, or other labour dispute; or

(ii)	contest the validity or enforceability of any law or legally enforceable order by way of legal proceedings;

on terms not acceptable to it solely for the purpose of removing the event of Force Majeure.

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(d)	If the Force Majeure event cannot be removed or overcome to an extent that allows resumption of performance within 6 months (or such other period as the Participants agree) from the date the notice is given under clause 17.1(b)(i), the Participants must consider and determine whether this document should be modified or terminated.

(e)	Notwithstanding the Force Majeure, the Participants must continue to pay any Called Sum called by the Manager in accordance with clauses 9.3 and 9.8 to the extent such monies are necessary to maintain the Joint Venture Assets in good condition and keep the Titles in good standing in accordance with Good Australian Mining Practice.

18	General

18.1	Representations and warranties

(a)	Each Participant represents and warrants to each other Participant that:

(i)	it has capacity unconditionally to execute and deliver and comply with its obligations under this document;

(ii)	it has taken all necessary action to authorise the unconditional execution and delivery of, and the compliance with its obligations under, this document;

(iii)	this document constitutes its valid and legally binding obligations and is enforceable against it by any other party in accordance with its terms; and

(iv)	its unconditional execution and delivery of, and compliance with its obligations under, this document do not contravene:

(A)	any Law to which it or any of its property is subject or any order or directive from a Government Agency binding on it or any of its property; or

(B)	its constituent documents, any agreement or instrument to which it is a party or any obligation to any other person.

(b)	The warranties and representations given under clause 18.1(a) are continuing obligations for the term of this document.

18.2	Duty

(a)	Except as expressly stated otherwise in this document, the Manager, as between the parties, is liable for and must pay all duty (including any fine, interest or penalty except where it arises from default by another party) on or relating to this document, any document executed under it or any dutiable transaction evidenced or effected by it.

(b)	If a party other than the Manager pays any duty (including any fine, interest or penalty) on or relating to this document, any document executed under it or any dutiable transaction evidenced or effected by it, the Manager must pay that amount to the paying party on demand.

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(c)	All amounts payable by the Manager under clauses 18.2(a) and 18.2(b) above will form part of Costs.

18.3	Legal costs

(a)	Except as expressly stated otherwise in this document, each party must pay its own legal and other costs and expenses of negotiating, preparing, executing and performing its obligations under this document.

(b)	The legal costs of the Manager in negotiating, preparing, and executing this document do not form part of Costs, however the legal costs of the Manager in performing its obligations under this document form part of Costs.

18.4	No liability for consequential losses

Except in the case of Wilful Misconduct or Gross Negligence, no Participant will be liable to the other Participants in any circumstances for any loss of use, loss of revenue, loss of profit, loss of production, business interruption, loss of business opportunity, loss of savings, loss of use of capital or loss of good will, arising out of or in connection with this document, whether or not foreseeable at the Effective Date.

18.5	Amendment

This document may only be varied or replaced by a document executed by the parties.

18.6	Waiver and exercise of rights

(a)	A single or partial exercise or waiver by a party of a right relating to this document does not prevent any other exercise of that right or the exercise of any other right.

(b)	A party is not liable for any loss, cost or expense of any other party caused or contributed to by the waiver, exercise, attempted exercise, failure to exercise or delay in the exercise of a right.

18.7	Rights cumulative

Except as expressly stated otherwise in this document, the rights of a party under this document are cumulative and are in addition to any other rights of that party.

18.8	Certain rights are personal to GOR

(a)	The rights under the following clause are personal to GOR and assignees who are Affiliates of GOR:

(i)	(Exploration) right to be delegated management of exploration activities under clause 6.5(b) and schedule 5;

(ii)	(GFA Cash Call Funding) GFA Funding for Significant New Called Sum under clause 9.6;

(iii)	(GOR Financial Support) GFA providing support or funding to GOR under clause 13,

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and cannot be assigned by GOR to any party other than to an Affiliate of GOR in accordance with clause 14.2.

(b)	The rights referred to above cease on the first to occur of:

(i)	the date on which neither GOR nor any of its Affiliates are Participants;

(ii)	where GOR has assigned its Interest to an Affiliate in accordance with clause 14.2, the date on which clause 14.2(c) applies unless clause 14.2(d) applies;

(iii)	if an event under clause 14.2(d) has occurred, the entity that was the Affiliate of GOR (Permitted Assignee) has a market capitalisation of $1,000,000,000 or more based on the closing share price on the securities exchange on which it is listed for 2 or more consecutive trading days; or

(iv)	the date there is a Change in Control of GOR or, after an event under clause 14.2(d) has occurred, there is a Change in Control of the Permitted Assignee,

(the GOR Benefits End Date) and the following will apply to GOR, its assignee who is an Affiliate of GOR or the Permitted Assignee (as applicable) (Relevant Party):

(v)	the Relevant Party must hand over management of the exploration activities to the Manager in accordance with schedule 5;

(vi)	the Relevant Party may make no further requests for funding under clauses 9.6 or 13;

(vii)	the Relevant Party must repay all amounts lent from GFA under clause 9.6 as soon as practicable and in any event no later than the earlier of the due date for payment and 30 days after the GOR Benefits End Date;

(viii)	the Relevant Party must repay all amounts lent from GFA under clause 13 as soon as practicable and in any event no later than the earlier of the due date for payment and 30 days after the GOR Benefits End Date; and

(ix)	the Relevant Party must use reasonable endeavours to:

(A)	replace all financial securities and assurances provided by GFA or its Affiliates for the benefit of any Relevant Party under clause 13; and

(B)	ensure that GFA and its Affiliates are fully released from the same to the extent of the Relevant Party’s former Interest,

as soon as reasonably practicable and in any event within 60 days after the GOR Benefits End Date:

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Corrs Chambers Westgarth

(c)	Where financial securities and assurances are required to be replaced under clause 18.8(b)(ix) and this has not occurred by the required deadline, the Relevant Party must:

(i)	continue to use all reasonable endeavours to procure the replacement in accordance with clause 18.8(b)(ix) as soon as reasonably practicable; and

(ii)	if any of the financial securities and assurances are not replaced under clause 18.8(b)(ix) then, from the GOR Benefits End Date until replacement the Relevant Party indemnifies GFA and its Affiliates, directors, officers, employees and agents from and against any Liabilities suffered or incurred by GFA and its Affiliates arising directly or indirectly from, or in connection with the failure to replace the financial securities and assurances.

18.9	Consents

Except as expressly stated otherwise in this document, a party may conditionally or unconditionally give or withhold any consent to be given under this document and is not obliged to give its reasons for doing so.

18.10	Further steps

(a)	Each party must promptly do whatever any other party reasonably requires of it to give effect to this document and to perform its obligations under it.

(b)	Without limiting clause 18.10(a) each Participant agrees to make such amendments to the Joint Venture Documents, to provide such further information and to do such other things, as any of the other Participants may require from time to time to:

(i)	ensure that any security interest created by this document is fully effective, enforceable and perfected with the contemplated priority;

(ii)	ensure that any security interest created by this document is perfected by control to the extent possible under the PPS Act; and

(iii)	otherwise to the fullest possible extent, register, protect, perfect, record and maintain each Participant’s position as contemplated by this document under any security interest created by this document in the context of the PPS Act.

18.11	Governing law and jurisdiction

(a)	This document is governed by and is to be construed in accordance with the laws applicable in Western Australia.

(b)	Each party irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts exercising jurisdiction in Western Australia and any courts which have jurisdiction to hear appeals from any of those courts and waives any right to object to any proceedings being brought in those courts.

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18.12	Counterparts

This document may consist of a number of counterparts and, if so, the counterparts taken together constitute one document.

18.13	Entire understanding

(a)	This document contains the entire understanding between the parties as to the subject matter of this document.

(b)	All previous negotiations, understandings, representations, warranties, memoranda or commitments concerning the subject matter of this document are merged in and superseded by this document and are of no effect. No party is liable to any other party in respect of those matters.

(c)	No oral explanation or information provided by any party to another:

(i)	affects the meaning or interpretation of this document; or

(ii)	constitutes any collateral agreement, warranty or understanding between any of the parties.

18.14	Severability

(a)	Subject to clause 18.14(b), if a provision of this document is illegal or unenforceable in any relevant jurisdiction, it may be severed for the purposes of that jurisdiction without affecting the enforceability of:

(i)	the other provisions of this document in that jurisdiction; or

(ii)	this document, including that provision, in other jurisdictions.

(b)	Clause 18.14(a) does not apply if severing the provision:

(i)	materially alters the:

(A)	scope and nature of this document; or

(B)	the relative commercial or financial positions of the parties; or

(ii)	would be contrary to public policy.

18.15	PPS Act

(a)	Each party waives the right to receive any notice under the PPS Act (including a notice of verification statement) unless the notice is required under the PPS Act and the obligation to give it cannot be excluded.

(b)	The parties agree to contract out of each provision of the PPS Act that sections 115(2) and 115(7) of the PPS Act permits them to contract out of, other than section 135 of the PPS Act.

(c)	Unless expressed to the contrary, a reference to a term which is defined in the PPS Act has the meaning it has in the PPS Act.

18.16	Construction

Unless expressed to the contrary, in this document:

(a)	words in the singular include the plural and vice versa;

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Corrs Chambers Westgarth

(b)	any gender includes the other genders;

(c)	if a word or phrase is defined its other grammatical forms have corresponding meanings;

(d)	‘includes’ means includes without limitation;

(e)	no rule of construction will apply to a clause to the disadvantage of a party merely because that party put forward the clause or would otherwise benefit from it;

(f)	a reference to:

(i)	a person includes a partnership, joint venture, unincorporated association, corporation and a government or statutory body or authority;

(ii)	subject to clause 18.8, a person includes the person’s legal personal representatives, successors, permitted assigns and persons substituted by novation;

(iii)	any legislation includes subordinate legislation under it and includes that legislation and subordinate legislation as modified or replaced;

(iv)	an obligation includes a warranty or representation and a reference to a failure to comply with an obligation includes a breach of warranty or representation;

(v)	a right includes a benefit, remedy, discretion or power;

(vi)	time is to local time in Perth;

(vii)	‘$’ or ‘dollars’ is a reference to Australian currency;

(viii)	this or any other document includes the document as novated, varied or replaced and despite any change in the identity of the parties;

(ix)	writing includes any mode of representing or reproducing words in tangible and permanently visible form, and includes fax transmissions;

(x)	an obligation includes a warranty or representation, and a reference to a failure to observe or perform an obligation includes a breach of warranty or representation;

(xi)	this document includes all schedules and annexures to it; and

(xii)	a clause, schedule or annexure is a reference to a clause, schedule or annexure, as the case may be, of this document;

(g)	provisions or terms of this document or another document, agreement, understanding or arrangement include a reference to both express and implied provisions and terms;

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(h)	a reference to anything (including, without limitation, any amount) is a reference to the whole or any part of it and a reference to a group of things or persons is a reference to any one or more of them;

(i)	a reference to any authority, association or body (whether statutory or otherwise) will, if any such authority, association or body ceases to exist or is re-constituted, re-named or replaced or the powers or functions of such authority, association or body are transferred to any other authority, association or body, be deemed to refer respectively to the authority, association or body established or constituted in its place or which most closely succeeds to its powers or functions;

(j)	if the date on or by which any act must be done under this document is not a Business Day, the act must be done on or by the next Business Day; and

(k)	where time is to be calculated by reference to a day or event, that day or the day of that event is excluded.

18.17	Headings

Headings do not affect the interpretation of this document.

18.18	Adjustment of Thresholds

(a)	At the start of each Financial Year (commencing 1 January 2018), all financial based thresholds referred to in this document will be increased by the same percentage that the CPI has increased since the last 1 January.

(b)	The initial index number for calculating the percentage increase of the CPI as at 1 January 2018 is 108.6.

19	Notices

19.1	General

A notice, demand, certification, process or other communication relating to this document must be in writing in English and may be given by an agent of the sender.

19.2	How to give a communication

In addition to any other lawful means, a communication may be given by being:

(a)	personally delivered;

(b)	left at the party’s current delivery address for notices;

(c)	sent to the party’s current postal address for notices by pre-paid ordinary mail or, if the address is outside Australia, by pre-paid airmail;

(d)	sent by email to the party’s current email address for notices; or

(e)	sent by such other form of communication as the Participants and the Manager may from time to time agree.

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19.3	Particulars for delivery of

(a)	The particulars for delivery of notices are initially:

(i)	in the case of GOR or the Manager until the end of the Transition Period:

Delivery address:	Level 2, 26 Colin Street
West Perth WA 6005

Postal address:	PO Box 1157
West Perth WA 6872

Email:	perth@goldroad.com.au ; and Ian.murray@goldroad.com.au

Attention:	Marked “FOR URGENT ATTENTION OF”
Managing Director and Company Secretary

(i)	in the case of GFA, GFA Guarantor or the Manager after the Transition Period::

Delivery address:	Level 5, 50 Colin Street
West Perth WA 6005

Postal address:	PO Box 628
West Perth WA 6872

Email:	GFA.CompanySecretary@goldfields.com

Attention:	Company Secretary

(b)	Each party may change its particulars for delivery of notices by notice to each other party.

19.4	Communications by post

Subject to clause 19.7, a communication is given if posted:

(a)	within Australia to an Australian postal address, three Business Days after posting; or

(b)	outside of Australia to an Australian postal address or within Australia to an address outside of Australia, ten Business Days after posting.

19.5	Communications by email

(a)	Subject to clause 19.7, a communication is given if sent by email, upon the earlier of:

(i)	the time the sender receives an automated message from the intended recipient’s information system confirming delivery of the email;

(ii)	the time that the email is first opened or read by the intended recipient, or an employee or officer of the intended recipient; and

(iii)	four hours after the time the email is sent (as recorded on the device from which the sender sent the email) unless the sender

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Corrs Chambers Westgarth

receives, within that four hour period, an automated message that the email has not been delivered.

(b)	Despite anything to the contrary in this document, the following communications must not be given by email:

(i)	a Funding Notice given under clause 9.6;

(ii)	a notice given by GFA under clauses 9.6(a)(v) or 9.6(b)(v);

(iii)	a notice given by the Manager under clause 15.2(a) or any Participant under clause 15.2(c); and

(iv)	an EOD Notice given under clause 15.7.

19.6	Process service

Any process or other document relating to litigation, administrative or arbitral proceedings in relation to this document may be served by any method contemplated by this clause 19 or in accordance with any applicable law.

19.7	After hours communications

If a communication is given:

(a)	after 5.00 pm in the place of receipt; or

(b)	on a day which is a Saturday, Sunday or bank or public holiday in the place of receipt,

it is taken to have been given at 9.00am on the next day which is not a Saturday, Sunday or bank or public holiday in that place.

20	GST

20.1	Construction

In this clause 20:

(a)	unless there is a contrary indication, words and expressions which are not defined in this document but which have a defined meaning in the GST Law have the same meaning as in the GST Law;

(b)	GST Law has the same meaning given to that expression in the A New Tax System (Goods and Services Tax) Act 1999 (Cth) or, if that Act does not exist for any reason, means any Act imposing or relating to the imposition or administration of a goods and services tax in Australia and any regulation made under that Act; and

(c)	references to GST payable and input tax credit entitlements include:

(i)	notional GST payable by, and notional input tax credit entitlements of the Commonwealth, a State or a Territory (including a government, government body, authority, agency or instrumentality of the Commonwealth, a State or a Territory); and

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Corrs Chambers Westgarth

(ii)	GST payable by, and the input tax credit entitlements of, the representative member of a GST group of which the entity is a member.

20.2	Consideration GST exclusive

Unless otherwise expressly stated, all consideration, whether monetary or non-monetary, payable or to be provided under or in connection with this document is exclusive of GST (GST-Exclusive Consideration).

20.3	Payment of GST

If GST is or becomes payable on any supply made by:

(a)	a party; or

(b)	an entity that is taken under the GST Law to make the supply by reason of the capacity in which a party acts,

(Supplier) under or in connection with this document, the recipient of the supply, or the party providing the consideration for the supply, must pay to the Supplier an amount equal to the GST payable on the supply as calculated in accordance with the GST Law, subject to clause 20.5.

20.4	Timing of GST payment

The amount referred to in clause 20.3 must be paid in addition to and at the same time and in the same manner (without any set-off or deduction) that the GST-Exclusive Consideration for the supply is payable or to be provided.

20.5	Tax invoice

The Supplier must deliver a tax invoice or an adjustment note to the recipient of a taxable supply before the Supplier is entitled to payment of an amount under clause 20.3.

20.6	Adjustment event

If an adjustment event arises in respect of a supply made by a Supplier under or in connection with this document, any amount that is payable under clause 20.3 will be calculated or recalculated to reflect the adjustment event and a payment will be made by the recipient to the Supplier or by the Supplier to the recipient as the case requires.

20.7	Reimbursements

Notwithstanding any other provision in this document, where a party is required under or in connection with this document to pay for, reimburse or contribute to any expense, loss, liability or outgoing suffered or incurred by another party or indemnify another party in relation to such an expense, loss, liability or outgoing (Reimbursable Expense), the amount required to be paid, reimbursed or contributed by the first party will be reduced by the amount of any input tax credits to which the other party (or the representative member of the GST group of which the other party is a member) is entitled in respect of the Reimbursable Expense.

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20.8	Calculations based on other amounts

If an amount of consideration payable or to be provided under or in connection with this document is to be calculated by reference to any price, value, sales, proceeds, revenue or similar amount (Revenue), that reference will be to that Revenue determined by deducting from it an amount equal to the GST payable on the supply for which it is consideration.

20.9	No merger

This clause 20 does not merge on the completion, rescission or other termination of this document or on the transfer of any property supplied under this document.

20.10	GST joint venture

The parties will, in good faith, consider taking action to register the Joint Venture as a GST joint venture after the Effective Date. If the Joint Venture is registered as a GST joint venture then the parties contemplate that the Manager will be responsible for administration of any GST.

21	Expert determination

21.1	When appointed

Wherever under this document:

(a)	any matter is expressly to be referred to an Expert; or

(b)	the parties agree that a point of difference between them will be resolved by an Expert,

then unless specifically provided otherwise, the matter in issue will be referred to an Expert for determination and this clause will apply. Unless otherwise agreed by the parties to the dispute, any Expert appointed under this document must be someone who is independent of the parties to the dispute, does not have an interest or duty which conflicts or may conflict with the functions as the expert and is not an employee, representative of a person that provides consultancy services on a regular basis to any party to the dispute.

21.2	Appointment

The procedure for the appointment of an Expert will be as follows:

(a)	the party wishing the appointment to be made will give notice in writing to that effect to the other parties and give details of the matter which it proposes will be resolved by the Expert;

(b)	within 10 Business Days from the date of that notice, the parties will meet in an endeavour to agree upon a single Expert (who will be independent of the parties and will have qualifications and experience appropriate to the matter in dispute) to whom the matter in dispute will be referred for determination; and

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Corrs Chambers Westgarth

(c)	if within that 10 Business Days the parties fail to agree upon the appointment of a single Expert then any party may request the nomination of an Expert by:

(i)	the President of the Australasian Institute of Mining and Metallurgy to appoint the Expert, if the subject matter of the dispute relates to a technical issue;

(ii)	the President of the Institute of Chartered Accountants in Australia, if the subject matter of the dispute relates to a financial issue;

(iii)	the President of the Western Australian Law Society, if the subject matter of the dispute relates to a legal issue; and

(iv)	the National Chairman of the Australian Institute of Company Directors, if the subject matter of the dispute relates to any other issue,

(collectively an Independent Body), which nominee the parties must appoint.

(d)	If an Independent Body fails to nominate an Expert within 10 Business Days of being requested to do so, or otherwise refuses to make such an appointment, then any party may request the nomination of an Expert by the President of the Institute of Arbitrators & Mediators Australia, which nominee the parties must appoint.

21.3	Instructions

The Expert will be instructed to:

(a)	determine the dispute within the shortest practicable time; and

(b)	deliver a report stating his opinion with respect to the matters in dispute and setting out the reasons for the decision.

21.4	Procedure

(a)	The Expert will determine the procedures for the conduct of the process in order to resolve the dispute and must provide each party with a fair opportunity to make submissions in relation to the matter in issue.

(b)	Any process or determination of the dispute by the Expert will be made as an expert and not as an arbitrator and the determination of the Expert will be final and binding on the parties without appeal so far as the law allows and except in the case of manifest error or where a party to the matter in issue has not been provided with a fair opportunity to make submissions in relation to the matter in issue.

21.5	Costs

Each party will bear its own costs of and incidental to any proceedings under this clause 21. The costs of the Expert will be Costs, except as otherwise may be provided in this document.

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Corrs Chambers Westgarth

22	Dispute resolution

22.1	Dispute resolution process

Except to the extent otherwise expressly referred to Expert determination in accordance with clause 21 or otherwise expressly prescribed by this document in relation to particular types of dispute, the parties must deal with any dispute, controversy, claim or difference (Dispute) arising out of, connected with or relating to this document or any breach, termination or claimed invalidity of this document in accordance with the dispute resolution process set out in this clause 22.

22.2	Dispute Notice

(a)	A party claiming a Dispute (Initiating Party) must give notice (Dispute Notice) to the other party which:

(i)	identifies the subject matter of the Dispute; and

(ii)	designates a senior representative for the Dispute who will have the authority to settle the Dispute on its behalf; and

(b)	the other party must then promptly designate, by notice to the Initiating party, its senior representative for the Dispute who will have authority to settle the Dispute on its behalf.

22.3	Meeting of the parties’ designated representatives

The parties’ designated representatives must meet and use all reasonable endeavours acting in good faith to resolve the Dispute, within 5 Business Days after the receipt of the Dispute Notice.

22.4	Meeting of Senior Executives and Chief Executive Officers

(a)	If the Dispute is not resolved under clause 22.3, then within 10 Business Days of the Dispute Notice, a senior executive of the Ultimate Holding Company of each party to the Dispute (Disputing Parties) must meet and use all reasonable endeavours acting in good faith to resolve the Dispute.

(b)	If the Dispute is not resolved under clause 22.4(a), then within 20 Business Days of the date the Dispute Notice has been given, each chief executive officer of the Ultimate Holding Company of each Disputing party must meet and use all reasonable endeavours acting in good faith to resolve the Dispute.

(c)	A party may not commence court proceedings in respect of the Dispute until the steps under clauses 22.3, 22.4(a) and 22.4(b) have been taken and one or other of the chief executive officers of the Ultimate Holding Companies of the Disputing Parties states that they consider that the Dispute will not be resolved within 40 Business Days from the date of the Dispute Notice.

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22.5	Urgent interlocutory relief

This clause 22 does not prevent a party from seeking urgent interlocutory relief from a court of competent jurisdiction where, in that party’s reasonable opinion, that action is necessary to protect that party’s rights.

23	First Right of Refusal – GOR

23.1	Application

(a)	The clause applies whenever the Management Committee pursuant to a Special Majority Decision determines to:

(i)	relinquishment or surrender any Title, other than any relinquishment or surrender required by the Act or the terms or conditions of the Title (Relinquished Title); or

(ii)	sell or dispose of any significant capital item of plant or equipment forming part of the Joint Venture Assets (Abandoned Asset).

(b)	If any other party has rights of first refusal (or similar right) in relation to any Title or Abandoned Assets under a native title agreement entered into prior to the Effective Date or with the approval of the Management Committee by Special Majority Decision, this clause applies only to the extent that the Title or Abandoned Asset, as the case may be, is not acquired under those agreements.

23.2	Right of first refusal

(a)	Neither the Participants nor the Manager may effect the surrender or relinquishment of the Relinquished Title or the sale or other disposal of the Abandoned Asset unless it has first been offered to GOR free of Security Interests other than the Permitted Security Interests (except for the security interest listed in paragraph (g) of that definition) and any contractual obligations of the Participants that purport to run with the Relinquished Title and for, in the case of the Relinquished Title, a consideration of one dollar and, in the case of the Abandoned Assets, the reasonable market value as determined by the Management Committee.

(b)	The offer must be made in writing and will stand open for acceptance by GOR by written notice to the Manager for 30 Business Days after receipt of the offer by GOR.

(c)	If GOR accepts the offer within that time then the Participants and the Manager will transfer the Relinquished Title or Abandoned Asset, as applicable, to GOR in exchange for the relevant consideration. GOR must prepare all of the necessary documents and bear all of the costs required to effect such transfer.

(d)

If GOR does not accept the offer within that time then the Manager or the Participants (as applicable) may proceed with the surrender or relinquishment of the Relinquished Title or the sale or other disposal of

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Corrs Chambers Westgarth

the Abandoned Asset, provided that any sale or disposal of an Abandoned Asset is for a price not less than the price offered to GOR.

(e)	This clause take priority over the rights and obligations of the parties under the Royalty Deed and Royalty Security.

(f)	GFA and GOR agree that while GOR remains both a Participant and the party entitled to receive the royalty under the Royalty Deed, GOR agrees that if an offer is made under this clause 23.2 and GOR does not accept that offer then there is no obligation to make any similar offer under either the Royalty Deed and Royalty Security.

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Corrs Chambers Westgarth

Execution

Executed as an agreement.

Executed by Gold Road Resources	)
Limited in accordance with section 127 of the Corporations Act by:	)

/s/ Tim Netscher	/s/ Justin Osborne
Company Secretary/Director	Director

Tim Netscher	Justin Osborne
Name of Company Secretary/Director (print)	Name of Director (print)

Executed by Gruyere Mining	)
Company Pty Ltd in accordance with section 127 of the Corporations Act by:	)

/s/ Stuart J. Mathews	/s/ Cornelus W Du Toit
Company Secretary/Director	Director

Stuart J. Mathews	Cornelus W Du Toit
Name of Company Secretary/Director (print)	Name of Director (print)

Executed by Gruyere Management	)
Pty Ltd in accordance with section 127 of the Corporations Act by:	)

/s/ Stuart J. Mathews	/s/ Cornelus W Du Toit
Company Secretary/Director	Director

Stuart J. Mathews	Cornelus W Du Toit
Name of Company Secretary/Director (print)	Name of Director (print)

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Corrs Chambers Westgarth

Executed by Gold Fields Australia	)
Pty Ltd ABN 91 098 385 285 in	)
accordance with section 127 of the
Corporations Act by:

/s/ Stuart J. Mathews	/s/ Cornelus W Du Toit
Company Secretary/Director	Director

Stuart J. Mathews	Cornelus W Du Toit
Name of Company Secretary/Director (print)	Name of Director (print)

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Corrs Chambers Westgarth

Schedule 1

Titles

Gruyere project tenements

Tenement Number	Status	Reporting Group

E38/1932	Granted	C267/1994

E38/3076	Application

M38/1267	Granted

L38/180	Granted

L38/210	Granted

L38/211	Granted

L38/233	Granted

L38/235	Granted

L38/237	Granted

L38/250	Application

L38/251	Granted

L38/252	Application

L38/253	Application

L38/254	Granted

L38/255	Granted

L38/256	Granted

L38/259	Application

L38/260	Application

L38/265	Application

L38/266	Application

L38/267	Application

L38/268	Application

L38/269	Application

L38/270	Application

L38/271	Application

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Corrs Chambers Westgarth

Tenement Number	Status	Reporting Group

L38/272	Application

L38/273	Application

L38/274	Application

L38/275	Application

L38/276	Application

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Corrs Chambers Westgarth

Central Bore, Attila and Alaric project tenements
Tenement Number	Status	Reporting Group

E38/1964	Granted	C267/1994

M38/435	Granted	C267/1994

M38/436	Granted	C267/1994

M38/437	Granted	C267/1994

M38/438	Granted	C267/1994

M38/439	Granted	C267/1994

M38/788	Granted	C267/1994

M38/814	Granted	C267/1994

M38/841	Granted	C267/1994

M38/1178	Granted

M38/1179	Granted

M38/1255	Granted

L38/186	Granted

L38/227	Granted

L38/230	Granted

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Corrs Chambers Westgarth

Schedule 2

Deed of Cross Security

Gruyere Project Joint Venture Agreement	page 116

Execution Version

6 December 2016

Gold Road Resources Limited

Gruyere Mining Company Pty Ltd

Gruyere Project - Deed of Cross Security

Deed of Cross Security

Corrs Chambers Westgarth

Contents

1	Definitions		1

	1.1	Definitions in this document	1
	1.2	PPS Act	4
	1.3	Joint Venture Agreement terms	4

2	Commencement and Consideration		4

3	Securities		5

	3.1	Creation of Securities	5
	3.2	Priority between Participants	5
	3.3	Priority of Security Interests	5
	3.4	Discharge	6
	3.5	Account	6

4	Nature of Security Interest		6

5	Dealing with Secured Property		7

	5.1	Dealing with Secured Property	7
	5.2	Restoration of Circulating Property and floating charge	7

6	Representations and warranties		8

7	Covenants and undertakings		8

	7.1	Notification	8
	7.2	Notification under Sales Contracts	8
	7.3	Covenant to pay	8

8	Default		8

	8.1	Enforcing Party’s Powers and consequences of enforcement	8
	8.2	Enforcement by Manager	9
	8.3	Assistance in realisation	10
	8.4	Stamp Duty on enforcement	10
	8.5	Protection of third parties	10

9	Receiver		11

	9.1	Appointment of Receiver	11
	9.2	Agency of Receiver	11
	9.3	Powers of Receiver	11
	9.4	Nature of Receiver’s Powers	14
	9.5	Status of Receiver after commencement of winding up	14
	9.6	Notice of exercise of rights	14
	9.7	Power of sale	14
	9.8	Termination of receivership and possession	15
	9.9	Information	15
	9.10	Co-operation	15
	9.11	Exercise of powers	16

Deed of Cross Security	page i

Corrs Chambers Westgarth

10	Application and receipt of moneys		16

	10.1	Priority of payment	16
	10.2	Rateable distribution	17
	10.3	Order of priority	17
	10.4	Statement of Secured Money	17
	10.5	Money Actually Received	17
	10.6	Conversion of currencies on Application	17

11	Rescission of payment		17

12	Ancillary provisions		18

	12.1	Continuing security	18
	12.2	Principal obligations	18
	12.3	Registration and stamping	18
	12.4	Further assurances	19
	12.5	Enforcing Party’s liabilities	19
	12.6	Indemnities	19

13	General		19

	13.1	Change of Manager	19
	13.2	Confidential Information	20
	13.3	PPS Act	20
	13.4	Performance by Enforcing Party of the Defaulting Participant’s obligations	20
	13.5	Defaulting Participant to bear cost	20
	13.6	Governing law and jurisdiction	20
	13.7	Severability	21
	13.8	Waivers	21
	13.9	Variation	21
	13.10	Exclusion of legislation	21
	13.11	Powers cumulative	21
	13.12	Power of attorney	21
	13.13	Counterparts	22
	13.14	Construction	22
	13.15	Headings	23
	13.16	Deed	23
	13.17	GST	23
	13.18	Joint Venture Agreement	23

14	Assignment		24

	14.1	Intended assignee	24
	14.2	Perfecting Assignment	24

15	Notices		24

Deed of Cross Security	page ii

Corrs Chambers Westgarth

Date 6 December 2016

Parties

Gold Road Resources Limited ABN 13 109 289 527 of Level 2, 26 Colin Street, West Perth, Western Australia in its capacity as a Participant (GOR)

Gruyere Mining Company Pty Ltd ACN 615 729 005 of Level 5, 50 Colin Street, West Perth, Western Australia (GFA)

Gold Road Resources Limited ABN 13 109 289 527 of Level 2, 26 Colin Street, West Perth, Western Australia in its capacity as manager of the Joint Venture (Manager)

Background

A	The Participants are parties to the Joint Venture Agreement, which will take effect on the Effective Date.

B	Under the Joint Venture Agreement each of the Participants is obliged to make payments and perform certain obligations from time to time.

C	GOR has been appointed as the Manager of the Joint Venture and signs this document in its capacity as a Participant and as the Manager.

D	For the purposes of securing the obligations of each Participant to make the payments and perform their obligations under the Joint Venture Agreement, the Participants and the Manager have agreed to enter into this document.

Agreed terms

1	Definitions

1.1	Definitions in this document

In this document these terms have the following meanings:

Attorney	Any attorney appointed under this document.

Circulating Property	All Personal Property other than any Personal Property comprised of or encompassed by the present and future interest of the Grantor in, to, under or derived from:

	(a)	the Titles;

	(b)	any freehold and leasehold lands, including the lands the subject of the Titles and any licences and fixtures on it, which are held or acquired under the

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Corrs Chambers Westgarth

Joint Venture Agreement; and

	(c)	any single item of plant, machinery or equipment the current new price of which exceeds A$1,000,000,

provided that such Secured Property shall cease to be Circulating Property on the occurrence of a Default.

Default	The occurrence of:

	(a)	an event of default under clauses 15.1(a), 15.1(b) or 15.1(c) of the Joint Venture Agreement by the Grantor; or

	(b)	a failure by the Grantor to pay, when due, any other Secured Money which:

(i) if it relates to moneys due under the Joint Venture Agreement, constitutes an Event of Default under the Joint Venture Agreement; and

(ii) if it relates to a payment under this document, continues for 5 Business Days after notice to the Grantor to pay from either the Manager or any other Participant.

Defaulting Participant	A Participant in respect of which a Default has occurred.

Enforcing Party	(a)	A Receiver;

	(b)	any Non-Defaulting Participant;

	(c)	the Manager;

	(d)	an Attorney; or

	(e)	any other person entitled to take action to enforce a security created under this document.

General Security	The document titled “General Security Agreement” dated on or about the date of this document between the Participants, under which the GFA agrees to grant security to GOR to secure performance GFA of certain payment obligations under the document titled “Sale Agreement – Gruyere Project” dated 6 November 2016 between GOR, GFA and Gold Fields Australia Pty Ltd ABN 91 098 385 285.

Grantor	Each person who is a party to this document to the extent it is granting a Security Interest under this document.

Joint Venture Agreement	The document titled “Gruyere Project Joint Venture Agreement” between the Participants the Manager and Gold Fields Australia Pty Ltd ABN 91 098 385 285 dated

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Corrs Chambers Westgarth

on or about the date of this document.

Non-Defaulting Participant	Each Participant, other than a Defaulting Participant.

Other Property	All of the Secured Property other than Personal Property.

Participants	GOR and GFA, in their capacity as participants in the Joint Venture under the Joint Venture Agreement.

Permitted Chargee’s Priority Deed	A chargee’s priority deed contemplated by clause 14.6(a) of the Joint Venture Agreement.

Personal Property	All of the Secured Property that is personal property (as defined in the PPS Act) and to which the PPS Act applies.

Power	Any right, power, authority, discretion or remedy conferred on an Enforcing Party by this document or any applicable law in relation to this document.

PPS Act	The Personal Property Securities Act 2009 (Cth).

PPS Security Interest	A security interest as defined in the PPS Act.

Receiver	A receiver or receiver and manager appointed under this document.

Royalty Deed	The document titled “Royalty Deed - Net Smelter Royalty - Gruyere Project” dated 6 November 2016.

Royalty Security	The security in the form of schedule 2 to the Royalty Deed pursuant to which GFA grants to GOR the security interest to secure payment under the Royalty Deed.

Sales Contracts	All contracts for the sale by a Participant of Product.

Sales Proceeds	Any proceeds, revenues or other amounts payable to a Participant with respect to the sale of that Participant’s share of Product.

Secured Money	In respect of the Grantor, means all Called Sums and all other moneys due but unpaid which the Grantor is at any time liable to pay to or for the account of the Manager or another Participant (whether alone or with another person) for any reason whatsoever under or in relation to this document or the Joint Venture Agreement. It includes money by way of interest, fees, costs or liquidated damages for which the Grantor is or at any time may become so liable, or as a result of breach of or default by the Grantor under or in relation to this document or the Joint Venture Agreement.

Secured Property	In respect of a Grantor, its present and future:

(a) Interest (as defined in the Joint Venture

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Corrs Chambers Westgarth

Agreement), and each component of it;

	(b)	rights and benefits under the Joint Venture Agreement;

	(c)	interest in and to all Joint Venture Assets (as defined in the Joint Venture Agreement),

together with its interest in the proceeds from the disposal of any of the foregoing, along with its present and future:

	(d)	proceeds of insurance taken out under the Joint Venture Agreement receivable by the Grantor;

	(e)	interest in Product;

	(f)	rights and benefits under Sales Contracts; and

	(g)	interest in and benefits of Sale Proceeds.

Securities	The securities created under clause 3.1.

Security Interest	Any PPS Security Interest, mortgage, pledge, lien, or charge or any security or preferential interest of any kind or arrangement of any kind or any other right of, or arrangement with, any creditor to have its claim satisfied in priority to other creditors with, or from the proceeds of, any asset forming part of the Secured Property. It includes title retention or other security interest arising under section 12(3) of the PPS Act other than in the ordinary course of business and any deposit of money by way of security but it excludes a charge or lien arising in favour of a Government Agency by operation of statute unless there is a default in payment of money secured by that charge or lien.

1.2	PPS Act

A reference to a term which is defined in the PPS Act has the meaning it has in the PPS Act.

1.3	Joint Venture Agreement terms

Words and expressions used in this document which are used or defined in the Joint Venture Agreement, and which are not defined in clause 1.1, have the meaning given in the Joint Venture Agreement.

2	Commencement and Consideration

(a)	This document will take effect on and from the Effective Date.

(b)	Each party enters into this document for valuable consideration from each other party (including the grant of each other party’s Security) and receipt of consideration is acknowledged.

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Corrs Chambers Westgarth

3	Securities

3.1	Creation of Securities

(a)	For the purpose of better securing the rights of each Participant and the Manager to recover Secured Money, the Grantor, as beneficial owner, by this document grants security in and over all of its Secured Property in favour of each other Participant and the Manager, severally, subject to the terms of this document and the Joint Venture Agreement to secure the payment of the Secured Money.

(b)	Each Security constitutes a separate and independent obligation of a Participant to each of the other Participants and the Manager.

(c)	Where two or more parties comprise a Participant:

(i)	a reference to the Participant includes each and any two or more of them; and

(ii)	the obligations on the part of the Participant bind them jointly and severally.

3.2	Priority between Participants

As between each of the Participants, the Securities created under this document will rank pari passu irrespective of the date on which the financing statements in respect of the Securities were registered, the date on which respective amounts of Secured Money became due or the date on which each Participant became a party to this document.

3.3	Priority of Security Interests

(a)	Each Participant represents and warrants to the Manager and each other Participant that, except for any Permitted Security Interest, as at the date of this document there subsists no Security Interest affecting any of the Secured Property.

(b)	Each Participant covenants with the Manager and each other Participant that it will not create or allow to exist any Security Interest, other than any Permitted Security Interest, over the whole or part of its Secured Property ranking in priority to, equally with or after the Securities, except:

(i)	as permitted by clause 14 of the Joint Venture Agreement; or

(ii)	any first ranking statutory Security Interests in respect of the whole or any part of it which apply notwithstanding any agreement to the contrary.

(c)	Each Participant covenants with the Manager and each other Participant that any other Security Interests granted, entered into or incurred by it over the whole or any part of the Secured Property, other than any Permitted Security Interest, will acknowledge and provide for the priority of and be subject to the Securities.

(d)	The Participants agree that the priority between the various securities that GFA has provided to GOR is as follows:

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Corrs Chambers Westgarth

(i)	first: the Securities;

(ii)	second: the Royalty Security; and

(iii)	third: the General Security.

3.4	Discharge

Subject to clause 14 of the Joint Venture Agreement, at the request of a Participant which is transferring the whole of its Interest (Withdrawing Participant), the Manager and each remaining Participant must release and discharge the Securities created by the Withdrawing Participant under this document if in the reasonable opinion of the Manager and each remaining Participant:

(a)	all of the Secured Money has been paid;

(b)	there are no amounts which will subsequently fall within the description of Secured Money; and

(c)	no payment towards satisfaction of the Withdrawing Participant’s obligation to pay the Secured Money is likely to be void, voidable or refundable under any law (including any law relating to insolvency).

3.5	Account

(a)	If a Default occurs, the Defaulting Participant must ensure that all proceeds (including all Sales Proceeds) or other money, in each case received by it in relation to its Interest, are paid into an account specified by the Non-Defaulting Participants.

(b)	The Defaulting Participant must give notices and directions necessary or requested to ensure clause 3.5(a) is complied with.

(c)	Failure by a Non-Defaulting Participant to require the Defaulting Participant to comply with this clause 3.5 will not constitute a waiver.

4	Nature of Security Interest

The Securities operate as:

(a)	a PPS Security Interest in and over all Personal Property;

(b)	a fixed charge over all Other Property comprised of or encompassed by the present and future interest of the Grantor, in, to, under or derived from:

(i)	the Titles;

(ii)	any freehold and leasehold lands, including the land the subject of the Titles and any licences and fixtures on it, which are held or acquired under the Joint Venture Agreement; and

(iii)	any single item of plant, machinery or equipment the current new price of which exceeds A$1,000,000; and

(c)	a floating charge over all its Other Property that is not subject to the fixed charge referred to in clause 4(b).

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Corrs Chambers Westgarth

5	Dealing with Secured Property

5.1	Dealing with Secured Property

Subject to this document:

(a)	at all times whilst any Secured Property constitutes Circulating Property (including, for the avoidance of doubt, any Secured Property which has been restored to Circulating Property pursuant to clause 5.2(a)), the Grantor may hold, deal with and enjoy the Circulating Property in the ordinary course of its business and may receive and apply the profits and income from it in its business as contemplated in this document and the Joint Venture Agreement; and

(b)	at all times whilst floating charges created by this document are operating as floating charges (including, for the avoidance of doubt, any floating charge which has been restored to a floating character pursuant to clause 5.2(a), the Grantor may hold, deal with and enjoy in the ordinary course of its business the Secured Property the subject of those floating charges, and may receive and apply the profits and income from it in its business as contemplated in this document and the Joint Venture Agreement.

5.2	Restoration of Circulating Property and floating charge

(a)	If, by virtue of clause 8.1(a)(ii), any Personal Property ceases to be Circulating Property:

(i)	the Manager, with the agreement of the Non-Defaulting Participants, may at any time by notice in writing to the Grantor and to the other Participants restore that Personal Property as Circulating Property; and

(ii)	if the Secured Money is repaid in full by or on behalf of the Grantor or if all other reasons for that Personal Property ceasing to be Circulating Property have been remedied, then the Personal Property will be restored to being Circulating Property (and the Manager must notify the Grantor and the other Participants of it), so that (in either case) that the relevant Personal Property specified in the notice is deemed to be Circulating Property and capable of being dealt with in accordance with clause 5.1(a) in respect of that property or those assets specified in the notice, subject to the further operation of clause 8.1.

(b)	If, by virtue of clause 8.1(a)(iii), any floating charge created by this document comes to operate as a fixed charge:

(iii)	the Manager, with the agreement of the Non-Defaulting Participant, may at any time by notice in writing to the Grantor and to the other Participants restore a floating character to that charge; and

(iv)	if the Secured Money is repaid in full by or on behalf of the Grantor or if all other reasons for that charge becoming fixed have been remedied, then the floating character of the charge will

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Corrs Chambers Westgarth

automatically and immediately be restored (and the Manager must notify the Grantor and the other Participants of it),

so that (in either case) that charge again operates as a floating charge in respect of that property or those assets specified in the notice, subject to the further operation of clause 8.1.

6	Representations and warranties

Each Participant represents and warrants to each other Participant that:

(a)	(status) it is a company limited by shares under the law of its jurisdiction of incorporation or registration;

(b)	(power) it has full legal capacity and power to:

(i)	own its property and to carry on its business; and

(ii)	enter into this document and to exercise the rights and perform the obligations contemplated under this document; and

(c)	(corporate authority) it has taken all corporate action that is necessary or desirable to render this document valid and binding on it.

7	Covenants and undertakings

7.1	Notification

A Participant must notify each other Participant in writing as soon as it becomes aware of any Security Interest being created or entered into in respect of its Secured Property.

7.2	Notification under Sales Contracts

The Grantor undertakes to notify promptly all purchasers under all Sales Contracts of the existence of the Securities and to do all things as may be required to perfect them and secure the priority specified in clause 3.3(d) under the laws of the jurisdiction in which the Sale Proceeds are payable.

7.3	Covenant to pay

Each Participant agrees with the other Participants that it will pay each part of the Secured Money in the manner provided in the Joint Venture Documents and, to the extent not otherwise provided, on demand.

8	Default

8.1	Enforcing Party’s Powers and consequences of enforcement

(a)	Subject to this clause 8 and without limiting any of the remedies available to a party under the Joint Venture Agreement, upon the occurrence of a Default:

(i)	the Securities created under this document by the Defaulting Participant will become immediately enforceable;

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Corrs Chambers Westgarth

(ii)	the Grantor shall have no right to deal, for any purpose, with any of its Personal Property (including, for avoidance of doubt, any Circulating Property, which shall cease to be Circulating Property) other than by or through the Other Participant, Manager or any Receiver;

(iii)	each Security Interest under this document which is a floating charge will automatically and immediately become a fixed charge; and

(iv)	an Enforcing Party may exercise any or all of the powers, authorities and discretions provided in this document in respect of the Defaulting Participant including the powers of a Receiver set out in clause 9.3 and all other powers, authorities and discretions conferred on the Enforcing Party by law.

(b)	As soon as it becomes aware of it, the Manager (or the other Participant, if the Manager is the Grantor) will notify the Grantor and the other Participants of the occurrence of any Default, or on any other Security Interest over the Secured Property being enforced and the Grantor shall have no right to deal, for any purpose, with any of its Secured Property other than by or through the other Participant, Manager or any Receiver.

(c)	The exercise of any right set out in this clause 8 will not be restricted by reference to or inference from any other right.

8.2	Enforcement by Manager

(a)	Subject to clause 8.2(b) and without prejudice to its ability to take action itself to enforce the Securities, each Grantor irrevocably appoints the Manager as its attorney to take action to enforce the Securities.

(b)	Upon the occurrence of any Default, and until such Default has been rectified (and the Defaulting Participant has paid all amounts due but unpaid by it, under any Joint Venture Document) and without limiting the rights or powers of any Non-Defaulting Participant, the Manager:

(i)	may, subject to clause 8.2(b)(ii), take action in its own name to:

(A)	enforce the Securities created under this document by the Defaulting Participant; and

(B)	exercise any of the Powers in respect of all of the Secured Property of the Defaulting Participant; and

(ii)	must, in accordance with any direction given to it in writing by all of the Non-Defaulting Participants, take action to:

(A)	enforce the Securities created under this document by the Defaulting Participant; and

(B)	exercise any of the Powers in respect of all of the Secured Property of the Defaulting Participant,

provided that:

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Corrs Chambers Westgarth

(iii)	the Manager must not take action in respect of the Secured Property of the Defaulting Participant (other than Secured Money owing to itself) to the extent that:

(A)	it is given a direction in writing by all of the Non-Defaulting Participants to refrain from taking such action; or

(B)	any Non-Defaulting Participant takes action in accordance with clause 8.2(c) to enforce the Securities created under this document by the Defaulting Participant.

(c)	If the Manager has not acted within five Business Days after a direction is given by the Non-Defaulting Participants under clause 8.2(b)(ii), any Non-Defaulting Participant may, subject to clauses 9.9, 9.10 and 9.11 and so long as it is a Non-Defaulting Participant, enforce the Securities created under this document by the Defaulting Participant.

8.3	Assistance in realisation

After a Security has become enforceable in accordance with this clause 8, the Defaulting Participant in respect of that Security must take all action required by any Enforcing Party to assist it in the realisation of the Secured Property and the exercise of any Power (but subject always to the terms of the Joint Venture Agreement), including but not limited to:

(a)	executing all transfers, conveyances, assignments and assurances of any of the Secured Property;

(b)	performing or causing the performance of all things necessary or desirable under the law in force in any place where the Secured Property is situated to assist the Enforcing Party in the realisation of the Secured Property and the exercise of any Power; and

(c)	giving all notices, orders, directions and consents which the Enforcing Party thinks expedient.

8.4	Stamp Duty on enforcement

Without limiting clause 8.3, the Defaulting Participant must pay all stamp duty in the nature of mortgage or security duty (if any) which becomes payable on the enforcement of the Securities and, if such duty is not paid by the Defaulting Participant when due, it will be deemed to be a cost of the enforcement of the Securities.

8.5	Protection of third parties

(a)	A person dealing with an Enforcing Party is not bound to enquire whether the Securities have become enforceable, the Receiver (if appointed) is duly appointed or any Power has been properly or regularly exercised and is not affected by express or constructive notice that the exercise of any Power was unnecessary or improper.

(b)	The irregular or improper exercise of any Power is, as regards the protection of any person dealing with the Enforcing Party, deemed to be authorised by the Defaulting Participant and this document, and is valid as far as the parties involved in that dealing are concerned.

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Corrs Chambers Westgarth

(c)	The receipt of the Enforcing Party for any moneys paid by a person to the Enforcing Party is a sufficient discharge to that person without obliging that person to see to the application of that money.

9	Receiver

9.1	Appointment of Receiver

Subject to clause 9.2, and the terms of any Permitted Chargee’s Priority Deed (when in force), whilst the Securities are enforceable, the Non-Defaulting Participant or the Manager may do any of the following:

(a)	appoint in writing any person or any two or more persons jointly, or severally, or jointly and severally, to be a Receiver of all or any of the Secured Property of the Defaulting Participant;

(b)	remove any Receiver and on the removal, retirement or death of any Receiver, appoint another Receiver in the manner specified in clause 9.1(a); and

(c)	fix the remuneration of any Receiver and direct payment of that remuneration and any costs, charges and expenses of the Receiver out of the proceeds of any realisation of the Secured Property of the Defaulting Participant.

9.2	Agency of Receiver

If a Receiver has been appointed in respect of a Defaulting Participant pursuant to this document, then the Receiver shall be deemed to be (and following the appointment of any liquidator or provisional liquidator of the Defaulting Participant, the Receiver will, to the maximum extent permitted by law, remain) the agent of the Defaulting Participant which shall be solely (and following the appointment of any liquidator or provisional liquidator of the Defaulting Participant, the Receiver will, to the maximum extent permitted by law, solely remain) responsible for the Receiver’s acts and defaults and for its remuneration. That Defaulting Participant may not deal, for any purpose, with the Secured Property or any asset forming part of the Secured Property to which the Receiver has been appointed, other than by or through the Receiver.

9.3	Powers of Receiver

Subject to and without limiting:

(a)	any express exclusion by the terms of the Receiver’s appointment; and

(b)	the Joint Venture Agreement,

the Receiver has, in addition to any powers conferred on the Receiver by law, without any consent of the Grantor and without being responsible to the Grantor for any loss, power to do all or any of the following:

(c)	to improve the Secured Property;

(d)	to manage, enter into possession or assume control of any of the Secured Property of the Defaulting Participant or relinquish such possession or control;

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Corrs Chambers Westgarth

(e)	to receive and apply the proceeds of sale of the Defaulting Participant’s share of Product in satisfaction of the Defaulting Participant’s obligations under the Documents in the order prescribed in clause 10.3;

(f)	to accept the surrender of or to determine, and to grant, vary or renew, any lease or licence in respect of the use or occupation of any of the Secured Property of the Defaulting Participant on such terms as the Receiver thinks fit, including in conjunction with the sale, lease or licence of any other property;

(g)	to sell or concur in selling any of the Secured Property of the Defaulting Participant to any person:

(i)	by auction, private treaty or tender;

(ii)	on such terms as the Receiver thinks fit;

(iii)	for cash or for a deferred payment of the purchase price, in whole or in part, with or without interest or security;

(iv)	in conjunction with the sale of any other property;

(v)	in one lot or in separate parcels; and

(vi)	to buy in, and to rescind or vary any contract for sale, and resell without being responsible for loss, and to exercise any rights, powers or remedies of the Defaulting Participant under any contract of sale relating to its Secured Property and to execute those contracts, transfers, applications for transfer, assignments and assurances of all or any part of the Secured Property of the Defaulting Participant in the name and on behalf of the Defaulting Participant or otherwise, and to do all other acts and things for implementing and completing any sale that the Receiver deems necessary;

(h)	to grant to any person an option to purchase, lease, hire or otherwise deal with any of the Secured Property of the Defaulting Participant;

(i)	to acquire any interest in any property, in the name or on behalf of the Defaulting Participant, which on acquisition forms part of the Secured Property of the Defaulting Participant;

(j)	to cause the Defaulting Participant to continue to be associated with the other parties under the Joint Venture Documents, to continue to be associated in the Joint Venture or concur in the continuance of the Joint Venture;

(k)	to carry on or concur in carrying on any business of the Defaulting Participant in respect of the Secured Property;

(l)

to raise or borrow any money, in its name or in the name or on behalf of the Defaulting Participant, from any person approved by the Enforcing Party in writing and to secure money so raised or borrowed by a Security Interest over any of the Secured Property of the Defaulting Participant

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ranking after the Securities created under this document by that Participant;

(m)	to do anything to maintain, protect or improve any of the Secured Property of the Defaulting Participant;

(n)	to have access to any of the Secured Property of the Defaulting Participant, the premises at which the business of the Defaulting Participant is conducted and any of the administrative services of the business of the Defaulting Participant;

(o)	to insure any of the Secured Property of the Defaulting Participant;

(p)	to make or accept any compromise or arrangement;

(q)	to exchange with any person any of the Secured Property of the Defaulting Participant for any other property whether of equal value or not;

(r)	to transfer any of the Secured Property of the Defaulting Participant to any person;

(s)	to employ or discharge any person as an employee, contractor, agent, professional adviser or auctioneer for any of the purposes of this document;

(t)	to delegate to any person any Power of the Receiver;

(u)	to observe, perform, enforce, exercise, or refrain from exercising any right, power, authority, discretion or remedy of the Enforcing Party under, or otherwise obtain the benefit of, any document, agreement or right which attaches to or forms part of the Secured Property of the Defaulting Participant and of any document or agreement entered into in the exercise of any Power by the Receiver;

(v)	to give effectual receipts for all moneys and other assets which may come into the hands of the Receiver;

(w)	to commence, discontinue, prosecute, defend, settle or compromise in its name or in the name or on behalf of the Defaulting Participant, any proceedings including, but not limited to, proceedings in relation to any insurance in respect of any of the Secured Property of the Defaulting Participant;

(x)	to make any debtor bankrupt, wind up any company, corporation or other entity and do all things in relation to any bankruptcy or winding up which the Receiver thinks necessary or desirable including, but not limited to, attending and voting at creditors’ meetings and appointing proxies for those meetings;

(y)	to enter into and execute any deed, contract or instrument in the name of the Receiver or the name or on behalf of the Defaulting Participant for any of the purposes of this document;

(z)	to exercise any voting rights or powers in respect of any part of the Secured Property of the Defaulting Participant;

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(aa)	if any of the Secured Money is contingently owed, to invest, deposit or hold the Secured Property of the Defaulting Participant in a form or mode of investment for the time being as the Receiver thinks fit, with like power, to vary, or transpose, or reinvest the investments or deposits from time to time until such part of the Secured Money ceases to be contingent;

(bb)	to do anything the Defaulting Participant could do in respect of its Secured Property; and

(cc)	to do anything necessary or incidental to the exercise of any Power of the Receiver.

9.4	Nature of Receiver’s Powers

The Powers of the Receiver must be construed independently and none limits the generality of any other. Any dealing under any Power of the Receiver may be on the terms and conditions the Receiver in its absolute discretion thinks fit.

9.5	Status of Receiver after commencement of winding up

(a)	The power to appoint a Receiver under clause 9.1 may be exercised even if at the time the Securities become enforceable under clause 8 or at the time when the Receiver is appointed, an order has been made or a resolution has been passed for the winding up of the Defaulting Participant.

(b)	If for any reason, including but not limited to the operation of law, a Receiver appointed in the circumstances described in clause 9.5(a) or at any other time ceases to be the agent of the Defaulting Participant as a result of an order or a resolution passed for the winding up of the Defaulting Participant, the Receiver immediately becomes the agent of the Non-Defaulting Participants.

9.6	Notice of exercise of rights

An Enforcing Party is not required:

(a)	to give notice of the Securities to any debtor or creditor of the Defaulting Participant or to any other person;

(b)	to enforce payment of any money payable to the Defaulting Participant including but not limited to any of the debts or monetary liabilities charged under this document;

(c)	to enforce or realise any of the Secured Property; or

(d)	to obtain the consent of the Defaulting Participant to any exercise of a Power.

9.7	Power of sale

Despite anything else in this document, an Enforcing Party on enforcement may not sell, transfer, assign or otherwise dispose of all or any part of the Defaulting Participant’s Interest except in compliance with the provisions of clauses 14.3, 14.4 and 14.5 of the Joint Venture Agreement and all other provisions of the Joint Venture Agreement relevant to dispositions.

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9.8	Termination of receivership and possession

Any Non-Defaulting Participant which appoints a Receiver may at any time:

(a)	terminate the appointment of a Receiver; and

(b)	give up or cause the Receiver to give up possession of the Secured Property of the Defaulting Participant.

9.9	Information

(a)	Each Non-Defaulting Participant must notify each other Non-Defaulting Participant immediately if it is aware that any Participant is a Defaulting Participant.

(b)	Each Non-Defaulting Participant agrees to notify each other Non-Defaulting Participant before it takes any action to enforce the Securities created under this document by the Defaulting Participant. However, if a Non-Defaulting Participant reasonably considers that any delay in taking the action would adversely affect the value of that Security or the Secured Property under that Security, the Non-Defaulting Participant agrees to notify the other Non-Defaulting Participants of the action taken as soon as reasonably practicable after taking the action.

(c)	If a Non-Defaulting Participant notifies the other Non-Defaulting Participants that it intends to appoint a Receiver over the Secured Property under the Security created under this document by the Defaulting Participant and any other Non-Defaulting Participant advises that it also intends to do so in relation to the same Defaulting Participant, the Non-Defaulting Participants who intend to appoint a Receiver agree to consult in good faith to agree on the appointment of the same person as Receiver.

(d)	If the Non-Defaulting Participants do not agree on a Receiver within three days after receipt of notice under clause 9.9(c), the Non-Defaulting Participants agree that the Non-Defaulting Participant to whom the largest amount of Secured Money is due and payable from the Defaulting Participant (Primary Chargee) may select the Receiver and the other Non-Defaulting Participants agree to appoint the same Receiver as the Primary Chargee appoints.

(e)	Failure to comply with this clause 9.9 does not affect the entitlements of the Non-Defaulting Participants under this document.

9.10	Co-operation

If a Security created under this document becomes enforceable, then each Non-Defaulting Participant must, subject to clauses 9.8 and 9.9:

(a)	co-operate with each other Non-Defaulting Participant in any enforcement of rights under this document; and

(b)	consult with each other Non-Defaulting Participant in relation to:

(i)	the appointment or termination of a Receiver over any or all of the Secured Property; and

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(ii)	any other significant action in exercising rights as an Enforcing Party.

9.11	Exercise of powers

Each Non-Defaulting Participants agrees to use its best endeavours to exercise all rights and remedies under this document for the mutual benefit and advantage of all the Non-Defaulting Participants.

10	Application and receipt of moneys

10.1	Priority of payment

The proceeds realised as the result of the exercise of any Powers must be applied in the following order of priority:

(a)	FIRST: in payment of all amounts which, to the extent required by law, have priority over the payments specified in the balance of this clause 10.1;

(a)	SECOND: in payment of all costs (including legal costs on a solicitor own client basis), charges and expenses of the Enforcing Party incurred in or incidental to the exercise or performance or attempted exercise or performance of any Power or any power, right, authority, discretion or remedy conferred under the relevant Permitted Security Interest (as the case requires) or otherwise in relation to this document or that Permitted Security Interest (as the case requires);

(b)	THIRD: in payment to the Receiver of his or her reasonable remuneration;

(c)	FOURTH: in payment of any unpaid Called Sum together with all interest due on such amount then owing to the Manager which has not been paid by the Non-Defaulting Participants pursuant to the Joint Venture Agreement and any other Secured Money payable to the Manager;

(d)	FIFTH: in payment to the Non-Defaulting Participants which have paid any amounts on behalf of the Defaulting Participant of the amounts to which they are entitled under the Joint Venture Agreement together with any interest due on such amount and any other Secured Money payable to the Non-Defaulting Participants in proportion to the amounts they have paid;

(e)	SIXTH: in payment of any other Secured Money not covered by paragraphs (a) to (d) inclusive;

(f)	SEVENTH: in payment, to the extent and only to the extent required by law, in order of their priority, of other Security Interests in respect of the Secured Property of which the Enforcing Party is aware and which are due and payable in accordance with their terms; and

(g)	EIGHTH: in payment of any surplus (if any), without interest, to the Defaulting Participant and, having paid such surplus to the Defaulting

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Participant, the Enforcing Party is under no further liability to the Defaulting Participant in respect of that surplus.

10.2	Rateable distribution

The distribution of the proceeds to a person entitled to such proceeds pursuant to clause 10.1 will for clauses 10.1(c), 10.1(d) and 10.1(e) and as between those having the same level of priority to receive a distribution, be made rateably in proportion to their respective claims, without preference as between those entitled to such distribution.

10.3	Order of priority

The order of priority set out in clause 10.1 must be followed for the net proceeds of sale of the Defaulting Participant’s Interest or share of the Joint Venture Assets and the net proceeds from disposal of the Secured Property.

10.4	Statement of Secured Money

A certificate signed by any officer of an Enforcing Party stating the amount of the Called Sums, interest and/or other amounts due and payable is prima facie evidence of those amounts as at the date stated in the certificate or failing that as at the date of the certificate.

10.5	Money Actually Received

In applying any money towards satisfaction of the Secured Money of a Defaulting Participant, the Defaulting Participant shall be credited only with so much of the money available for that purpose as is actually received by the person to whom the relevant part of the Secured Money is owed, such credit to date from the time of such receipt.

10.6	Conversion of currencies on Application

For the purposes of making an application under clause 10.1 any Enforcing Party may purchase one currency with another, whether or not through an intermediate currency, whether spot or forward, in such manner and at such time as it thinks fit.

11	Rescission of payment

Whenever for any reason (including under any law relating to the insolvency, official management, winding up, fiduciary obligations or the protection of creditors):

(a)	all or part of any transaction of any nature (including any payment or transfer) made during the term of this document which affects or relates in any way to the Secured Money is void, set aside or voidable;

(b)	any claim or allegation that all or part of any transaction referred to in clause 11(a) is void or voidable or should be set aside is upheld, conceded or compromised; or

(c)	the Manager or the other Participants are required to return or repay any money or asset received by it under any transaction or the equivalent in value of that money or asset,

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the Manager or the other Participants (as relevant) will immediately become entitled against the Grantor to all rights in respect of the Secured Money and the Secured Property which it would have had if all or the relevant part of the transaction or receipt had not taken place. The Grantor will indemnify and keep indemnified the Manager and the Non-Defaulting Participant on demand from, against and in respect of any resulting loss, costs or expenses. This clause continues to apply after the discharge of this document.

12	Ancillary provisions

12.1	Continuing security

(a)	Each Security is a continuing security for the whole of the Secured Money and is not limited to any transaction or other thing.

(b)	Each Participant’s obligations and each Participant’s rights under this document will not be affected by anything which but for this clause 12.1 might abrogate, prejudice or limit them or the effectiveness of this document.

12.2	Principal obligations

Each Security is:

(a)	a principal obligation and is not ancillary or collateral to any other Security Interest or other obligation however created; and

(b)	independent of, and unaffected by, any other Security Interest or other obligation however created which any Participant may hold in respect of the Secured Money.

12.3	Registration and stamping

(a)	The Grantor must:

(i)	immediately duly register and file this document and duly file or record such notices or other documents (including a financing statement) relating to it in all jurisdictions in which they must be registered, filed or recorded in order to ensure the enforceability, validity and priority against all persons of this document and to perfect the Securities and to avoid that security becoming void (whether totally or against any particular person); and

(ii)	pay or make provision satisfactory to the other Participants for the payment of any applicable stamp duty, registration or filing fees on the Securities.

(b)	Each Participant must from time to time furnish to the other Participants all information as is appropriate or as may reasonably be requested by them in order to determine in which place or places registration or filing of this document or recording of other notices or documents relating to this document is necessary or desirable for the purposes specified in clause 12.3(a). The parties must cooperate to do and perfect all registrations, filings or recordings which are so necessary or desirable.

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12.4	Further assurances

The Grantor will take all steps and do everything that any of the Manager or the Other Participant reasonably considers necessary for the complete performance of its duties, responsibilities and obligations under this document and to perfect the security created under this document or to substitute by way of additional security (as appropriate) the Securities and the security created under this document, including, without limitation, the obtaining of any consent, authorisation, approval or exemption from any Government Agency.

12.5	Enforcing Party’s liabilities

(a)	An Enforcing Party is not liable for any loss or damage, including but not limited to consequential loss or damage, arising directly or indirectly from:

(i)	any exercise of any Power;

(ii)	any omission or delay in the exercise or non-exercise of any Power; or

(iii)	the neglect or default of any manager, officer, employee, agent, accountant, auctioneer or solicitor of the Defaulting Participant or Enforcing Party.

(b)	Clause 12.5(a) does not apply to any loss or damage which arises from the fraud or Gross Negligence or Wilful Misconduct of the Enforcing Party or one or more of the Enforcing Party’s officers, employees or agents.

12.6	Indemnities

(a)	Each Defaulting Participant indemnifies each Enforcing Party severally against all claims, actions, damages, losses, liabilities, costs, charges, expenses, outgoings or payments (collectively Claims) which the Enforcing Party pays, suffers, incurs or is liable for, in respect of the attempted exercise or exercise of any Power in accordance with this document in relation to that Defaulting Participant except insofar as any Claims arise out of the fraud or Gross Negligence or Wilful Misconduct of one or more of the Enforcing Party’s officers, employees or agents.

(b)	Each indemnity in this document is a continuing obligation, separate and independent from the other obligations of the parties and survives termination of this document. It is not necessary for a party to incur expense or make payment before enforcing an indemnity under this document.

13	General

13.1	Change of Manager

A provision of this document remaining to be performed or capable of having effect after a Manager ceases to be the Manager will, despite the change in Manager, remain in full force and effect.

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13.2	Confidential Information

The Enforcing Party, for the purpose of exercising any Power, may disclose to any person any Confidential Information provided that the person to whom the Confidential Information is disclosed agrees in writing not to disclose that information to any person.

13.3	PPS Act

(a)	The parties agree to contract out of each provision of the PPS Act that sections 115(2) and 115(7) of the PPS Act permits them to contract out of, other than section 135 of the PPSA.

(b)	The Grantor waives the right to receive any notice of a verification statement (as defined in the PPS Act) in respect of any PPS Security Interest granted under or in connection with this document or any transaction in connection with it and consents to the Other Participant effecting a registration on the PPSR.

(c)	Each party must notify the other parties in writing at least 14 days before they change any of their details set out in the parties section of this document including their names or if they become a trustee of a trust, or a partner in a partnership that is not stated in that section.

(d)	To the extent permitted by section 275 of the PPS Act, the parties agree to keep all information of the kind mentioned in section 275(1) of the PPS Act confidential and to not disclose that information to any other person except where disclosure is otherwise permitted or authorised under this document or the Joint Venture Agreement.

13.4	Performance by Enforcing Party of the Defaulting Participant’s obligations

If a Defaulting Participant defaults in fully and punctually performing any obligation contained or implied in this document, the Enforcing Party may, without prejudice to any Power, do all things necessary or desirable, in the opinion of the Enforcing Party, to make good or attempt to make good that default to the satisfaction of the Enforcing Party and all costs incurred in doing so will form part of the Secured Money.

13.5	Defaulting Participant to bear cost

Anything which must be done by the Defaulting Participant under this document, whether or not at the request of the Enforcing Party, must be done at the cost of the Defaulting Participant.

13.6	Governing law and jurisdiction

(a)	This document is governed by and is to be construed in accordance with the laws applicable in Western Australia.

(b)	Each party irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts exercising jurisdiction in Western Australia and any courts which have jurisdiction to hear appeals from any of those courts and waives any right to object to any proceedings being brought in those courts.

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13.7	Severability

(a)	Subject to clause 13.7(b), if a provision of this document is illegal or unenforceable in any relevant jurisdiction, it may be severed for the purposes of that jurisdiction without affecting the enforceability of:

(i)	the other provisions of this document in that jurisdiction; or

(ii)	this document, including that provision, in other jurisdictions.

(b)	Clause 13.7(a) does not apply if severing the provision:

(i)	materially alters the:

(A)	scope and nature of this document; or

(B)	the relative commercial or financial positions of the parties; or

(ii)	would be contrary to public policy.

13.8	Waivers

(a)	The waiver of a breach of this document or of any Power arising upon default under this document or upon the occurrence of a Default must be in writing and signed by the party granting the waiver.

(b)	A breach of this document or the occurrence of a Default is not waived by any failure or delay in exercise, or partial exercise, of any Power.

(c)	A Power created or arising upon default under this document or upon the occurrence of a Default is not waived by any failure or delay in the exercise, or a partial exercise, of that or any other Power.

13.9	Variation

No variation of this document is effective unless made by deed and signed by each party.

13.10	Exclusion of legislation

(a)	The provisions implied in mortgages by any statute are for the purposes of this document negatived or varied only so far as they are inconsistent with the provisions of this document and are otherwise varied so as to become consistent with this document.

(b)	Any statutory restrictions (other than mandatory restrictions) on any right of a Participant, a Receiver or an Attorney to lease or otherwise deal with the Secured Property do not apply to the rights of those persons under this document.

13.11	Powers cumulative

The Powers are cumulative and do not exclude any other rights, powers, authorities, discretions or remedies of the Enforcing Party.

13.12	Power of attorney

(a)

Each Grantor for valuable consideration and by way of security irrevocably appoints each other Participant (other than a Defaulting Participant) and each of their respective directors and secretaries from

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time to time and any Receiver appointed in respect of that Participant jointly and each of them severally to be its attorney to do all things which that Grantor is obliged to do (but does not do) under or in relation to this document.

(b)	The donor of each power of attorney granted pursuant to this document agrees to ratify and confirm all actions carried out under that power.

13.13	Counterparts

This document may consist of a number of counterparts and, if so, the counterparts taken together constitute one document.

13.14	Construction

Unless expressed to the contrary, in this document:

(a)	words in the singular include the plural and vice versa;

(b)	any gender includes the other genders;

(c)	if a word or phrase is defined its other grammatical forms have corresponding meanings;

(d)	‘includes’ means includes without limitation;

(e)	no rule of construction will apply to a clause to the disadvantage of a party merely because that party put forward the clause or would otherwise benefit from it; and

(f)	a reference to:

(i)	a person includes a partnership, joint venture, unincorporated association, corporation and a government or statutory body or authority;

(ii)	a person includes the person’s legal personal representatives, successors, assigns and persons substituted by novation;

(iii)	any legislation includes subordinate legislation under it and includes that legislation and subordinate legislation as modified or replaced;

(iv)	an obligation includes a warranty or representation and a reference to a failure to comply with an obligation includes a breach of warranty or representation;

(v)	a right includes a benefit, remedy, discretion or power;

(vi)	time is to local time in Perth;

(vii)	‘$’ or ‘dollars’ is a reference to Australian currency;

(viii)	this or any other document includes the document as novated, varied or replaced and despite any change in the identity of the parties;

(ix)	writing includes any mode of representing or reproducing words in tangible and permanently visible form, and includes fax transmissions;

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(x)	an obligation includes a warranty or representation, and a reference to a failure to observe or perform an obligation includes a breach of warranty or representation;

(xi)	this document includes all schedules and annexures to it; and

(xii)	a clause, schedule or annexure is a reference to a clause, schedule or annexure, as the case may be, of this document;

(g)	provisions or terms of this document or another document, agreement, understanding or arrangement include a reference to both express and implied provisions and terms;

(h)	a reference to anything (including any amount) is a reference to the whole or any part of it and a reference to a group of things or persons is a reference to any one or more of them;

(i)	a reference to any authority, association or body (whether statutory or otherwise) will, if any such authority, association or body ceases to exist or is re-constituted, re-named or replaced or the powers or functions of such authority, association or body are transferred to any other authority, association or body, be deemed to refer respectively to the authority, association or body established or constituted in its place or which most closely succeeds to its powers or functions;

(j)	if the date on or by which any act must be done under this document is not a Business Day, the act must be done on or by the next Business Day; and

(k)	where time is to be calculated by reference to a day or event, that day or the day of that event is excluded.

13.15	Headings

Headings do not affect the interpretation of this document.

13.16	Deed

This document is a deed. Factors which might suggest otherwise are to be disregarded.

13.17	GST

Clause 20 of the Joint Venture Agreement applies to this document as if repeated in this document provided that a reference to ‘this document’ under the Joint Venture Agreement will be deemed to be a reference to this document.

13.18	Joint Venture Agreement

(a)	This document is a Deed of Cross Security for the purposes of the Joint Venture Agreement and is a Joint Venture Document.

(b)	To the extent that the Security created by this document relates to the Interest of a Grantor, enforcement of the Securities is subject to the Joint Venture Agreement and if there is any conflict between the provisions of this document and the Joint Venture Agreement, the terms of the Joint Venture Agreement will prevail.

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14	Assignment

14.1	Intended assignee

If the Grantor assigns its Interest (as defined in the Joint Venture Agreement) under the Joint Venture Agreement then the assigning party must also assign its interest under this document to the same person. The intended assignee must:

(a)	execute and deliver to each of the Other Participant and the Manager a deed of covenant as contemplated in clause 14.10(a) of the Joint Venture Agreement; and

(b)	execute and deliver a deed of charge as contemplated in clause 14.10(b) of the Joint Venture Agreement.

A party may not otherwise assign its rights and interests and powers under this document without the written consent of all other parties.

14.2	Perfecting Assignment

Each party must register, file, record and stamp (where applicable) all notices or documents required or permitted by law to perfect the assignment contemplated in clause 14.1 provided the reasonable costs of doing so are paid by the intended assignee.

15	Notices

All notices required to be given by or pursuant to this document must, unless otherwise provided in this document, be given in accordance with the notice provisions of the Joint Venture Agreement.

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Executed as a deed.

Signed, sealed and delivered by	)
Gold Road Resources Limited in	)
accordance with section 127 of the	)
Corporations Act by:	)

Company Secretary/Director	Director

Name of Company Secretary/Director (print)	Name of Director (print)

Signed, sealed and delivered by	)
Gruyere Mining Company Pty Ltd in	)
accordance with section 127 of the	)
Corporations Act by:	)

Company Secretary/Director	Director

Name of Company Secretary/Director (print)	Name of Director (print)

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Schedule 3

Accounting Procedure

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Schedule 3

Accounting Procedure

1	Definitions

In this schedule, the following terms will have the following meanings:

Current New Price	The price f.o.b. or f.o.r. the nearest reputable supply store or railway receiving point, where such Material is available at current replacement costs of the same kind of Material.

Exploration Manager	Has the meaning given in schedule 5.

Joint Venture Account	The account maintained in accordance with this document, showing the charges and credits accruing to the Participants.

Material	Includes personal property, equipment and supplies acquired or held for use for the Operations.

Payroll Costs	With respect to any employees of or secondees to the Manager, the Exploration Manager or any Affiliate of them, the aggregate of all costs, expenses and liabilities arising in connection with such employees or secondees, including without limitation the following:

	(a)	salaries and wages, including overtime and, to the extent they relate to the period after the Effective Date, bonuses and incentives;

	(b)	the cost of annual leave, sick leave, long service leave and other allowances;

	(c)	payroll tax and other governmental taxes, levies and charges;

	(d)	personal expenses, where these are payable or reimbursable;

	(e)	worker’s compensation insurance;

	(f)	the costs of providing employee benefits including:

(i) superannuation; and

(ii) employees’ group life insurance, hospital benefit, pension, retirement and other similar benefit plans.

	(g)	The costs referred to in paragraphs (b) and (e) may

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be calculated on a ‘when and as paid basis’ or by ‘percentage assessment’ on the amount of salaries and wages chargeable to the Joint Venture. If percentage assessment is used, the rate will be based on the Manager’s or the Exploration Manager’s, as applicable, actual costs.

2	Joint Venture Costs

2.1	Costs

The Joint Venture Account will be charged with all Costs, which will comprise all costs and expenses properly incurred by the Manager or, if exploration is delegated to GOR under clause 6.5(b) of this document, the Exploration Manager, in connection with Operations, including without limitation the following:

(a)	Payroll Costs associated with employees of or secondees to the Manager or the Exploration Manager or any Affiliate of them engaged in Operations.

(b)	Overhead Charges referred to in clause 6.12(d) of this document and item 3.11(d) of Schedule 5, but only to the extent permitted to be recovered under an Approved Budget.

(c)	Costs and expenses, including sums paid to or on account of contractors, for or in connection with:

(i)	trenching;

(ii)	field surveying;

(iii)	geophysics;

(iv)	aerial mapping and photography;

(v)	chartered aircraft (including helicopters);

(vi)	drilling;

(vii)	laboratory assaying (core);

(viii)	laboratory geochemical (samples);

(ix)	metallurgical testing;

(x)	field mapping and investigations

(xi)	studies and activities required to obtain an exploration or mining tenement; and

(xii)	all other like activities or related activities carried out in the course of or in connection with Operations or in relation to Material, product or other property removed from the Titles.

(d)	All costs and expenses associated with the maintenance of the Titles including but not limited to rents, rates, survey fees and exemption fees.

(e)	All costs and expenses associated with obtaining, complying with the provisions of and renewing all Government Authorisations required for Operations.

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(f)	All costs and expenses associated with complying with the provisions of all agreements entered into in connection with the Operations, including the Regional Co-operation Arrangement.

(g)	All costs and expenses of and in relation to scoping and feasibility studies which are part of an Approved Budget.

(h)	All costs (installation and removal cost, operating cost and maintenance cost) of the constructing, acquiring, hiring or leasing of land, personal property, infrastructure, dams, buildings, workshops, store rooms, equipment, machinery and vehicles for use in connection with the Operations, including the Project Facilities.

(i)	All costs of maintaining, repairing and replacing any Project Facilities or other plant, equipment or tool as may be necessary or desirable so that Operations may be safely, efficiently and lawfully conducted at all times.

(j)	All costs of establishing and maintaining temporary and permanent offices and on-site construction offices as may be required for or in connection with Operations including office supplies, power, telephone, facsimiles, computer, cleaning and other office operating costs.

(k)	The cost of all services and utilities, expendable materials and spares and other facilities.

(l)	Costs and expenses, including sums paid to or on account of contractors, for or in connection with:

(i)	mine planning;

(ii)	site preparation;

(iii)	shaft sinking;

(iv)	overburden removal and handling;

(v)	opencut or underground development;

(vi)	mining;

(vii)	processing;

(viii)	underground drilling;

(ix)	cross cutting and drifting;

(x)	services;

(xi)	contractors administration;

(xii)	catering and cleaning; and

(xiii)	any other like activities or related activities carried out in the course of or in connection with Operations.

(m)	Costs associated with the transport and handling of Product up to the Delivery Point, including:

(i)	all costs under any contracts with relevant infrastructure and service providers;

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(ii)	Product stockpiling, handling and loading costs;

(iii)	all costs associated with any necessary Product quality sampling, sample preparation and analysis; and

(iv)	all costs associated with any necessary Product quantity assessment.

(n)	Freight paid for in connection with Operations.

(o)	Travelling expenses of employees and contract personnel when travelling in connection with Operations. When such travelling expenses also relate to other activities carried out, such expenses will, with respect to journeys common to both Operations and the other activities, be apportioned in proportion to the time spent on Operations and the other activities.

(p)	The cost and expenses of transportation of personnel and effects to and from points of residence and the Titles.

(q)	Handling charges in relation to equipment, supplies, plant and machinery, including loading and unloading costs and expenses.

(r)	Excise, customs and other taxes, duties, levies, royalties (if any), imposts, deductions and other charges of any nature (including agency fees but excluding income taxes) payable on or in respect of Product derived from the Titles or goods purchased for or in connection with Operations, other than GST which can be claimed by way of an input tax credit by the Manager, the Exploration Manager or the Participants, and is actually claimed and received.

(s)	First aid and safety costs and expenses incurred for or in connection with Operations.

(t)	All insurance premiums for cover obtained or maintained in relation to Operations or Joint Venture Assets.

(u)	Legal, audit and consulting fees expended for or in connection with Operations including negotiation on Native Title Claims and Native Title Rights.

(v)	Save and except to the extent (if any) that the same are recovered under any insurances carried by the Manager or the Exploration Manager, all costs and expenses reasonably incurred in or in relation to the replacement or repair of damage or loss incurred by fire, flood, storm, theft, accident or any other causes not controllable by the Manager or the Exploration Manager, as applicable, through the exercise of reasonable diligence. The Manager or the Exploration Manager, as applicable, must furnish the Participants with written notice of loss or damage howsoever caused as soon as practicable after the Manager or the Exploration Manager, as applicable, has become aware of the loss or damage.

(w)	The costs of investigating actual or threatened litigation or claims by or against the Manager or a Participant affecting or relating to Operations or Joint Venture Assets.

(x)	The costs of handling and settling litigation undertaken by the Manager in accordance with this document.

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(y)	Shut-down costs, subsidence remediation costs and Rehabilitation and Mine Closure costs.

(z)	The cost of bonds or securities provided to any Government authority.

(aa)	All claims and liabilities to third parties arising out of the activities of the Joint Venture.

(bb)	Royalties to government in respect of minerals and production.

(cc)	Royalties to third parties, but excluding royalties created by a party over its share of Minerals or production which are not common to all Participants.

(dd)	All other costs and expenses not otherwise mentioned in this Schedule which are necessary for the proper conduct of the activities contemplated by this document.

2.2	Payroll Costs for Manager’s employees

(a)	Where employees of or secondees to the Manager, the Exploration Manager or any Affiliate of them are employed specifically for the purpose of Operations, then, subject to clause 6.8(b) of this document, all of their Payroll Costs will be charged as Costs.

(b)	Where employees of or secondees to the Manager, the Exploration Manager or any Affiliate of them are working full-time on Operations, then subject to clause 6.8(b of this document, all of their Payroll Costs will be recovered as Costs.

(c)	Where employees of or secondees to the Manager, the Exploration Manager or any Affiliate of them are working part-time on Operations and part-time on other activities, then, subject to clause 6.8(b of this document, a fair and reasonable proportion of their Payroll Costs will be recovered as Costs, based on the proportion of their time spent in connection with Operations compared with the proportion of their time spent in connection with other activities.

3	Credits

Subject to the terms of this document, the Manager must credit the Joint Venture Account with all credits received on account of the Joint Venture including, without limitation, the following credits:

(a)	any credits received by the Manager which is referable to Joint Venture Assets, including income received from the sale of Joint Venture Assets;

(b)	the proceeds of any insurance or claim in connection with Joint Venture Assets or Operations collected by the Manager; and

(c)	any other income received which is to be retained separately by the Manager and paid to each Participant, (pro rata in the proportion to its Interest) at the end of each Month.

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4	Materials charged to Joint Venture Account

4.1	Purchases

Imported and locally produced Material purchased, and all services procured, for the Operations by or for the Manager or the Exploration Manager (including Materials purchased for warehouse stock) must be charged at the price paid, after deduction of all discounts actually received. The cost of such Materials must include, if appropriate, insurance costs, handling and transportation costs to warehouse, customs fees and duties and like expenses chargeable against the Materials, and external purchasing, shipping and forwarding service fees.

4.2	Material purchased directly for Operations

The cost of Materials purchased directly for Operations which do not pass through a Joint Venture warehouse may include handling, transportation and insurance costs to the site of installation and use.

4.3	Material purchased from a party or an Affiliate

Any Material which is produced, processed, manufactured or controlled by a party or an Affiliate of a party may be purchased from such party or Affiliate and if so purchased such purchase shall be on “arm’s length” commercial terms including any trade and/or cash discounts normally granted to Third Party purchasers and shall further be competitive with other sources of supply that may be available provided that no such purchase shall be made by the Manager or the Exploration Manager from a party or an Affiliate other than as authorised under this document.

4.4	Material furnished by the Manager or Participant

Material required for Operations must be purchased for direct charge to the Joint Venture Account whenever practicable, except that a party or an Affiliate of a party may furnish Material to the Joint Venture from its own stocks on rates and terms approved by the Management Committee under the following conditions:

(a)	New Material

New Material (Condition A) transferred from the party’s warehouse or other properties to the Manager must be priced on an “arm’s length” basis less trade and/or cash discounts normally granted to Third Party purchasers and must be competitive with other sources of supply that may be available.

(b)	Used Material

(i)	Used Material which is in sound and serviceable condition and is suitable for re-use without reconditioning must be classed as Condition B Material and priced at 75% of Current New Price.

(ii)	Used Material which cannot be classified as Condition B but which after reconditioning will be further serviceable for original function as good second-hand Material is to be classified as Condition B Material.

(iii)	Used Material which is serviceable for original function but substantially not suitable for reconditioning, must be classified as Condition C Material and priced at 50% of Current New Price.

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Corrs Chambers Westgarth

(c)	Bad Order Material

Bad order Material (Condition D), being Material not further useable for its original function but which may be used for possible other service, must be graded and priced as to condition of the material normally used for such other purpose.

There may also be cases where some items of Material, due to their unusual condition, may be fairly and equitably priced by the Manager, subject to approval of all Participants.

(d)	Material Furnished by the Manager or Participant When Not Readily Available

When Material and/or supplies are not readily available from reputable supply sources due to scarcity, national emergency or governmental regulations, the Manager or a Participant may furnish such from its stock or properties at its nearest available supply and charge the Manager’s or Participant’s, as applicable, full cost or replacement costs, as circumstances may require, of those Materials or supplies to the Joint Venture Account, including without limitation, purchase price, procurement, warehouse, handling, transportation and all other costs incurred in connection therewith up to the time of delivery to the Project Area.

4.5	Warranty of Material Furnished by a Manager or Participants

To the extent permitted by Law, the Manager or Participant supplying the Material, does not give any warranty as to the merchantable quality or fitness for purpose of the Material furnished, but the Participants are entitled to the benefit of the dealer’s or manufacturer’s guarantee or warranty. In case of defective Material, credit shall not be passed until an adjustment has been received by the Manager or Participant supplying the Material from the manufacturers or their agents.

4.6	Use or hire of Manager’s or Participant’s equipment

Where exclusively owned equipment and facilities of the Manager or a Participant or any Affiliate of any of them are used by or hired to the Joint Venture, the cost of use or hire, including depreciation, licensing, insurance and repairs (but not routine maintenance nor fuel, each of which is to be separately charged to the Joint Venture) will be Costs provided that such cost of use or hire are no more than the usual commercial rental rate for such items in the area in which they are being used, less any trade and/or cash discount normally granted to third parties. The cost and capability of such equipment and facilities must be competitive with other sources of comparable equipment and facilities that may be available.

4.7	Minimisation of Surplus Materials

So far as it is reasonable, practical and consistent with efficient and economical operations, the Manager and, if exploration is delegated to GOR under clause 6.5(b) of this document, the Exploration Manager, must purchase or otherwise acquire as Joint Venture Assets only such Material as is required for immediate or controlled forward use and the Manager must use its best endeavours to avoid the accumulation of surplus stocks.

Gruyere Project Joint Venture Agreement	page 7

Corrs Chambers Westgarth

Schedule 4

Special Majority Decisions

Any of the following matters and things may be done, decided or authorised by the Management Committee, but only by Special Majority Decision:

(a)	Approval of a proposed LOM Business Plan and Proposed Budget or, subject to clauses 8.8(d) and 9.3(c), any variation to an approved LOM Business Plan or Approved Budget.

(b)	An increase in the frequency of requests for Cash Calls to be made by the Manager from what is provided for in clause 9.3 other than in the case of emergencies as contemplated in clause 9.8.

(c)	Expansion of the area of the Operations beyond the Development Area.

(d)	The processing of Minerals other than Product at any JV Treatment Plant unless proposed under the Regional Arrangement.

(e)	A sale, lease or exchange of all or substantially all of the Joint Venture Assets or merger or consolidation of any of the Project Facilities or the Operations with any other business or entity.

(f)	The disposition or surrender or relinquishment of a Title other than as required by the Act or terms and conditions of the Title.

(g)	The disposal or sale of any Project Facilities referred to in clause 6.1(b)(xii) or other Joint Venture Assets, the written down book value of which exceeds $7 million.

(h)	Abandoning any material part of the Operations

(i)	Placing the Operations on “care and maintenance”.

(j)	Suspending the Operations for 3 months or more, other than due to Force Majeure.

(k)	The appointment of the Manager or any successor Manager.

(l)	Changing the Manager’s remuneration.

(m)	Determining the Overhead Charge recoverable by the Manager.

(n)	Determining that a subcommittee decision made under clause 4.16 should be binding on the Manager and the Participants.

(o)	The selection of a new Auditor.

(p)	The selection of any Key Personnel (or equivalent position) for employment by the Manager.

(q)	Any change to the Accounting Procedure.

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Corrs Chambers Westgarth

(r)	The making of any press release or other public disclosure, containing any commercially or strategically material matters, other than where disclosure is permitted in accordance with the provisions of this document.

(s)	The Manager taking forward cover for, or hedging, foreign currency obligations or pre-paying or taking any other appropriate action to avoid currency losses, in each case in relation to Operations.

(t)	Any of the following actions by the Manager:

(i)	borrowing of money;

(ii)	entering into any financing arrangement or any commitment with respect to financial derivatives; or

(iii)	any leasing or finance leasing of assets.

(u)	Granting by the Manager of any Security Interest over any or all or substantially all of the Joint Venture Assets other than Permitted Security Interests or as otherwise permitted by this document.

(v)	The initiation, defence, compromise or settlement of any court or arbitration proceedings affecting or relating to the Operations or Joint Venture Assets where the total claim amount is reasonably estimated by the Manager to exceed $7,000,000 (provided that the Manager may initiate or defend a court or arbitration proceeding affecting or relating to the Operations or Joint Venture Assets if it reasonably decides that it must take immediate action in order to protect the rights of the Participants).

(w)	The approval of any Closure Plan prior to submission to any Government Agency.

(x)	Any material delay of expenditure of more than 25% in relation to an Approved Budget.

(y)	Approval of the terms and conditions of all contracts where there is a multi-year expenditure commitment of at least $7,000,000 (annualised), whether by reason of minimum expenditure, take or pay, termination fees or inability to terminate the contract without a claim for damages or otherwise between the Manager and any Third Party.

(z)	Approval of the terms and conditions of all contracts where the expected expenditure is worth more than $1,000,000 (annualised if applicable) between the Manager and an Affiliate or the Manager and a Participant or its Affiliate.

(aa)	The ratification of expenditure outside of the authority of the Manager.

(bb)	The entering into of any contracts for the supply of gas or electricity, where the electricity is partially or fully generated by gas.

(cc)	The entering into of any contracts for the transportation of gas.

(dd)	Use by a Participant of any of the Joint Venture Assets other than as allowed under this document.

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Corrs Chambers Westgarth

(ee)	Entry into any agreement with Native Title parties regarding native title or aboriginal heritage matters or any material amendment, variation, consent or waiver to the terms of a native title agreement or heritage agreement made in relation to the Titles or the Operations.

(ff)	Any other matter which the Management Committee may from time to time, by Special Majority Decision, resolve shall only be done or authorised by such a vote and any other matter which is expressed under this document to require a Special Majority Decision.

Gruyere Project Joint Venture Agreement	page 120

Corrs Chambers Westgarth

Schedule 5

Exploration Works

Gruyere Project Joint Venture Agreement	page 121

Schedule 5

Exploration Works

1	Definitions

Exploration means searching for, discovery and delineation of commercial Mineral deposits within the Exploration Area and the evaluation of such deposits, including prospecting, surface mapping, sampling, aerial mapping and reconnaissance, drilling, trenching and related field work, geophysical and geochemical testing, core sampling, assaying, exploration declines, test mining, analysis and evaluation of activities undertaken and results obtained, conducting scoping and pre-feasibility studies, preparing scoping and pre-feasibility study reports, and planning, supervising and administrating all activities undertaken, but does not include mine development or mining operations.

Exploration Costs: All expenditure and liabilities incurred by the Exploration Manager in accordance with this document in carrying out the Exploration Works and includes:

(a)	all expenditure expressed to be part of ‘Costs’ in this document which is incurred by the Exploration Manager in connection with the Exploration Works; and

(b)	all expenditure and liabilities incurred by the Exploration Manager in accordance with this document including those set out in schedule 4.

Exploration Manager has the meaning given in item 2.1(a) of this schedule 5.

Exploration Records and Accounts has the meaning given in item 6.1 of this schedule 5.

Exploration Works means the Operations relating to Exploration to be conducted in the Exploration Area.

2	Delegation

2.1	Delegation to Exploration Manager

(a)	The Manager delegates the role of Exploration Manager (which comprises the Manager’s duties and functions as Manager in respect to Exploration Works) to GOR.

(b)	GOR accepts the delegation to perform the Exploration Works in accordance with the applicable EA Exploration Plan, Approved EA Budget and the terms and conditions in this Schedule.

(c)	The Exploration Manager must not do or fail to do anything in relation to the Exploration Works that would put the Manager in breach of any of its obligations under this document.

(d)

The Manager is entitled to access and inspect the Exploration Area, the Exploration Works and the Exploration Records and Accounts at any time on reasonable notice to the Exploration Manager for the purpose of enabling the Manager to comply with the

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Manager’s obligations under this document and ensuring compliance by the Exploration Manager with its obligations under this document.

(e)	The term of the delegation to act as Exploration Manager continues until the earlier of:

(i)	the Joint Venture Agreement is terminated for any reason;

(ii)	the Exploration Manager or its Affiliate ceases to be a Participant;

(iii)	the Exploration Manager gives not less than 180 days written notice of its resignation;

(iv)	GOR’s rights under this schedule 5 cease in accordance with clause 18.8 of this document;

(v)	the date the Exploration Manager’s appointment is terminated in accordance with item 2.2;

(vi)	the Exploration Manager defaults in some material respect in the due performance and observance of any of its obligations as Exploration Manager under this document and such default is not remedied, or the Exploration Manager does not devise and implement with all diligence a cure plan, within a reasonable period determined by the Participants (acting reasonably) being at least 90 days after the Exploration Manager receives a notice in writing from the Manager or any Participant requiring such default to be rectified; and

(vii)	an Event of Default occurs with respect to any Participant which is the Exploration Manager or which is an Affiliate of the Exploration Manager and the Event of Default has not been remedied and the Non-Defaulting Participants resolve by Special Majority Decision to require the Exploration Manager to resign.

(f)	Upon the cessation of the term of the delegation, the Manager will resume responsibility for the Exploration Works.

(g)	For the avoidance of doubt, where a resolution is put to the Management Committee to require the Exploration Manager’s resignation under item 2.1(e)(vii), a Participant who is the Exploration Manager or an Affiliate of the Exploration Manager will not be entitled to vote in relation to that resolution.

2.2	Manager may resume exploration if not satisfied

(a)	The Manager may terminate GOR’s appointment as Exploration Manager in accordance with this item 2.2.

(b)	The Manager may, if it is not satisfied (acting reasonably) with the Exploration Manager’s performance of the Exploration Works, issue a notice to the Exploration Manager, intending to resume responsibility for the Exploration Works.

(c)

Within 5 Business Days of receiving a notice under item 2.2(b), the Manager and Exploration Manager must meet and use reasonable endeavours to reach agreement on the manner in which the performance of the Exploration Manager can be improved to the reasonable satisfaction of the Manager. If the parties cannot reach agreement on that

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within 20 Business Days from the date of the notice then either party may refer the matter to the Senior Executives in accordance with clause 22.4 of this document.

(d)	If the matter is not resolved to the reasonable satisfaction of the Manager by the Senior Executives then GOR’s appointment may be terminated upon notice from the Manager.

(e)	If the matter is resolved under this clause or by the Senior Executives but within 6 months the Manager issues another notice under item 2.2(b) for the same or a similar issue then GOR’s appointment may be terminated upon notice from the Manager.

2.3	Delivery of property on change of Exploration Manager

As soon as reasonably practicable after the effective date of the cessation of the term of the delegation under item 2.1(e), the Exploration Manager will:

(a)	deliver to the Manager:

(i)	all Joint Venture Assets in its possession or under its control which are held in its capacity as Exploration Manager;

(ii)	transfer title to any Joint Venture Assets which are held in its capacity as Exploration Manager to the Manager;

(iii)	any Exploration Records and Accounts in its possession or under its control;

(iv)	the results of all work undertaken by or for the Exploration Manager for the purposes of the Joint Venture, including all Mining Information and the results of any tests undertaken by or for the Exploration Manager; and

(v)	all exploration and other reports or studies prepared by or for the Exploration Manager;

(b)	deliver documents signed by the Exploration Manager regarding the novation or assignment of the rights and liabilities of the Exploration Manager under any contract entered into in its capacity as Exploration Manager to the Manager which is expressed to take effect on and from the termination of the delegation, and where the novation or assignment of such a contract has not occurred by the date of termination of the delegation, the Manager and the Exploration Manager must each continue to use all reasonable endeavours to procure the novation or assignment of the contract as soon as reasonably practicable;

(c)	use reasonable endeavours, to the maximum extent legally permissible, to transfer any Government Authorisations which relate solely to the Exploration Works that can be transferred and in respect of any Government Authorisations which do not relate solely to the Exploration Works or which cannot be transferred by the Exploration Manager to the Manager, it must do all things reasonably necessary to assist the successor in applying for new Government Authorisations, and if requested by the Manager, terminate, surrender or cancel those Government Authorisations (if they relate solely to the Exploration Works) once the Manager has obtained the relevant Government Authorisation or to enable the Manager to apply for a replacement authorisation; and

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(d)	provide reasonable assistance to the Manager as requested, for up to 90 days and on a cost reimbursement basis, to allow the management, supervision and conduct of Exploration Works to continue without interruption or adverse effect and to facilitate the orderly transfer of responsibility for and conduct of the Exploration Works to the Manager.

2.4	Costs on resumption by Manager

(a)	Upon resumption of Exploration Works by the Manager in accordance with item 2.1(f), the Exploration Manager is entitled to be reimbursed for all reasonable unavoidable, pre-committed or existing costs of the Exploration Manager, including costs of contractors engaged by Exploration Manager in connection with the Exploration Works, incurred after the date of resumption.

(b)	Where the Manager has resumed Exploration Works under items 2.1(d) or 2.1(e), the Exploration Manager is, subject to item 2.4(c), also entitled to be reimbursed for such proportion of all reasonable redundancy costs of any employees of the Exploration Manager which are made redundant as a result of the termination of the Exploration Manager’s engagement to manage the Exploration Works as equates to the proportion of the time those employees have spent engaged on the Exploration Works under this document compared to their other duties and prior service to the Exploration Manager.

(c)	Prior to making any employees referred to in item 2.4(b) redundant the Exploration Manager will consult with the Manager and, where requested by the Manager, allow the Manager to make offers of employment to those employees and use reasonable endeavours to encourage those employees to accept those offers including by allowing the Manager reasonable access to the employees for the purposes of encouraging acceptance of an offer of employment by the Manager.

(d)	For the avoidance of doubt, any costs of the Exploration Manager which are to be reimbursed in accordance with item 2.4 will be Costs for the purposes of this document.

2.5	Exploration Program and Budget

(a)	The Exploration Manager must provide to the Manager a draft EA Exploration Plan and Proposed EA Budget in accordance with clause 8.3(b) of this document.

(b)	The Exploration Manager will implement and manage the Exploration Works under the EA Exploration Plan and Approved EA Budget in accordance with this schedule 5 and the parties are bound by this schedule 5 in respect to the carrying out of the Exploration Works.

3	Duties of Exploration Manager

3.1	Conduct of Operations

(a)	Subject to the terms and conditions of this document, and to such instructions as it may from time to time receive from the Manager or the Management Committee in accordance with this document, the Exploration Manager will, and is empowered to exercise all powers necessary to:

(i)	manage, supervise and conduct Exploration Works as delegate of the Manager on behalf of, and as agent for, the Participants; and

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(ii)	implement the EA Exploration Plan and Approved EA Budget and discharge its powers and duties under this document in accordance with the EA Exploration Plan and the Approved EA Budget.

(b)	Without limiting the generality of the foregoing, the Exploration Manager will:

(i)	comply with all Laws applicable to the Exploration Works, including Laws pertaining to safety and environmental protection;

(ii)	comply with any decision or instruction of the Management Committee or the Manager made or given in accordance with this document;

(iii)	not do anything to compromise the good standing of the Titles;

(iv)	maintain the Joint Venture Assets and any other plant, equipment or tools used for the Exploration Works which are within the custody and control of the Exploration Manager in good working order;

(v)	replace any plant, equipment or tool as the Exploration Manager determines as necessary or desirable so that Exploration Works may be safely, efficiently and lawfully conducted at all times;

(vi)	with the approval of the Manager, sell or otherwise dispose of any plant, equipment, tools or supplies that may be worn out, surplus or no longer required for Exploration Works.

(vii)	ensure that health, safety and environmental management systems are developed, implemented and maintained in respect of the Exploration Works to the satisfaction of the Manager;

(viii)	endeavour to ensure that contractors engaged for the Exploration Works develop, implement and maintain health, safety and environmental management systems to standards that comply with health, safety and environment plans approved by the Manager;

(ix)	in the case of any emergency or accident in respect of the Exploration Works, take such action as the Exploration Manager considers is necessary or advisable for the protection of life or the Joint Venture Assets, provided that, where practicable, it has first consulted with the Manager;

(x)	subject to item 3.9, after consultation with the Manager, acquire all materials, supplies, machinery, equipment and services necessary for the conduct of Exploration Works;

(xi)	after consultation with the Manager, engage (which may be by secondment), dismiss, supervise and control all management, technical and labour personnel necessary for the performance of its obligations in relation to the Exploration Works including determining the terms and conditions of such engagement and conducting all industrial relations in relation to them;

(xii)	notify the Manager as soon as practicable after becoming aware of any event or circumstance of which it is aware which is likely to result in:

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(A)	litigation, arbitration or similar proceedings;

(B)	a material breach of any licence, authority, approval, direction, instrument or other similar matter;

(C)	a material breach of any applicable legal requirement; or

(D)	Force Majeure;

(xiii)	keep the Manager fully informed on all current material matters and developments arising out of the Exploration Works;

(xiv)	generally do all such acts and things as may be reasonably necessary or desirable for the efficient conduct of Exploration Works or to enable the Manager to comply with its obligations under this document in connection with the Exploration Works.

(c)	The Manager and the Exploration Manager will consult regularly and work collaboratively in relation to:

(i)	the co-ordination of the Exploration Works and the other Operations so as to minimise any potential conflicts or interference to Operations which may be created by the Exploration Works;

(ii)	the exercise of the responsibilities and duties in item 3.1(c) which apply across the Project Area and not solely on the Exploration Area; and

(iii)	negotiating and effecting insurances required for Exploration Area which are also required for the whole Project Area,

and where reasonably practicable will seek to ensure consistency of systems and procedures adopted by the Manager and the Exploration Manager.

(d)	Subject always to this document, the Exploration Manager has the power to enter into agreements and bind the Participants in the exercise of its duties in accordance with this document.

3.2	Urgent action

(a)	Subject to item 3.2(c), the Exploration Manager has the right to take any urgent or emergency action as, in its judgement, is necessary to preserve property, avoid, mitigate or prevent material risk of harm or damage to persons, property or the environment and to ensure the Manager and the Participants comply with their respective contractual and legal obligations in relation to the Exploration Works.

(b)	The Exploration Manager must promptly notify the Manager and the Participants as and when any costs of the nature referred to in item 3.2(a) above are incurred.

(c)	To the extent that time permits, the Exploration Manager must use reasonable endeavours to:

(i)	seek the approval of the Manager as otherwise required of it under this document; or

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(ii)	consult with the Manager,

as soon as reasonably practicable after becoming aware of the need to take urgent action.

3.3	Funding of Exploration Manager

The performance by the Exploration Manager of its duties under this schedule will be subject to it receiving sufficient funds from the Manager in accordance with this document.

3.4	Proper practices in Exploration Works

The Exploration Manager will perform the Exploration Works and all of its duties as Exploration Manager under this document in a good, safe, workmanlike and commercially reasonable manner in accordance with the Good Australian Mining Practice.

3.5	Status of the Exploration Manager

(a)	The Exploration Manager will report to and be subject to the general supervision and direction of the Manager.

(b)	Subject to that supervision, and to the terms of this document, the Exploration Manager will have the authority, discretions and powers of an independent contractor in its management, supervision and conduct of Exploration Works.

(c)	The Exploration Manager may perform its obligations under this document itself or through such agents or independent contractors as it may decide. However, the use of an agent or contractor by the Exploration Manager in the performance of any of the duties of the Exploration Manager will not relieve the Exploration Manager of responsibility to the Manager for those duties.

3.6	No delegation

The Exploration Manager may not delegate any of its rights and obligations as Exploration Manager. This restriction does not prevent the engagement of contractors or consultants as considered reasonably necessary by the Exploration Manager provided that the Exploration Manager remains liable for the acts or omissions of its contractors or consultants as if they were acts or omissions of the Exploration Manager.

3.7	Exploration Manager’s custody of Joint Venture Assets

(a)	Subject to the provisions of this document, the Exploration Manager will have the custody and control of the Joint Venture Assets used solely for Exploration Works.

(b)	The Exploration Manager will hold any such Joint Venture Asset which stands in its name as agent for the Participants in proportion to their respective Interests.

(c)	Except:

(i)	where permitted by this document;

(ii)	with the prior approval of the Manager; or

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(iii)	in the case of Permitted Security Interests,

the Exploration Manager must not mortgage, pledge, charge, encumber, sub-lease or otherwise dispose of or create any lien over or trust in respect of (or purport or attempt to do so) the Joint Venture Assets or any other real or personal property or money in which any Participant has an interest.

3.8	Contracts with Affiliates of the Exploration Manager

The Exploration Manager agrees that:

(a)	any agreements which are entered into by the Exploration Manager in the performance of its duties under this document with any of its Affiliates will be on normal ‘arm’s length’ commercial terms consistent with the provisions of this clause;

(b)	the terms of such agreements will be no less commercially reasonable in the particular circumstances of such agreements than would have been the case had such agreements been entered into with third parties which are not Affiliates of the Exploration Manager; and

(c)	any such agreements will be submitted to the Manager for approval.

3.9	Contracts with third parties

(a)	Unless otherwise decided by the Manager, all contracts or other arrangements with Third Parties entered into by the Exploration Manager for the purposes of or in the course of Exploration Works will be entered into by the Exploration Manager as agent for the Participants with the result that:

(i)	wherever possible, using the Exploration Manager’s reasonable endeavours, the Participants will be severally liable under such contracts and arrangements as principals in proportion to their respective Interests, and not jointly or jointly and severally liable; and

(ii)	in the event of any breach or default on the part of the Third Party under such contracts and arrangements, proceedings may be brought against such Third Party to recover each Participant’s loss.

(b)	Where, despite the Exploration Manager’s reasonable endeavours under item 3.9(a)(i) of this schedule 5, the Participants are or become jointly or jointly and severally liable under a contract or other arrangement with a Third Party, the Participants agree that as between themselves, all liabilities under or in respect of any such contract will be borne by the Participants in proportion to their respective Interests, notwithstanding the terms of the contract.

(c)	The Exploration Manager must not enter into any contract requiring approval by the Management Committee under this documents (whether by Ordinary Resolution or a Special Majority Decision), unless the contract has first been approved by the Manager. The Manager will promptly seek any approvals required from the Management Committee and advise the Exploration Manager of any approval promptly after it is obtained.

(d)	The Exploration Manager must, upon a request by the Manager or any Participant, disclose to the Manager and the Participants details and, if requested, copies of all contracts or

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other arrangements entered into by the Exploration Manager for the purposes of or in the course of Exploration Works.

3.10	Ratify actions of Exploration Manager

Each Participant agrees to ratify and confirm all actions taken by the Exploration Manager in the due and proper performance of its duties and in accordance with the terms of this document.

3.11	No profit or loss by Exploration Manager

Unless otherwise agreed between the Exploration Manager and the Manager, the Exploration Manager will perform its duties under this document on a no profit or loss basis to the intent that:

(a)	the Exploration Manager will neither gain nor lose by performing its duties under this document;

(b)	the Exploration Manager will not be entitled to any fee margin or other remuneration from the Participants for the performance of its duties under this document; and

(c)	all costs, expenses and liabilities of the Exploration Manager arising out of the proper performance by the Exploration Manager of its obligations under this document in accordance with the terms of this document will be Costs and will be borne by the Participants in proportion to their respective Interests; and

(d)	clause 6.12(d) of the document applies to the Exploration Manager with all necessary changes.

3.12	Good faith

(a)	The Exploration Manager will at all times act reasonably and in good faith in all its dealings with the Manager and Participants and in the performance of its duties under this document.

(b)	The Exploration Manager will at all times act in the best interests of the Joint Venture as a whole.

4	Insurance

4.1	Insurance

(a)	The Exploration Manager will, in accordance with instructions from the Manager from time to time, use all reasonable endeavours to effect and maintain (either separately or in conjunction with the Manager) the following insurances (subject to such insurances being available upon commercially reasonable terms):

(i)	insurance as required under any applicable workers’ compensation law in respect of its liability to its employees engaged in Exploration Works;

(ii)	any other insurance required by law in connection with or because of Exploration Works;

(iii)	public liability insurance in respect of any claim made by any Third Party against the Exploration Manager, the Manager or any Participant arising out of the Exploration

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Works or any act, omission, neglect or default occurring on or near the Exploration Area;

(iv)	such other insurances as may from time to time be authorised or directed by the Manager in relation to the Exploration Works,

and the Exploration Manager and the Manager (whoever takes out the policy) will promptly provide to the Exploration Manager, the Manager and the Participants (as applicable), a summary of and evidence of the insurance cover which has been effected.

(b)	Any material change to any insurances effected or maintained by the Exploration Manager will be notified to each Participant at the time of such change.

4.2	Insurer

All insurances under item 4.1 will be effected with an insurer or insurers of good repute selected by the Exploration Manager (and approved by the Manager), in the names of the Exploration Manager, the Manager and each Participant for their respective rights and interests. The Exploration Manager must wherever possible procure that all such insurances include a provision that the insurer has no right of subrogation against any Participant, the Exploration Manager or the Manager.

4.3	Advice to Manager and Participants of change in insurances

Any material change to any insurances effected or maintained by the Exploration Manager in accordance with this item 4 will be notified to the Manager and each Participant at the time of such change.

4.4	Insurance by contractors

The Exploration Manager will use all reasonable endeavours to ensure that all independent contractors of the Exploration Manager effect and maintain:

(a)	insurance as required under any applicable workers’ compensation law;

(b)	appropriate public liability insurance and professional indemnity insurance; and

(c)	any other insurance as may be required by the Manager or the Management Committee.

5	Budgets, planning and funding

5.1	Approved EA Budget is binding on the Exploration Manager

(a)	The EA Exploration Plan and Approved EA Budget components of the most recent LOM Business Plan, as approved or revised and amended by the Management Committee in accordance with this document, will be binding on the Exploration Manager.

(b)	Except as otherwise required or allowed under this document, the Exploration Manager must carry on the conduct of the Exploration Works in accordance with the EA Exploration Plan and Approved EA Budget.

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(c)	The Exploration Manager is obliged and authorised to conduct Exploration Works and to incur expenditure and make disbursements approved or for which an allowance or provision is made, in an Approved EA Budget for the Exploration Works and in accordance with that Approved EA Budget.

(d)	Except as otherwise provided in this schedule, the Exploration Manager may not recover from the Manager or the Participants any expenditure in excess of that provided for in an Approved EA Budget unless that expenditure is approved or ratified by the Manager.

(e)	The Exploration Manager must use all reasonable endeavours not to incur any expenditure in excess of the amount budgeted in an Approved EA Budget except as provided below:

(i)	aggregate over-expenditure on Exploration Costs of:

(A)	10% or less of the total expenditure under the Approved EA Budget is permitted without approval of the Management Committee or the Manager; and

(B)	more than 10% of the total expenditure under the Approved EA Budget is permitted if approved in advance by the Manager (and if it requires approval from the Management Committee under this document, the Manager will seek that approval before approving the expenditure); and

(ii)	reasonable expenditure to fund urgent action under item 3.2 is permitted without approval of the Manager or the Management Committee.

5.2	Provision of Funds by Manager

(a)	Based upon the Approved EA Budget (as revised by the Management Committee from time to time), the Exploration Manager must submit to the Manager, on or before the 10th day of each Month, a statement (Exploration Cash Call) showing:

(i)	the estimated disbursements to be made for Exploration Costs for Exploration Works during the following Month;

(ii)	the extent, if any, to which such disbursements can be satisfied by funds already held by the Exploration Manager under this document;

(iii)	the amount (Exploration Called Sum) required from the Manager (which, for the avoidance of doubt, is the cash amount which is required to be paid by a Participant after application of funds held by the Exploration Manager); and

(iv)	such other details as the Manager may from time to time reasonably direct.

(b)	The Manager must advance the Exploration Called Sum within 2 Business Days after the later of 1st Business Day of the relevant Month and the receipt by the Manager of any Called Sums from Participants under clause 9.5 of this document.

(c)	The aggregate of Exploration Called Sums for the Financial Year cannot exceed 110% of monthly Exploration Called Sum forecast under the Approved EA Budget without the prior approval of the Manager (and if it requires approval from the Management Committee under this document, the Manager will seek that approval before approving the expenditure).

page | 11

(d)	If at any time the Exploration Manager is, or is likely to be, required to take urgent action under item 3.2 which requires funds in excess of the funds then available to the Exploration Manager, and which have not been provided for in the most recent Exploration Cash Call, the Exploration Manager may issue an emergency Exploration Cash Call to the Manager, stating:

(i)	the amount of funds required;

(ii)	the Exploration Called Sum required to be paid by the Manager;

(iii)	the place or places where, and manner in which, payment is to be made; and

(iv)	the circumstances, in reasonable detail, giving rise to the necessity for obtaining such funds,

and, subject to the Manager having funds on hand, the Manager will promptly pay that amount or take the urgent action itself.

(e)	The Exploration Manager will use Exploration Called Sums, and any assets acquired by the use of such funds, for the purpose of Exploration Works and for no other purpose.

5.3	Bank account

(a)	All Exploration Called Sums and other moneys received or earned by the Exploration Manager on behalf of the Joint Venture will be deposited into a designated account or accounts in the name of the Exploration Manager, as Exploration Manager of the Joint Venture, maintained at a branch or branches of a bank authorised to carry on a banking business under the Banking Act 1959 (Cth) selected by the Exploration Manager.

(b)	The Exploration Manager alone will be entitled to operate such account or accounts and may from time to time temporarily invest any surplus funds in such account in accordance with such short term investment policies as may from time to time be approved by the Manager.

(c)	No such investment will have a maturity exceeding the time within which the funds so invested are required to be disbursed on account of Exploration Costs.

(d)	All funds in the account (including any short term investments acquired with such funds) will remain the beneficial property of the Participants in proportion to their Interests until such time as those funds are disbursed on account of Costs.

(e)	The Exploration Manager must notify the Manager when it opens or closes any bank account under this schedule 5.

(f)	The Exploration Manager will make from the accounts referred to in this item all disbursements which are required to be made from time to time on account of Exploration Costs.

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6	Records, accounts and reports

6.1	Exploration Manager to keep records and accounts

(a)	The Exploration Manager will, in accordance with the Accounting Procedure and generally accepted accounting principles and customary cost accounting practices in the mining industry, keep, or cause to be kept, comprehensive, true and accurate records and accounts of:

(i)	the Exploration Works;

(ii)	Exploration Manager’s performance of its duties;

(iii)	the Joint Venture Assets in the Exploration Manager’s custody and control;

(iv)	all Exploration Called Sums received by the Exploration Manager;

(v)	all contracts and transactions entered into in connection with the Exploration Works; and

(vi)	the Cost and expenses of all transactions entered into by the Exploration Manager,

(Exploration	Records and Accounts).

(b)	Without limiting the generality of the foregoing, the Exploration Records and Accounts will be separate from the records and accounts of any other business or activity conducted by the Exploration Manager and, for the avoidance of doubt, GOR and any of its Affiliates and will be maintained in such manner as may be reasonably necessary to enable the Manager and each Participant to meet its reporting, accounting and tax return requirements.

(c)	The Exploration Manager will determine the place or places within Australia where the Exploration Records and Accounts are kept and the Exploration Manager must keep the Manager and each Participant informed as to each location where the Exploration Records and Accounts are kept.

(d)	The Exploration Manager will comply with any requests made by any Participants under clauses 11.2 and 11.3 of this document.

6.2	Annual financial statement

The Exploration Manager must in respect of each Financial Year provide to the Manager as soon as practicable (and in any event in sufficient time to enable the Manager to comply with its obligations under this document) after the end of each Financial Year details and information reasonably required by the Manager to prepare its financial statements under the document.

6.3	Monthly exploration update

The Exploration Manager will provide the Manager, within 2 Business Days after the end of each Month, a written update for inclusion in the Manager’s monthly report to Participants containing the information agreed by the Exploration Manager and the Manager (each acting reasonably) from time to time.

page | 13

6.4	Copies of report

Upon request by a Participant or the Manager, the Exploration Manager must provide to the Participant copies of all reports prepared by the Exploration Manager in connection with Exploration Works.

6.5	Information and data

The Exploration Manager will provide the Manager or a Participant, as applicable, with all information, data and material concerning Exploration Works which:

(a)	the Manager may reasonably require to enable it to satisfy any of its obligations under this document, and in such format as the Manager requires for that purpose; or

(b)	a Participant may reasonably require to meet its statutory reporting and disclosure obligations under the Corporations Act, the Australian Stock Exchange Listing Rules and the applicable Laws of the place of its incorporation or the rules of any other recognised stock exchange as applicable.

7	Access and use

(a)	Provided that in all circumstances there must not be any interference with, and priority must be given to the implementation of the non-Exploration components of the LOM Business Plan and Approved Budget which is in force at that time:

(i)	the Participants and the Manager must use their best endeavours not to obstruct or hinder the conduct of Exploration Works under an Approved EA Budget;

(ii)	the Exploration Manager may use such Joint Venture Assets as may reasonably be available and necessary for the conduct of the Exploration Works; and

(iii)	the Exploration Manager will have full and free access across the areas of the Exploration Area to carry out the Exploration Works.

(b)	The Exploration Manager will, in performance of the Exploration Works and the presence of the Exploration Manager and its personnel or Contractors on the Pastoral Lease, comply with the obligation of the Manager under clause 2.19 of this document as if those obligations were obligations of the Exploration Manager.

8	Liability and Indemnity of the Exploration Manager

8.1	Limited Liability of the Exploration Manager

The Exploration Manager, its directors, officers, employees and agents will not be responsible for any Liabilities suffered or incurred by any Participant or the Manager arising out of or in the course of the discharge of its duties in carrying out the Exploration Works except for:

(a)	where the Exploration Manager (or any person for whom the Exploration Manager is vicariously liable) has committed Gross Negligence or Wilful Misconduct; or

(b)	for those amounts which the Exploration Manager, as a Participant, is liable to expend or contribute towards the Exploration Works.

page | 14

8.2	Indemnity for the Exploration Manager by Participants

Each of the Participants, severally to the extent of its Interest, will at all times indemnify and keep indemnified the Exploration Manager against all Liabilities suffered or incurred by the Exploration Manager in relation to the Exploration Works other than where the Exploration Manager (or any person for whom the Exploration Manager is vicariously liable) has committed Gross Negligence or Wilful Misconduct.

8.3	Indemnity by the Exploration Manager of Participants

The Exploration Manager (in its own right) will at all times indemnify and keep indemnified the Manager and the Participants and their respective directors, officers, employees, agents and contractors (Indemnified Persons) from and against all Liabilities suffered or incurred by the Indemnified Persons in connection with its management of the Exploration Works, including any personal injury, disease, illness or death, or physical loss of, or damage to, property of the Indemnified Person or any third party, where the Exploration Manager (or any person for whom the Exploration Manager is vicariously liable) has committed Gross Negligence or Wilful Misconduct.

page | 15

Corrs Chambers Westgarth

Annexure A

Initial Development Plan and Budget

Gruyere Project Joint Venture Agreement	page 122

INTEGRATED PROJECT MASTER SCHEDULE Level 4
Activity Name Original Duration Start Finish 2016 2017 2018 2019 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Project Milestones 568 25-Oct-16 31-Dec-18 Site Access Granted for Stage 1 Accommodation Village Installation 0 25-Oct-16 25-Oct-16, Project Finance Obtained 0 15-Dec-16* 15-Dec-16*, Project Approval by GOR Board 0 31-Jan-17 31-Jan-17, Site Access Granted for Unrestricted Site Construction Activities 0 01-Feb-17 01-Feb-17, Mining Operations Commences 0 27-Oct-17* 27-Oct-17* Gas Pipeline Commences Commercial Operations 0 20-Apr-18 20-Apr-18, Power Station Commences Commercial Operations 0 01-Jun-18* 01-Jun-18*, First Gold Poured 0 31-Oct-18 31-Oct-18, Ramp-Up Completed 0 31-Dec-18 31-Dec-18,
Approvals Milestones 274 25-Oct-16 27-Nov-17
Mining Proposal for Early Works Approved 0 25-Oct-16* 25-Oct-16*,
Works Approval for Early Works Granted 0 06-Dec-16* 06-Dec-16*, Mining Proposal for Gas Pipeline Approved 0 12-Dec-16 12-Dec-16, Works Approval for Gruyere Project Granted 0 05-Jan-17* 05-Jan-17*, API-A Assessment Approved 0 31-Jan-17 31-Jan-17, Mining Proposal for Gruyere Project Approved 0 31-Jan-17 31-Jan-17, Native Vegetation Clearing Permit for Gas Pipeline Granted 0 07-Mar-17 07-Mar-17, Works Approval for TSF Granted 0 24-Mar-17* 24-Mar-17*,
Gas Pipeline Consent to Construct Granted 0 28-Jul-17 28-Jul-17,
Gas Pipeline Consent to Operate Granted 0 27-Nov-17 27-Nov-17,
Operational Readiness Milestones 381 03-Jan-17 11-Jul-18
All Systems in Place for Construction 0 03-Jan-17 03-Jan-17,
All Systems & Contracts in Place for Mining Operations 0 05-Sep-17 05-Sep-17,
All Systems & Contracts in Place for Process Plant Operations 0 11-Jul-18 11-Jul-18,
Process Plant & Infrastructure 624 04-Jul-16 30-Dec-18
Process Plant & Infrastructure Milestones 582 04-Jul-16 31-Oct-18
Early Works Commencement 0 04-Jul-16 04-Jul-16
Restricted Site Access available for construction 0 27-Oct-16 27-Oct-16 Process Plant EPC award 0 28-Oct-16* 28-Oct-16*
Site available for construction (unrestricted Access) 0 02-Feb-17 02-Feb-17 Earthworks Construction Water Available 0 20-Feb-17 20-Feb-17
Mining Supply Zone C 0 27-Oct-17 27-Oct-17
Mining Material Supply Saprolite 0 04-Dec-17 04-Dec-17
Power Station Required By Date 0 31-Jul-18 31-Jul-18
Completion of Load Commissioning 0 31-Oct-18 31-Oct-18,
Early Works Milestones 184 09-Sep-16 15-Jun-17
Anne Beadell access track Ready to construct 0 09-Sep-16 09-Sep-16, Permanent Village earthworks Ready to construct 0 23-Sep-16 23-Sep-16, Mine Site Access Roads Ready to construct 0 07-Oct-16 07-Oct-16, Site Storm water & Drainage Ready to construct 0 07-Oct-16 07-Oct-16, Yeo Borefield access track Ready to construct 0 07-Oct-16 07-Oct-16,
Airstrip & Facilities Earthworks Ready to construct 0 16-Dec-16 16-Dec-16, Stage 1 300 Temporary Rooms Operational 0 22-Jan-17 22-Jan-17,
Stage 2 300 Permanent Rooms Operational 0 14-May-17 14-May-17, TSF Submission to DMP 0 15-Jun-17 15-Jun-17,
Actual Work Critical Remaining Work Summary Page 1 of 6 Remaining Work Milestone

INTEGRATED PROJECT MASTER SCHEDULE Level 4
Activity Name Original Duration Start Finish 2016 2017 2018 2019 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2
Design & Construction Milestones 443 01-Dec-16 19-Sep-18
Project Plans Complete 0 01-Dec-16 01-Dec-16,
PDC, mass balance and flow sheets approved 0 12-Jan-17 12-Jan-17,
Site Mobilisation and Establishment 0 30-Mar-17 30-Mar-17
Mobilisation of civil construction crew 0 18-Aug-17 18-Aug-17 Mobilisation of SMP installations crew 0 26-Sep-17 26-Sep-17 Mobilisation of piping installations crew 0 26-Sep-17 26-Sep-17 Mobilisation of electrical installations crew 0 03-Oct-17 03-Oct-17
Construction complete 0 14-Aug-18 14-Aug-18, Practical Completion (Plant Ready to Accept Ore) 0 19-Sep-18 19-Sep-18,
Early Works 529 04-Jul-16 20-Aug-18
Long Lead Items Purchase 385 04-Jul-16 30-Jan-18
CP001 - Gyratory Crusher 345 29-Aug-16 30-Jan-18
CP010 - Mills 324 04-Jul-16 23-Oct-17 Bulk Earthworks Design 353 04-Jul-16 30-Nov-17 Main Site Access Road 70 04-Jul-16 07-Oct-16
Anne Beadell Access track 50 04-Jul-16 09-Sep-16
Air Strip 120 04-Jul-16 16-Dec-16
Site Storm water diversion 70 04-Jul-16 07-Oct-16 Yeo Borefields Access track 70 04-Jul-16 07-Oct-16 Permanent Village Earthworks 40 01-Aug-16 23-Sep-16
TSF 115 04-Jul-16 09-Dec-16
Permanent Communications 353 04-Jul-16 30-Nov-17
Bulk Earthworks 676 29-Jul-16 20-Aug-18
Site Roads (ex haul roads) 294 27-Oct-16 20-Sep-17
Air strip - 541 153 20-Feb-17 03-Aug-17
Anne Beadell Borefield - 524 78 20-Feb-17 15-May-17
Drainage 212 20-Feb-17 05-Oct-17 Yeo Borefield 96 15-May-17 25-Aug-17
Water Supply - Construction 186 29-Jul-16 26-Feb-17
ROM Pad 20 13-May-18 02-Jun-18
Process plant Infastructure Area 101 10-Apr-17 27-Jul-17
In Plant Roads 30 21-May-17 22-Jun-17
Mining Infrastructure Area 52 22-Jun-17 17-Aug-17 Tailings Storage Facility 230 21-Nov-17 06-Aug-18
Tailing dam Equipment 281 10-Oct-17 20-Aug-18
Explosives Magazine / Facilities 26 17-Aug-17 14-Sep-17
Gruyere Accommodation Village 249 04-Jul-16 06-Jul-17
Stage 1 - 300 Temporary Rooms 135 04-Jul-16 22-Jan-17 Stage 2 - 300 Permanent Rooms 209 29-Aug-16 06-Jul-17
Overhead Lines 30 02-Dec-16 27-Jan-17 Powerline Design 30 02-Dec-16 27-Jan-17
Process Plant Design and Construction 624 04-Jul-16 30-Dec-18
Off site EPC works 464 04-Jul-16 19-May-18
Design & Project Management 334 04-Jul-16 03-Nov-17
Project Setup Phase 25 28-Oct-16 01-Dec-16
Project Definition Documents 80 25-Nov-16 03-Apr-17
Process Plant Layouts 85 13-Jan-17 17-May-17
Infrastructure Layouts 65 02-Dec-16 20-Mar-17
Infrastructure Bores 119 04-Jul-16 15-Dec-16 Bulk Earthworks 105 28-Oct-16 10-Apr-17
Civil Design and Drafting - Plant 140 30-Jan-17 17-Aug-17
Actual Work Critical Remaining Work Summary Page 2 of 6 Remaining Work Milestone

INTEGRATED PROJECT MASTER SCHEDULE Level 4
Activity Name Original Duration Start Finish 2016 2017 2018 2019 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2
Mechanical design and drafting 105 07-Mar-17 03-Aug-17
Structural steel design and drafting 125 20-Apr-17 13-Oct-17
Piping design and drafting 214 02-Jan-17 03-Nov-17
Electrical design and drafting 199 02-Jan-17 13-Oct-17
Procurement Full Project 444 01-Aug-16 19-May-18
Process Plant construction works 487 09-Mar-17 25-Aug-18
Process Plant 487 09-Mar-17 25-Aug-18
Establish temporary site facilities 49 09-Mar-17 01-May-17
Construction communications install 13 09-Mar-17 22-Mar-17
Site office facilities 13 16-Mar-17 29-Mar-17
Temporary site facilities available 0 30-Mar-17 30-Mar-17
Process Plant Construction water available 0 01-May-17 01-May-17,
Concrete works 260 15-Jun-17 02-Apr-18
Mobilise concrete contractor 13 15-Jun-17 29-Jun-17
Switchroom and Transformer concrete 33 29-Jun-17 03-Aug-17
Tailings Area Concrete 78 29-Jun-17 21-Sep-17
CIL area concrete 65 13-Jul-17 21-Sep-17
Primary crusher area concrete install 78 17-Aug-17 09-Nov-17
Elution and goldroom concrete 78 21-Sep-17 14-Dec-17
Conveyor footings installation 52 09-Nov-17 15-Jan-18
Pre-Leach area concrete 33 14-Dec-17 29-Jan-18
Ore storage area 65 15-Jan-18 26-Mar-18
Reagent Area Concrete 46 29-Jan-18 19-Mar-18
Water services Area Concrete 39 29-Jan-18 12-Mar-18
Air services area concrete 20 12-Mar-18 02-Apr-18
Milling 189 18-Aug-17 20-Mar-18
Steel Tank Site Works 189 07-Sep-17 10-Apr-18
Mobilise to site - CIL tank construction 7 07-Sep-17 15-Sep-17
CIL Tanks Installation & Painting 182 15-Sep-17 10-Apr-18
Structural steel erection 247 21-Sep-17 25-Jun-18
Mobilise structural contractor 4 21-Sep-17 26-Sep-17
Elution & gold recovery area steelwork 65 14-Dec-17 05-Mar-18
Pre-leach area steelwork 39 29-Jan-18 12-Mar-18
CIL area steelwork 78 23-Feb-18 18-May-18
Water Services steelwork 33 12-Mar-18 16-Apr-18
Reagents Storage area 52 19-Mar-18 14-May-18
Reagents mixing area 52 19-Mar-18 14-May-18
Air services steelwork 39 02-Apr-18 14-May-18
Tailings area steelwork 39 24-Apr-18 04-Jun-18
Crushing area steelwork 72 04-Feb-18 21-Apr-18
Ore storage area 85 26-Mar-18 25-Jun-18
Conveyor steelwork 62 09-Jan-18 16-Mar-18
Grinding area steelwork 104 09-Jan-18 01-May-18
Mechanical & Platework installations 201 10-Nov-17 25-Jun-18
Air services equipment 39 02-Apr-18 14-May-18
Water services equipment 26 16-Apr-18 14-May-18
Crushing area mechanical 96 30-Jan-18 12-May-18
Ore Storage Area 13 23-Apr-18 07-May-18
Grinding area mechanical 176 10-Nov-17 29-May-18
Gravity separation area mechanical 72 20-Feb-18 08-May-18
Pre-Leach area mechanical 130 29-Jan-18 18-Jun-18
CIL area mechanical 26 18-May-18 15-Jun-18
Actual Work Critical Remaining Work Summary Page 3 of 6 Remaining Work Milestone

INTEGRATED PROJECT MASTER SCHEDULE Level 4
Activity Name Original Duration Start Finish 2016 2017 2018 2019 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2
Elution and Gold recovery mechanical 104 14-Dec-17 16-Apr-18
Tailings area equipment 163 02-Jan-18 25-Jun-18
Reagent area equipment 46 19-Mar-18 07-May-18
Piping installations 289 26-Sep-17 13-Aug-18
Piping workgroup mobilisation 7 26-Sep-17 03-Oct-17
Underground services piping 33 03-Oct-17 07-Nov-17
Elution and gold recovery area 78 19-Mar-18 11-Jun-18
Conveyors piping installation 39 14-Apr-18 25-May-18
Gravity area - Piping 52 08-May-18 03-Jul-18
Crushing area piping installation 33 13-May-18 16-Jun-18
Reagents Storage Shed area 33 14-May-18 18-Jun-18
Reagents area - Piping 59 14-May-18 16-Jul-18
Water Services Area 52 14-May-18 09-Jul-18
Air Services Area 46 14-May-18 02-Jul-18
Grinding area - Piping 59 15-May-18 17-Jul-18
Leach and Adsorption Area 52 18-May-18 13-Jul-18
Ore storage area 33 25-Jun-18 30-Jul-18
Tailings handling area 46 26-Jun-18 13-Aug-18
Electrical installations 265 02-Nov-17 25-Aug-18
Electrical workgroup mobilisation 7 02-Nov-17 09-Nov-17
Underground services 39 09-Nov-17 21-Dec-17
Overhead power line installation 130 09-Nov-17 09-Apr-18
Plant control system configuration and installation 98 13-Dec-17 08-Apr-18
HV distribution and reticulation 26 09-Apr-18 07-May-18
Install Switchrooms / MCC’s 39 19-May-18 30-Jun-18
Crushing area electrical installations 72 13-May-18 28-Jul-18
Ore Storage area electrical installations 52 01-Jul-18 25-Aug-18
Grinding area electrical installations 96 03-Apr-18 14-Jul-18
Gravity area electrical installations 39 29-May-18 09-Jul-18
Leach & Adsorption area electrical installations 72 21-May-18 06-Aug-18
Elution & goldroom area electrical install 135 05-Mar-18 28-Jul-18
Tailings area electrical installations 59 05-Jun-18 06-Aug-18
Reagents area electrical installations 65 14-May-18 23-Jul-18
Water services area electrical installations 72 14-May-18 30-Jul-18
Air services electrical installations 58 21-May-18 23-Jul-18
Plant Infrastructure 361 20-Mar-17 23-Apr-18
Anne Beadell Bore 39 20-Mar-17 01-May-17
Yeo Bores 132 27-Jun-17 16-Nov-17
Plant Buildings 237 01-Aug-17 23-Apr-18
Fuel Storage 195 27-Jul-17 05-Mar-18
Infrastructure Installation 273 29-Jun-17 30-Apr-18
Infrastructure concrete works 91 29-Jun-17 05-Oct-17
Gas storage 26 29-Jun-17 27-Jul-17
Communications 26 29-Jun-17 27-Jul-17
Power Station - Civils (EPC Contractor) 52 10-Aug-17 05-Oct-17
Infrastructure structural works 117 27-Jul-17 30-Nov-17
Gas storage 52 27-Jul-17 21-Sep-17
Communications 26 27-Jul-17 24-Aug-17
Power Station Structural 52 05-Oct-17 30-Nov-17
Infrastructure Mechanical Works 143 21-Sep-17 05-Mar-18
Gas storage 52 21-Sep-17 16-Nov-17
Power Station 78 30-Nov-17 05-Mar-18
Actual Work Critical Remaining Work Summary Page 4 of 6 Remaining Work Milestone

INTEGRATED PROJECT MASTER SCHEDULE Level 4
Activity Name Original Duration Start Finish 2016 2017 2018 2019 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2
Infrastructure Piping Works 143 16-Nov-17 30-Apr-18
Gas storage - Piping 52 16-Nov-17 22-Jan-18
Power Station - Piping 78 05-Feb-18 30-Apr-18
Infrastructure Electrical Works 221 24-Aug-17 30-Apr-18
Communications - Electrical Install 26 24-Aug-17 21-Sep-17
Gas storage - Electrical Install 52 16-Nov-17 22-Jan-18
Power Station - Electrical Install 52 05-Mar-18 30-Apr-18
Commissioning 152 08-Apr-18 19-Sep-18
Commissioning plan 26 08-Apr-18 06-May-18
Field inspections and dry running tests 52 09-Jul-18 03-Sep-18
Gravity area - dry commissioning 13 09-Jul-18 23-Jul-18
Grinding area drives - dry commissioning 14 17-Jul-18 01-Aug-18
Air services area - dry commissioning 4 23-Jul-18 27-Jul-18
Reagents area - dry commissioning 6 23-Jul-18 30-Jul-18
Elution & goldroom area - dry commissioning 7 28-Jul-18 05-Aug-18
Water services area - dry commissioning 4 30-Jul-18 03-Aug-18
Crushing area - dry commissioning 7 31-Jul-18 07-Aug-18
Running of SAG mill - dry commissioning 7 01-Aug-18 08-Aug-18
Leach & Adsorption area - dry commissioning 10 06-Aug-18 17-Aug-18
Running of Ball mill - dry commissioning 7 08-Aug-18 16-Aug-18
Tailings Handling (including TSF) - dry commissioning 13 20-Aug-18 03-Sep-18
Ore storage area - dry commissioning 7 25-Aug-18 01-Sep-18
Water testing and process simulation and interlock testing 44 03-Aug-18 19-Sep-18
Air services commissioning - water commissioning 4 03-Aug-18 07-Aug-18
Water services commissioning - water commissioning 4 03-Aug-18 08-Aug-18
Crushing area - water commissioning 7 08-Aug-18 15-Aug-18
Grinding area - water commissioning 14 16-Aug-18 31-Aug-18
Gravity area - water commissioning 4 16-Aug-18 20-Aug-18
Leach & Adsorption area - water commissioning 7 17-Aug-18 24-Aug-18
Elution & Goldroom Area - water commissioning 13 31-Aug-18 14-Sep-18
Ore storage area - water commissioning 4 01-Sep-18 05-Sep-18
Tailings area (including TSF) - water commissioning 4 03-Sep-18 07-Sep-18
Reagents area - water commissioning 5 14-Sep-18 19-Sep-18
Ore commissioning 39 19-Sep-18 31-Oct-18
Ore commissioning 39 19-Sep-18 31-Oct-18
Ramp-Up 60 31-Oct-18 30-Dec-18
Ramp-Up 60 31-Oct-18 30-Dec-18
Operational Readiness 605 17-Mar-16 11-Jul-18
Organisational Preparations 450 16-Aug-16 01-Jun-18
Preparations for Mobilisation of Construction 100 16-Aug-16 02-Jan-17
Preparations for Mobilisation of Construction 100 16-Aug-16* 02-Jan-17
Preparations for Mining Contract 40 05-Dec-16 02-Feb-17
Preparations for Mining Contract 40 05-Dec-16* 02-Feb-17
Tender & Execute Mining Contract 60 03-Feb-17 03-May-17
Tender & Execute Mining Contract 60 03-Feb-17 03-May-17
Prepare for First Open Pit Ore Production 88 04-May-17 05-Sep-17
Prepare for First Open Pit Ore Production 88 04-May-17* 05-Sep-17
Actual Work Critical Remaining Work Summary Page 5 of 6 Remaining Work Milestone

INTEGRATED PROJECT MASTER SCHEDULE Level 4
Activity Name Original Duration Start Finish 2016 2017 2018 2019 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2
Operations Contracts 260 09-Jan-17 19-Jan-18
Develop Systems Related to Operations Contract 60 09-Jan-17* 04-Apr-17
Tender & Execute Operations Contracts 200 05-Apr-17 19-Jan-18
Develop Systems Related to ERP 330 17-Mar-16 06-Jul-17
Develop Systems Related to ERP 330 17-Mar-16* 06-Jul-17
Prepare Process Plant for Operations & Maintenance 293 04-Apr-17 06-Jun-18
Prepare Process Plant for Operations & Maintenance 293 04-Apr-17* 06-Jun-18
Preparation for Process Operations & Maintenance Teams 263 28-Mar-17 16-Apr-18
Preparations for Process Operations & Maintenance Teams 263 28-Mar-17* 16-Apr-18
Prepare Support Departments for Operations 151 30-Nov-17 11-Jul-18
Prepare Support Departments for Operations 151 30-Nov-17* 11-Jul-18
Actual Work Critical Remaining Work Summary Page 6 of 6 Remaining Work Milestone

Gruyere Gold Project	Estimate Summary By Facility
Gold Road Resources Ltd	Report Currency: A - AUSTRALIAN Include Other Currencies:☑
Estimate Base Date: 30-Jun-2016

> Area	Quantity Unit	Freight Tonnes	LBHrs	Plant Equipment	Vendor Reps	Bulk Material	Freight	Labour	SubCont Distribs	Constn Equip	TOTAL
> Facility
110 . MINE DEVELOPMENT

111 . CONTRACTOR MOBILISATION		0.0	0.0	0	0	0	0	0	1,871,612	0	1,871,612

112 . MINE SITE CLEARING		0.0	0.0	0	0	0	0	2,514,318	0	0	2,514,318

113 . OVERBURDEN STRIPPING		0.0	6,879.4	0	0	0	0	26,656,596	3,333,043	0	29,989,639

114 . HAUL ROADS		0.0	0.0	0	0	0	0	491,279	0	0	491,279

TOTAL: 110 . MINE DEVELOPMENT		0.0	6,879.4	0	0	0	0	29,662,193	5,204,655	0	34,866,848

120 . MINE SERVICES INFRASTRUCTURE

126 . EXPLOSIVES FACILITIES		0.0	0.0	0	0	0	0	310,000	0	0	310,000

127 . MINE DEWATERING EX-PIT		0.0	0.0	0	0	0	0	339,100	380,000	0	719,100

TOTAL: 120 . MINE SERVICES INFRASTRUCTURE		0.0	0.0	0	0	0	0	649,100	380,000	0	1,029,100

210 . SITE PREPARATION AND DRAINAGE

211 . SITE PREPARATION & DRAINAGE		0.0	14,064.0	591,909	372,656	0	9,128	4,412,750	0	0	5,386,443

TOTAL: 210 . SITE PREPARATION AND DRAINAGE		0.0	14,064.0	591,909	372,656	0	9,128	4,412,750	0	0	5,386,443

230 . PLANT SECURITY FENCING

231 . PLANT SECURITY FENCING		0.0	1,160.8	477,350	51,336	0	76,071	97,730	0	0	702,487

TOTAL: 230 . PLANT SECURITY FENCING		0.0	1,160.8	477,350	51,336	0	76,071	97,730	0	0	702,487

240 . SURFACE WATER DIVERSION CHANNELS

241 . SURFACE WATER DIVERSION CHANNELS		0.0	8,661.7	0	137,490	0	0	1,833,224	0	0	1,970,714

TOTAL: 240 . SURFACE WATER DIVERSION CHANNELS		0.0	8,661.7	0	137,490	0	0	1,833,224	0	0	1,970,714

310 . CRUSHING

311 . PRIMARY CRUSHING		0.0	51,750.9	5,392,532	685,960	6,470,247	811,683	4,313,056	0	0	17,673,478

TOTAL: 310 . CRUSHING		0.0	51,750.9	5,392,532	685,960	6,470,247	811,683	4,313,056	0	0	17,673,478

User Id / DB:	QuestV3User / SERVER=SRVR02;DATABASE=GRR-QV3-GRP-Prodn	Run Date:	05:39 pm 19-Aug-2016

System/Report Id:	3.02.75 / rptEstimateSummaryByFacility_303	Page:	1 of 11

Gruyere Gold Project	Estimate Summary By Facility
Gold Road Resources Ltd	Report Currency: A - AUSTRALIAN Include Other Currencies:☑
Estimate Base Date: 30-Jun-2016

> Area	Quantity Unit	Freight Tonnes	LBHrs	Plant Equipment	Vendor Reps	Bulk Material	Freight	Labour	SubCont Distribs	Constn Equip	TOTAL
> Facility
320 . ORE STORAGE

321 . ORE STORAGE		0.0	30,367.1	1,057,558	335,607	3,663,326	125,141	2,522,910	0	0	7,704,542

TOTAL: 320 . ORE STORAGE		0.0	30,367.1	1,057,558	335,607	3,663,326	125,141	2,522,910	0	0	7,704,542

330 . GRINDING & CLASSIFICATION

331 . MILLING		0.0	137,553.3	39,721,346	2,250,118	11,397,797	2,194,060	11,771,449	0	0	67,334,770

332 . GRAVITY SEPARATION		0.0	3,794.8	2,352,009	90,878	361,820	34,675	354,741	0	0	3,194,123

TOTAL: 330 . GRINDING & CLASSIFICATION		0.0	141,348.1	42,073,355	2,340,996	11,759,617	2,228,735	12,126,190	0	0	70,528,893

340 . LEACHING AND ADSORPTION

341 . PRE-LEACH THICKENING		0.0	18,743.2	2,305,423	259,207	2,350,477	624,228	1,635,790	0	0	7,175,125

342 . LEACH AND ADSORPTION		0.0	66,727.9	4,376,680	996,966	8,531,195	409,864	5,992,785	0	0	20,307,490

TOTAL: 340 . LEACHING AND ADSORPTION		0.0	85,471.1	6,682,103	1,256,173	10,881,672	1,034,092	7,628,575	0	0	27,482,615

350 . ELUTION AND GOLD RECOVERY

351 . ELUTION AND GOLD ROOM		0.0	27,219.7	4,283,985	438,857	2,375,182	196,435	2,429,451	0	0	9,723,910

TOTAL: 350 . ELUTION AND GOLD RECOVERY		0.0	27,219.7	4,283,985	438,857	2,375,182	196,435	2,429,451	0	0	9,723,910

360 . REAGENTS

361 . CYANIDE		0.0	2,586.1	39,608	19,101	164,767	8,355	227,100	0	0	458,931

362 . LIME		0.0	3,321.7	1,101,768	41,405	69,347	41,027	296,261	0	0	1,549,808

363 . FLOCCULANTS		0.0	1,262.0	35,974	11,535	98,065	4,791	110,534	0	0	260,899

364 . CAUSTIC		0.0	1,616.0	314,651	19,011	83,288	14,448	146,846	0	0	578,244

365 . HYDROCHLORIC ACID		0.0	1,161.3	57,865	12,833	84,586	10,146	102,273	0	0	267,703

TOTAL: 360 . REAGENTS		0.0	9,947.1	1,549,866	103,885	500,053	78,767	883,014	0	0	3,115,585

User Id / DB:	QuestV3User / SERVER=SRVR02;DATABASE=GRR-QV3-GRP-Prodn	Run Date:	05:39 pm 19-Aug-2016

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Gruyere Gold Project	Estimate Summary By Facility
Gold Road Resources Ltd	Report Currency: A - AUSTRALIAN Include Other Currencies:☑
Estimate Base Date: 30-Jun-2016

> Area	Quantity Unit	Freight Tonnes	LBHrs	Plant Equipment	Vendor Reps	Bulk Material	Freight	Labour	SubCont Distribs	Constn Equip	TOTAL
> Facility
370 . TAILINGS DISPOSAL

371 . TAILS THICKENING & PUMPING		0.0	18,995.6	2,552,089	270,797	2,686,399	625,836	1,682,720	0	0	7,817,841

372 . TAILINGS STORAGE FACILITY		0.0	44,943.2	679,000	703,952	924,982	384,942	7,321,630	0	0	10,014,506

TOTAL: 370 . TAILINGS DISPOSAL		0.0	63,938.8	3,231,089	974,749	3,611,381	1,010,778	9,004,350	0	0	17,832,347

410 . AIR SERVICES

411 . PLANT AIR		0.0	6,834.8	189,309	41,672	134,559	38,923	644,673	0	0	1,049,136

413 . PSA		0.0	733.0	60,617	5,909	32,122	681	62,808	0	0	162,137

TOTAL: 410 . AIR SERVICES		0.0	7,567.8	249,926	47,581	166,681	39,604	707,481	0	0	1,211,273

420 . WATER

421 . RAW WATER		0.0	3,341.4	232,278	45,184	96,440	10,622	479,152	0	0	863,676

422 . PROCESS WATER		0.0	9,970.5	901,017	132,080	612,551	50,297	1,283,007	0	0	2,978,952

423 . POTABLE WATER/RO PLANT		0.0	6,625.6	2,355,648	94,328	361,072	51,733	641,539	0	0	3,504,320

424 . GLAND WATER		0.0	1,725.4	87,309	11,528	40,322	7,589	162,257	0	0	309,005

425 . FIRE WATER		0.0	2,801.0	105,086	18,774	99,212	14,991	265,176	0	0	503,239

TOTAL: 420 . WATER		0.0	24,463.9	3,681,338	301,894	1,209,597	135,232	2,831,131	0	0	8,159,192

430 . PIPING

431 . PIPE RACKS		0.0	17,811.6	0	173,886	2,252,872	118,587	1,641,991	0	0	4,187,336

TOTAL: 430 . PIPING		0.0	17,811.6	0	173,886	2,252,872	118,587	1,641,991	0	0	4,187,336

User Id / DB:	QuestV3User / SERVER=SRVR02;DATABASE=GRR-QV3-GRP-Prodn	Run Date:	05:39 pm 19-Aug-2016

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Gruyere Gold Project	Estimate Summary By Facility
Gold Road Resources Ltd	Report Currency: A - AUSTRALIAN Include Other Currencies:☑
Estimate Base Date: 30-Jun-2016

> Area	Quantity Unit	Freight Tonnes	LBHrs	Plant Equipment	Vendor Reps	Bulk Material	Freight	Labour	SubCont Distribs	Constn Equip	TOTAL
> Facility
440 . PLANT AREA BUILDINGS

441 . PLANT WORKSHOP/WAREHOUSE		0.0	4,849.9	581,080	43,086	178,478	6,932	392,572	0	0	1,202,148

442 . PLANT OFFICE & CONTROL ROOM		0.0	706.8	299,948	12,116	16,216	34,317	61,526	0	0	424,123

443 . CRIB/LUNCH		0.0	140.0	81,868	2,920	3,750	5,410	12,882	0	0	106,830

444 . ABLUTION		0.0	87.3	89,549	3,099	7,500	10,670	8,121	0	0	118,939

445 . FIRST AID AND MEDICAL RESPONSE		0.0	591.1	222,666	9,146	15,571	13,547	49,479	0	0	310,409

446 . PERMIT AND ISOLATION ROOM		0.0	50.6	49,219	1,694	3,750	5,410	4,691	0	0	64,764

447 . PLANT WORKSHOP OFFICE		0.0	134.6	82,622	2,889	0	8,269	12,331	0	0	106,111

448 . PLANT WAREHOUSE OFFICE		0.0	51.4	51,878	1,664	0	5,260	4,710	0	0	63,512

TOTAL: 440 . PLANT AREA BUILDINGS		0.0	6,611.7	1,458,830	76,614	225,265	89,815	546,312	0	0	2,396,836

450 . PROCESS AND SITE SERVICES

451 . FUEL STORAGE		0.0	2,617.2	171,853	23,596	72,709	16,052	239,486	0	0	523,696

452 . GAS STORAGE		0.0	640.6	1,700	3,788	17,250	3,269	59,724	0	0	85,731

453 . REAGENTS STORAGE		0.0	789.6	139,179	5,732	32,406	0	62,646	0	0	239,963

TOTAL: 450 . PROCESS AND SITE SERVICES		0.0	4,047.4	312,732	33,116	122,365	19,321	361,856	0	0	849,390

460 . LABORATORY

461 . WET LAB		0.0	2,248.2	1,395,686	47,369	24,560	56,285	202,494	0	0	1,726,394

462 . SAMPLE PREP		0.0	152.3	9,866	1,102	5,075	695	14,220	0	0	30,958

TOTAL: 460 . LABORATORY		0.0	2,400.5	1,405,552	48,471	29,635	56,980	216,714	0	0	1,757,352

User Id / DB:	QuestV3User / SERVER=SRVR02;DATABASE=GRR-QV3-GRP-Prodn	Run Date:	05:39 pm 19-Aug-2016

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Gruyere Gold Project	Estimate Summary By Facility
Gold Road Resources Ltd	Report Currency: A - AUSTRALIAN Include Other Currencies:☑
Estimate Base Date: 30-Jun-2016

> Area	Quantity Unit	Freight Tonnes	LBHrs	Plant Equipment	Vendor Reps	Bulk Material	Freight	Labour	SubCont Distribs	Constn Equip	TOTAL
> Facility
470 . COMMUNICATIONS

471 . COMMUNICATIONS ESTABLISHMENT		0.0	0.0	2,402,808	60,070	0	0	0	0	0	2,462,878

472 . COMMUNICATIONS LINK		0.0	0.0	67,329	1,683	0	0	0	0	0	69,012

473 . SATELLITE LINK & TAIL SERVICE INSTALLAT		0.0	0.0	925,332	23,133	0	0	0	0	0	948,465

474 . VHF MOBILE RADIO		0.0	0.0	787,222	19,681	0	0	0	0	0	806,903

475 . MOBILE PHONE NETWORK		0.0	0.0	0	0	0	0	0	0	0	0

TOTAL: 470 . COMMUNICATIONS		0.0	0.0	4,182,691	104,567	0	0	0	0	0	4,287,258

480 . SEWAGE TREATMENT

481 . SEWAGE TREATMENT		0.0	4,020.9	212,945	28,283	122,775	32,987	381,330	0	0	778,320

TOTAL: 480 . SEWAGE TREATMENT		0.0	4,020.9	212,945	28,283	122,775	32,987	381,330	0	0	778,320

510 . ACCESS ROADS

511 . ACCESS ROADS - 0-19KM (SHIRE ROAD)		0.0	27,703.9	264,140	220,097	0	14,327	2,628,444	0	0	3,127,008

512 . ACCESS ROADS - 19-46KM		0.0	38,752.5	160,244	439,216	0	5,789	5,690,163	0	0	6,295,412

513 . ACCESS ROADS TO VILLAGE AND AIRSTRIP		0.0	1,479.7	0	21,402	0	943	284,460	0	0	306,805

TOTAL: 510 . ACCESS ROADS		0.0	67,936.1	424,384	680,715	0	21,059	8,603,067	0	0	9,729,225

520 . BOREFIELD

521 . BOREFIELD - YEO		0.0	60,992.0	3,358,139	640,175	10,217,829	492,114	7,006,519	0	0	21,714,776

522 . BOREFIELD ACCESS TRACK - YEO		0.0	15,170.0	395,954	385,682	0	59,893	4,631,188	0	0	5,472,717

523 . BOREFIELD - ANNE BEADELL		0.0	5,937.7	727,207	167,470	1,676,354	72,812	631,321	0	0	3,275,164

524 . BOREFIELD ACCESS ROAD AND TRACK - AN		0.0	7,328.4	265,325	150,728	0	21,456	1,695,224	0	0	2,132,733

TOTAL: 520 . BOREFIELD		0.0	89,428.1	4,746,625	1,344,055	11,894,183	646,275	13,964,252	0	0	32,595,390

User Id / DB:	QuestV3User / SERVER=SRVR02;DATABASE=GRR-QV3-GRP-Prodn	Run Date:	05:39 pm 19-Aug-2016

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Gruyere Gold Project	Estimate Summary By Facility
Gold Road Resources Ltd	Report Currency: A - AUSTRALIAN Include Other Currencies:☑
Estimate Base Date: 30-Jun-2016

> Area	Quantity Unit	Freight Tonnes	LBHrs	Plant Equipment	Vendor Reps	Bulk Material	Freight	Labour	SubCont Distribs	Constn Equip	TOTAL
> Facility
530 . PERMANENT VILLAGE

531 . ACCOMMODATION		0.0	12,838.9	2,719,262	451,559	0	406,770	1,176,053	4,729,094	0	9,482,738

532 . COMMON BUILDINGS		0.0	27,702.8	6,554,401	484,200	0	592,020	2,537,586	0	0	10,168,207

533 . SERVICES		0.0	59,005.0	68,220	399,992	1,791,642	8,880	5,361,953	0	0	7,630,687

534 . LANDSCAPING		0.0	13,951.7	0	63,900	0	0	1,277,995	0	0	1,341,895

TOTAL: 530 . PERMANENT VILLAGE		0.0	113,498.4	9,341,883	1,399,651	1,791,642	1,007,670	10,353,587	4,729,094	0	28,623,527

540 . AERODROME & STRIP

541 . AIRSTRIP		0.0	25,943.1	210,900	302,480	0	12,654	3,809,502	0	0	4,335,536

542 . FACILITIES		0.0	376.5	1,309,763	129,351	1,593	108,062	280,589	181,125	0	2,010,483

TOTAL: 540 . AERODROME & STRIP		0.0	26,319.6	1,520,663	431,831	1,593	120,716	4,090,091	181,125	0	6,346,019

550 . ADMINISTRATION BUILDINGS

551 . ADMINISTRATION AND MINING OFFICE		0.0	2,193.4	1,238,783	62,289	63,618	82,015	189,120	0	0	1,635,825

552 . TRAINING AND INDUCTION ROOM		0.0	519.3	124,879	6,255	10,052	16,569	44,723	0	0	202,478

553 . ADMIN OFFICE LUNCH ROOM		0.0	140.7	84,675	2,937	1,563	5,323	12,953	0	0	107,451

554 . ADMIN OFFICE ABLUTION BLOCK		0.0	84.8	90,094	2,955	1,771	10,555	7,885	0	0	113,260

555 . GATE HOUSE		0.0	36.3	42,524	1,373	443	5,278	3,355	0	0	52,973

TOTAL: 550 . ADMINISTRATION BUILDINGS		0.0	2,974.5	1,580,955	75,809	77,447	119,740	258,036	0	0	2,111,987

620 . OVERHEAD POWER LINES

621 . 22KV POWER DISTRIBUTION TO BOREFIELD		0.0	40,819.8	0	267,798	5,040,123	200,177	5,471,689	0	0	10,979,787

622 . 22KV POWER DISTRIBUTION TO VILLAGE A		0.0	390.9	0	2,564	48,260	1,916	52,387	0	0	105,127

623 . 11KV TAILINGS		0.0	1,563.3	0	10,255	193,027	7,666	209,556	0	0	420,504

TOTAL: 620 . OVERHEAD POWER LINES		0.0	42,774.0	0	280,617	5,281,410	209,759	5,733,632	0	0	11,505,418

User Id / DB:	QuestV3User / SERVER=SRVR02;DATABASE=GRR-QV3-GRP-Prodn	Run Date:	05:39 pm 19-Aug-2016

System/Report Id:	3.02.75 / rptEstimateSummaryByFacility_303	Page:	6 of 11

Gruyere Gold Project	Estimate Summary By Facility
Gold Road Resources Ltd	Report Currency: A - AUSTRALIAN Include Other Currencies:☑
Estimate Base Date: 30-Jun-2016

> Area	Quantity Unit	Freight Tonnes	LBHrs	Plant Equipment	Vendor Reps	Bulk Material	Freight	Labour	SubCont Distribs	Constn Equip	TOTAL
> Facility
630 . POWER STATION

638 . POWER GENERATION		0.0	0.0	0	0	0	0	0	0	0	0

TOTAL: 630 . POWER STATION		0.0	0.0	0	0	0	0	0	0	0	0

640 . ELECTRICAL & INSTRUMENTATION - PROCESS PLANT

641 . ELECTRICAL BULKS & POWER DISTRIBUTIO		0.0	8,084.8	2,106,884	144,901	2,008,574	164,620	757,997	0	0	5,182,976

642 . SWITCHROOMS		0.0	2,786.4	270,387	33,657	305,409	16,524	221,429	0	0	847,406

644 . CONTROLS		0.0	987.0	718,050	23,296	0	28,722	92,537	0	0	862,605

645 . COMMUNICATIONS		0.0	2,324.8	277,764	18,120	0	11,111	217,967	0	0	524,962

646 . LIGHTING & SMALL POWER		0.0	4,680.5	730,585	40,937	0	29,223	438,826	0	0	1,239,571

647 . EARTHING		0.0	866.9	0	8,284	162,300	6,492	81,277	0	0	258,353

TOTAL: 640 . ELECTRICAL & INSTRUMENTATION - PROCESS PLA		0.0	19,730.4	4,103,670	269,195	2,476,283	256,692	1,810,033	0	0	8,915,873

710 . TEMPORARY CONSTRUCTION EQUIPMENT

711 . TEMPORARY CONSTRUCTION EQUIPMENT		0.0	59,472.5	7,151,403	692,067	1,032,436	101,761	5,213,031	100,000	0	14,290,698

TOTAL: 710 . TEMPORARY CONSTRUCTION EQUIPMENT		0.0	59,472.5	7,151,403	692,067	1,032,436	101,761	5,213,031	100,000	0	14,290,698

720 . TEMPORARY CONSTRUCTION FACILITIES BUILDINGS

721 . TEMPORARY CONSTRUCTION FACILITIES B		0.0	4,381.6	1,600,902	120,308	43,844	249,512	580,612	0	0	2,595,178

TOTAL: 720 . TEMPORARY CONSTRUCTION FACILITIES BUILDING		0.0	4,381.6	1,600,902	120,308	43,844	249,512	580,612	0	0	2,595,178

730 . TEMPORARY CONSTRUCTION CAMP - GRUYERE

731 . ACCOMMODATION		0.0	2,089.1	832,000	105,159	0	177,688	191,361	902,131	0	2,208,339

732 . COMMON BUILDINGS		0.0	2,066.8	9,466	0	0	0	189,317	0	0	198,783

733 . SERVICES		0.0	3,860.6	17,682	63,882	851,760	0	353,625	0	0	1,286,949

TOTAL: 730 . TEMPORARY CONSTRUCTION CAMP - GRUYERE		0.0	8,016.5	859,148	169,041	851,760	177,688	734,303	902,131	0	3,694,071

User Id / DB:	QuestV3User / SERVER=SRVR02;DATABASE=GRR-QV3-GRP-Prodn	Run Date:	05:39 pm 19-Aug-2016

System/Report Id:	3.02.75 / rptEstimateSummaryByFacility_303	Page:	7 of 11

Gruyere Gold Project	Estimate Summary By Facility
Gold Road Resources Ltd	Report Currency: A - AUSTRALIAN Include Other Currencies:☑
Estimate Base Date: 30-Jun-2016

> Area	Quantity Unit	Freight Tonnes	LBHrs	Plant Equipment	Vendor Reps	Bulk Material	Freight	Labour	SubCont Distribs	Constn Equip	TOTAL
> Facility
750 . CONTRACTOR INDIRECTS

751 . CONTRACTOR CAMP & MEALS		0.0	0.0	0	335,994	0	0	0	5,710,575	0	6,046,569

752 . CONTRACTOR FLIGHTS		0.0	0.0	0	91,977	0	0	0	1,955,682	0	2,047,659

753 . CONTRACTOR OVERHEADS		0.0	0.0	0	952,619	78,000	0	15,397,999	3,623,377	0	20,051,995

TOTAL: 750 . CONTRACTOR INDIRECTS		0.0	0.0	0	1,380,590	78,000	0	15,397,999	11,289,634	0	28,146,223

760 . ENGINEERING

761 . EARLYWORKS ENGINEERING		0.0	16,829.9	0	67,718	0	0	2,702,650	6,000	0	2,776,368

762 . NON-PROCESS PLANT INFRASTRUCTURE (		0.0	1,377.9	153,000	11,493	31,171	0	275,550	0	0	471,214

763 . FEED - PROCESS PLANT		0.0	23,973.8	0	89,020	0	0	3,533,685	27,000	0	3,649,705

764 . DETAIL ENGINEERING DESIGN (DED) - PRO		0.0	90,640.0	0	328,797	0	0	13,130,075	21,750	0	13,480,622

765 . ENGINEERING SUPPORT TO IFC		0.0	1,152.0	0	4,608	0	0	184,320	0	0	188,928

766 . PROCESS PLANT - CONSTRUCTION MANAG		0.0	89,773.3	0	326,830	0	0	13,073,091	0	0	13,399,921

767 . VENDOR COMMISSIONING		0.0	2,387.0	0	26,935	0	0	477,400	600,000	0	1,104,335

768 . TECHNICAL COMMISSIONING		0.0	11,620.0	0	40,012	0	0	1,600,411	0	0	1,640,423

TOTAL: 760 . ENGINEERING		0.0	237,753.9	153,000	895,413	31,171	0	34,977,182	654,750	0	36,711,516

User Id / DB:	QuestV3User / SERVER=SRVR02;DATABASE=GRR-QV3-GRP-Prodn	Run Date:	05:39 pm 19-Aug-2016

System/Report Id:	3.02.75 / rptEstimateSummaryByFacility_303	Page:	8 of 11

Gruyere Gold Project	Estimate Summary By Facility
Gold Road Resources Ltd	Report Currency: A - AUSTRALIAN Include Other Currencies:☑
Estimate Base Date: 30-Jun-2016

> Area	Quantity Unit	Freight Tonnes	LBHrs	Plant Equipment	Vendor Reps	Bulk Material	Freight	Labour	SubCont Distribs	Constn Equip	TOTAL
> Facility
810 . PROJECT & CONSTRUCTION MANAGEMENT

811 . PERTH OFFICE		0.0	33,371.4	0	0	0	0	3,788,808	781,809	0	4,570,617

812 . SITE OFFICE		0.0	103,847.7	0	0	331,201	0	9,328,538	624,563	0	10,284,302

813 . OWNER’S TEAM CAMP ACCOMMODATION		0.0	0.0	0	0	0	0	0	657,000	0	657,000

814 . OWNER’S TEAM FIFO		0.0	0.0	0	0	0	0	0	500,571	0	500,571

817 . ENTERPRISE IT		0.0	0.0	0	0	0	0	0	59,868	0	59,868

818 . CONSULTANTS		0.0	6,624.0	0	0	0	0	1,069,050	1,131,008	0	2,200,058

819 . COMMUNICATIONS		0.0	0.0	0	0	0	0	0	1,286,204	0	1,286,204

TOTAL: 810 . PROJECT & CONSTRUCTION MANAGEMENT		0.0	143,843.1	0	0	331,201	0	14,186,396	5,041,023	0	19,558,620

820 . PRE-OPERATION EXPENSES

821 . OPERATIONAL READINESS		0.0	23,116.7	0	0	0	0	1,750,690	5,381,480	0	7,132,170

822 . MINE GEOLOGY		0.0	14,843.3	0	0	18,980	0	628,230	207,856	0	855,066

823 . MINING		0.0	42,400.8	0	0	50,297	0	2,295,675	686,800	0	3,032,772

824 . PROCESSING		0.0	68,593.9	0	0	18,980	0	3,488,508	845,379	0	4,352,867

825 . HSE		0.0	7,508.6	0	0	7,592	0	387,507	98,178	0	493,277

826 . SITE ADMINISTRATION		0.0	36,256.7	0	0	19,929	0	1,596,428	476,851	0	2,093,208

827 . SITE MANAGEMENT		0.0	15,955.7	0	0	64,532	0	1,644,654	254,153	0	1,963,339

TOTAL: 820 . PRE-OPERATION EXPENSES		0.0	208,675.7	0	0	180,310	0	11,791,692	7,950,697	0	19,922,699

850 . PERMITS & LICENCES

851 . TAXES, DUTIES , CUSTOMS		0.0	0.0	0	0	0	0	0	274,571	0	274,571

853 . PERMITS & LICENSES		0.0	0.0	0	0	0	0	0	81,500	0	81,500

TOTAL: 850 . PERMITS & LICENCES		0.0	0.0	0	0	0	0	0	356,071	0	356,071

User Id / DB:	QuestV3User / SERVER=SRVR02;DATABASE=GRR-QV3-GRP-Prodn	Run Date:	05:39 pm 19-Aug-2016

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Gruyere Gold Project	Estimate Summary By Facility
Gold Road Resources Ltd	Report Currency: A - AUSTRALIAN Include Other Currencies:☑
Estimate Base Date: 30-Jun-2016

> Area	Quantity Unit	Freight Tonnes	LBHrs	Plant Equipment	Vendor Reps	Bulk Material	Freight	Labour	SubCont Distribs	Constn Equip	TOTAL
> Facility
860 . FIRST FILLS

861 . GRINDING MEDIA		0.0	0.0	1,462,896	36,572	0	0	0	0	0	1,499,468

862 . REAGENTS		0.0	0.0	1,501,919	37,548	0	0	0	0	0	1,539,467

863 . FUEL / LUBRICANTS		0.0	0.0	100,000	7,500	0	0	0	0	0	107,500

TOTAL: 860 . FIRST FILLS		0.0	0.0	3,064,815	81,620	0	0	0	0	0	3,146,435

870 . CAPITAL & OPERATING SPARES

871 . OPERATING SPARES		0.0	0.0	2,722,665	120,214	0	108,908	0	0	0	2,951,787

872 . CAPITAL SPARES		0.0	0.0	3,204,032	83,304	0	128,162	0	0	0	3,415,498

873 . COMMMISSIONING SPARES		0.0	0.0	944,478	24,559	0	37,780	0	0	0	1,006,817

TOTAL: 870 . CAPITAL & OPERATING SPARES		0.0	0.0	6,871,175	228,077	0	274,850	0	0	0	7,374,102

880 . INSURANCES & FEES

882 . CONSTRUCTION WORK INSURANCE		0.0	0.0	0	0	0	0	0	394,129	0	394,129

884 . PUBLIC LIABILITY		0.0	0.0	0	0	0	0	0	100,000	0	100,000

885 . TRANSIT INSURANCE		0.0	0.0	0	0	0	0	0	73,432	0	73,432

TOTAL: 880 . INSURANCES & FEES		0.0	0.0	0	0	0	0	0	567,561	0	567,561

890 . CAPITAL EQUIPMENT

894 . LIGHT VEHICLES		0.0	0.0	2,027,190	50,680	0	0	0	0	0	2,077,870

895 . MEDIUM VEHICLES		0.0	0.0	787,300	19,683	0	0	0	0	0	806,983

896 . EMERGENCY VEHICLES		0.0	0.0	1,104,000	51,932	0	5,415	0	0	0	1,161,347

897 . MOBILE EQUIPMENT		0.0	0.0	2,403,212	62,301	0	21,436	0	0	0	2,486,949

TOTAL: 890 . CAPITAL EQUIPMENT		0.0	0.0	6,321,702	184,596	0	26,851	0	0	0	6,533,149

User Id / DB:	QuestV3User / SERVER=SRVR02;DATABASE=GRR-QV3-GRP-Prodn	Run Date:	05:39 pm 19-Aug-2016

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Gruyere Gold Project	Estimate Summary By Facility
Gold Road Resources Ltd	Report Currency: A - AUSTRALIAN Include Other Currencies:☑
Estimate Base Date: 30-Jun-2016

> Area	Quantity Unit	Freight Tonnes	LBHrs	Plant Equipment	Vendor Reps	Bulk Material	Freight	Labour	SubCont Distribs	Constn Equip	TOTAL

> Facility
920 . PROJECT CONTINGENCY

923 . CONTINGENCY - OWNERS COST		0.0	0.0	0	0	0	0	0	42,500,000	0	42,500,000

TOTAL: 920 . PROJECT CONTINGENCY		0.0	0.0	0	0	0	0	0	42,500,000	0	42,500,000

TOTAL REPORT:		0.0	1,532,536.9	124,584,086	15,745,706	67,461,948	9,275,929	209,943,271	79,856,741	0	506,867,681

User Id / DB:	QuestV3User / SERVER=SRVR02;DATABASE=GRR-QV3-GRP-Prodn	Run Date:	05:39 pm 19-Aug-2016

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Gruyere Gold Project	Estimate Summary By Area
Gold Road Resources Ltd	Report Currency: A - AUSTRALIAN Include Other Currencies:☑
Estimate Base Date: 30-Jun-2016

	Quantity Unit	Freight Tonnes	LBHrs	Plant Equipment	Vendor Reps	Bulk Material	Freight	Labour	SubCont Distribs	Constn Equip	TOTAL
> Area

110 . MINE DEVELOPMENT		0.0	6,879.4	0	0	0	0	29,662,193	5,204,655	0	34,866,848

120 . MINE SERVICES INFRASTRUCTURE		0.0	0.0	0	0	0	0	649,100	380,000	0	1,029,100

210 . SITE PREPARATION AND DRAINAGE		0.0	14,064.0	591,909	372,656	0	9,128	4,412,750	0	0	5,386,443

230 . PLANT SECURITY FENCING		0.0	1,160.8	477,350	51,336	0	76,071	97,730	0	0	702,487

240 . SURFACE WATER DIVERSION CHANNELS		0.0	8,661.7	0	137,490	0	0	1,833,224	0	0	1,970,714

310 . CRUSHING		0.0	51,750.9	5,392,532	685,960	6,470,247	811,683	4,313,056	0	0	17,673,478

320 . ORE STORAGE		0.0	30,367.1	1,057,558	335,607	3,663,326	125,141	2,522,910	0	0	7,704,542

330 . GRINDING & CLASSIFICATION		0.0	141,348.1	42,073,355	2,340,996	11,759,617	2,228,735	12,126,190	0	0	70,528,893

340 . LEACHING AND ADSORPTION		0.0	85,471.1	6,682,103	1,256,173	10,881,672	1,034,092	7,628,575	0	0	27,482,615

350 . ELUTION AND GOLD RECOVERY		0.0	27,219.7	4,283,985	438,857	2,375,182	196,435	2,429,451	0	0	9,723,910

360 . REAGENTS		0.0	9,947.1	1,549,866	103,885	500,053	78,767	883,014	0	0	3,115,585

370 . TAILINGS DISPOSAL		0.0	63,938.8	3,231,089	974,749	3,611,381	1,010,778	9,004,350	0	0	17,832,347

410 . AIR SERVICES		0.0	7,567.8	249,926	47,581	166,681	39,604	707,481	0	0	1,211,273

420 . WATER		0.0	24,463.9	3,681,338	301,894	1,209,597	135,232	2,831,131	0	0	8,159,192

430 . PIPING		0.0	17,811.6	0	173,886	2,252,872	118,587	1,641,991	0	0	4,187,336

440 . PLANT AREA BUILDINGS		0.0	6,611.7	1,458,830	76,614	225,265	89,815	546,312	0	0	2,396,836

450 . PROCESS AND SITE SERVICES		0.0	4,047.4	312,732	33,116	122,365	19,321	361,856	0	0	849,390

User Id / DB:	QuestV3User / SERVER=SRVR02;DATABASE=GRR-QV3-GRP-Prodn	Run Date:	06:47 pm 19-Aug-2016

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Gruyere Gold Project	Estimate Summary By Area
Gold Road Resources Ltd	Report Currency: A - AUSTRALIAN Include Other Currencies:☑
Estimate Base Date: 30-Jun-2016

	Quantity Unit	Freight Tonnes	LBHrs	Plant Equipment	Vendor Reps	Bulk Material	Freight	Labour	SubCont Distribs	Constn Equip	TOTAL
> Area

460 . LABORATORY		0.0	2,400.5	1,405,552	48,471	29,635	56,980	216,714	0	0	1,757,352

470 . COMMUNICATIONS		0.0	0.0	4,182,691	104,567	0	0	0	0	0	4,287,258

480 . SEWAGE TREATMENT		0.0	4,020.9	212,945	28,283	122,775	32,987	381,330	0	0	778,320

510 . ACCESS ROADS		0.0	67,936.1	424,384	680,715	0	21,059	8,603,067	0	0	9,729,225

520 . BOREFIELD		0.0	89,428.1	4,746,625	1,344,055	11,894,183	646,275	13,964,252	0	0	32,595,390

530 . PERMANENT VILLAGE		0.0	113,498.4	9,341,883	1,399,651	1,791,642	1,007,670	10,353,587	4,729,094	0	28,623,527

540 . AERODROME & STRIP		0.0	26,319.6	1,520,663	431,831	1,593	120,716	4,090,091	181,125	0	6,346,019

550 . ADMINISTRATION BUILDINGS		0.0	2,974.5	1,580,955	75,809	77,447	119,740	258,036	0	0	2,111,987

620 . OVERHEAD POWER LINES		0.0	42,774.0	0	280,617	5,281,410	209,759	5,733,632	0	0	11,505,418

630 . POWER STATION		0.0	0.0	0	0	0	0	0	0	0	0

640 . ELECTRICAL & INSTRUMENTATION - PROCESS PLANT		0.0	19,730.4	4,103,670	269,195	2,476,283	256,692	1,810,033	0	0	8,915,873

710 . TEMPORARY CONSTRUCTION EQUIPMENT		0.0	59,472.5	7,151,403	692,067	1,032,436	101,761	5,213,031	100,000	0	14,290,698

720 . TEMPORARY CONSTRUCTION FACILITIES BUILDINGS		0.0	4,381.6	1,600,902	120,308	43,844	249,512	580,612	0	0	2,595,178

730 . TEMPORARY CONSTRUCTION CAMP - GRUYERE		0.0	8,016.5	859,148	169,041	851,760	177,688	734,303	902,131	0	3,694,071

750 . CONTRACTOR INDIRECTS		0.0	0.0	0	1,380,590	78,000	0	15,397,999	11,289,634	0	28,146,223

760 . ENGINEERING		0.0	237,753.9	153,000	895,413	31,171	0	34,977,182	654,750	0	36,711,516

810 . PROJECT & CONSTRUCTION MANAGEMENT		0.0	143,843.1	0	0	331,201	0	14,186,396	5,041,023	0	19,558,620

User Id / DB:	QuestV3User / SERVER=SRVR02;DATABASE=GRR-QV3-GRP-Prodn	Run Date:	06:47 pm 19-Aug-2016

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Gruyere Gold Project	Estimate Summary By Area
Gold Road Resources Ltd	Report Currency: A - AUSTRALIAN Include Other Currencies:☑
Estimate Base Date: 30-Jun-2016

	Quantity Unit	Freight Tonnes	LBHrs	Plant Equipment	Vendor Reps	Bulk Material	Freight	Labour	SubCont Distribs	Constn Equip	TOTAL
> Area

820 . PRE-OPERATION EXPENSES		0.0	208,675.7	0	0	180,310	0	11,791,692	7,950,697	0	19,922,699

850 . PERMITS & LICENCES		0.0	0.0	0	0	0	0	0	356,071	0	356,071

860 . FIRST FILLS		0.0	0.0	3,064,815	81,620	0	0	0	0	0	3,146,435

870 . CAPITAL & OPERATING SPARES		0.0	0.0	6,871,175	228,077	0	274,850	0	0	0	7,374,102

880 . INSURANCES & FEES		0.0	0.0	0	0	0	0	0	567,561	0	567,561

890 . CAPITAL EQUIPMENT		0.0	0.0	6,321,702	184,596	0	26,851	0	0	0	6,533,149

920 . PROJECT CONTINGENCY		0.0	0.0	0	0	0	0	0	42,500,000	0	42,500,000

TOTAL REPORT:		0.0	1,532,536.9	124,584,086	15,745,706	67,461,948	9,275,929	209,943,271	79,856,741	0	506,867,681

User Id / DB:	QuestV3User / SERVER=SRVR02;DATABASE=GRR-QV3-GRP-Prodn	Run Date:	06:47 pm 19-Aug-2016

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Corrs Chambers Westgarth

Annexure B

North Yamarna Tenements

Tenement Number	Project	Status	Tenement Number	Project	Status
Exploration Licences			Prospecting Licences
E38/1083	Yamarna	Granted	P38/3352	Yamarna	Granted

E38/1388	Yamarna	Granted	P38/3824	Yamarna	Granted

E38/1858	Yamarna	Granted	P38/3869	Yamarna	Granted

E38/1931	Yamarna	Granted	P38/3870	Yamarna	Granted

E38/2235	Yamarna	Granted	P38/3887	Yamarna	Granted

E38/2236	Yamarna	Granted	P38/3895	Yamarna	Granted

E38/2249	Yamarna	Granted	P38/3896	Yamarna	Granted

E38/2250	Yamarna	Granted	P38/4149	Yamarna	Granted

E38/2319	Yamarna	Granted	P38/4150	Yamarna	Granted

E38/2320	Yamarna	Granted	P38/4151	Yamarna	Granted

E38/2325	Yamarna	Granted	P38/4193	Yamarna	Granted

E38/2326	Yamarna	Granted	P38/4194	Yamarna	Granted

E38/2356	Yamarna	Granted	P38/4195	Yamarna	Granted

E38/2415	Yamarna	Granted	P38/4196	Yamarna	Granted

E38/2446	Yamarna	Granted	P38/4197	Yamarna	Granted

E38/2447	Yamarna	Granted	P38/4198	Yamarna	Granted

E38/2513	Yamarna	Granted

E38/2529	Yamarna	Granted

E38/2735	Yamarna	Granted

E38/2766	Yamarna	Granted

E38/2794	Yamarna	Granted

E38/2797	Yamarna	Granted

E38/2798	Yamarna	Granted

E38/2836	Yamarna	Granted

E38/2860	Yamarna	Granted

E38/2913	Yamarna	Granted

E38/2931	Yamarna	Granted

E38/2932	Yamarna	Application

E38/2964	Yamarna	Granted

E38/2965	Yamarna	Granted

E38/2966	Yamarna	Granted

E38/2987	Yamarna	Granted

E38/3041	Yamarna	Granted

Gruyere Project Joint Venture Agreement	page 123

Corrs Chambers Westgarth

E38/3046	Yamarna	Application

E38/3047	Yamarna	Granted

E38/3048	Yamarna	Granted

E38/2178	Yamarna	Granted

E38/2362	Yamarna	Granted

E38/3077	Yamarna	Application

Gruyere Project Joint Venture Agreement	page 124

Corrs Chambers Westgarth

Annexure C

South Yamarna Tenements

Tenement number	Status	Reporting Group
E38/2291	Granted

E38/2292	Granted

E38/2293	Granted

E38/2294	Granted

E38/2363	Granted

E38/2427	Granted

E38/2507	Granted

E38/2531	Granted

E38/2902	Granted

E38/2917	Granted

E38/2930	Granted

E38/2944	Granted

E38/2967	Granted

E38/2968	Granted

E38/3104	Granted

E38/3105	Granted

E38/3106	Granted

E38/2355	Granted

E38/3107	Granted

L38/236	Granted

Gruyere Project Joint Venture Agreement	page 125

Corrs Chambers Westgarth

Annexure D

Confidentiality Undertaking

Gruyere Project Joint Venture Agreement	page 126

Annexure D

Gruyere Joint Venture Agreement Confidentiality Undertaking

THIS DEED is made [insert date]

BY	[insert full name and address of confidant] (Confidant)

Background

A	Gold Road Resources Limited ABN 13 109 289 527 and Gruyere Mining Company Pty Ltd ACN 615 729 005 (collectively Participants) are participants in the Gruyere Joint Venture (Joint Venture) governed by an agreement made on [insert date] between the Participants (Joint Venture Agreement). [Insert Manager] is the manager of the Joint Venture (Manager).

B	The Joint Venture Agreement obliges the Participants and the Manager to maintain confidentiality of information relating to the Joint Venture.

C	The Confidant has or will have access to certain information relating to the Joint Venture for the purpose of [1purchasing or otherwise acquiring the whole or part of the Interest of a Participant, or shares in a Participant or assessing or negotiating such a purchase / [1]acting as professional or other independent consultant or adviser to a Participant or the Manager in connection with the Joint Venture or its Interest in the Joint Venture ] (Permitted Purpose) and has undertaken to maintain confidentiality in relation to that information, on the terms set out in this deed.

The parties agree

1	Confidential Information

Unless otherwise agreed by the Participants, all information obtained in relation to the Joint Venture and which is not in the public domain (or which is in the public domain only as a consequence of a breach of this deed) (Confidential Information) shall be used only for the Permitted Purpose and must be kept confidential and shall not be disclosed by the Confidant otherwise than:

(a)	to the extent required by legislation or other applicable legal requirement;

(b)	if and to the extent it may be necessary or desirable to disclose to any government or government authority in connection with applications for consents, approvals, authorities

[1]	Select whichever is appropriate

3452-8048- 5380v3Gilbert + Tobin

38005852_1	Execution | page | 1

or indications of no objection reasonably required or expected to be required in relation to the Permitted Purpose;

(c)	to a recognised financial institution in connection with any loans sought to be arranged in connection with the Permitted Purpose;

(d)	to any Participant or the Manager or any director, officer, employee of a Participant or the Manager;

(e)	to any agent, contractor or consultant or adviser of the Manager or a Participant (as the case may be) for the Permitted Purpose;

(f)	to the extent that the Confidant is acting as professional or other independent consultant or adviser to a Participant or the Manager, in any way and to any person that the Participant or Manager could disclose that Confidential Information, if disclosed for and on behalf of the Manager or Participant (as the case may be) for the Permitted Purpose and subject to compliance with the Manager or Participant’s obligations under the Joint Venture Agreement, provided however that any disclosure pursuant to clauses 1.1(e) or 1.1(f) shall only be made subject to the person to whom disclosure is made covenanting and agreeing in favour of the Participants and the Manager to be bound by like provisions to this deed.

2	Continuing obligation

The Confidant shall continue to be bound by the terms of this deed notwithstanding that the Confidant’s involvement or connection with the Joint Venture may cease at any time in the future.

3	Term

The Confidant shall continue to be bound by the terms of this deed notwithstanding that the Confidant’s involvement or connection with GOR or the Joint Venture may cease at any time in the future.

4	General

(a)	This deed contains the entire agreement between the parties in respect of its subject matter and takes the place of all previous agreements, understandings, representations and warranties about that subject matter.

(b)	This deed is executed in favour of the Participants, the Manager and each of their Affiliates. The Participants, the Manager and each Affiliates has the benefit of, and is entitled to enforce this deed, even though it is not a party to this deed.

(c)	This deed is irrevocable and may only be varied if the Participants, the Manager and the Confidant agree in writing.

(d)	If a party does not exercise a right at any time in connection with a default under this deed, this does not mean that it has waived the right or cannot exercise it later.

(e)	This deed is governed by the laws of Western Australia. The parties irrevocably submit to the non-exclusive jurisdiction of the courts of Western Australia.

3452-8048- 5380v3Gilbert + Tobin

38005852_1	Execution | page | 2

5	Defined terms

In this deed, the following definitions apply unless the context requires otherwise:

Affiliate means, with respect to any corporation, another corporation which Controls, is Controlled by, or is under common Control with, such corporation.

Control has the meaning given to that term in section 50AA of the Corporations Act, and Controlled has a corresponding meaning.

Corporations Act means the Corporations Act 2001 (Cth).

6	Interpretation

In this deed the following rules of interpretation apply unless the contrary intention appears:

(a)	headings are for convenience only and do not affect the interpretation of this deed;

(b)	the singular includes the plural and vice versa;

(c)	where a word or phrase is given a particular meaning, other parts of speech and grammatical forms of that word or phrase have corresponding meanings;

(d)	the words ‘such as’, ‘including’, ‘particularly’ and similar expressions are not used as nor are intended to be interpreted as words of limitation;

(e)	a reference to:

(i)	a person includes a natural person, partnership, joint venture, government agency, association, corporation or other body corporate;

(ii)	a party is a reference to GFA and GFAM or the Confidant and includes their successors and permitted assigns;

(iii)	a document includes all amendments or supplements to that document;

(iv)	a clause, term, party, schedule or attachment is a reference to a clause or term of, or party, schedule or attachment to this deed;

(v)	this deed includes all schedules and attachments to it; and

(f)	no rule of construction applies to the disadvantage of a party because that party was responsible for the preparation of this deed or any part of it.

Executed as a deed.

[insert execution clauses]

3452-8048- 5380v3Gilbert + Tobin

38005852_1	Execution | page | 3

Corrs Chambers Westgarth

Annexure E

Auditor’s Confidentiality Undertaking

Gruyere Project Joint Venture Agreement	page 127

Annexure E

Gruyere Joint Venture Agreement Auditor Confidentiality Undertaking

THIS DEED is made [insert date]

BY [insert full name and address of confidant] (Confidant)

Background

A	Gold Road Resources Limited ABN 13 109 289 527 (GOR) and Gruyere Mining Company Pty Ltd ACN 615 729 005 (GFA) are participants in the Gruyere Joint Venture (Joint Venture) governed by an agreement made on [insert date] between the Participants (Joint Venture Agreement) and [insert] (Manager) is the manager of the Joint Venture.

B	The Joint Venture Agreement obliges GFA and Gruyere Management Pty Ltd ACN 615 728 795 (GFAM) to provide the Confidant with certain information in relation to the bulk purchasing and bulk ordering of goods and services for the operations of GFA and its Affiliates.

C	The Confidant has or will have access to certain information relating to GFA, GFAM or their Affiliates and has undertaken to maintain confidentiality in relation to that information, on the terms set out in this deed.

The parties agree

1	Confidentiality obligations

(a)	The Confidant covenants for the benefit of GFA and its Affiliates:

(i)	to keep confidential the Confidential Information and to use it solely for the Approved Purpose; and

(ii)	to not use any Confidential Information to the competitive disadvantage of GFA or its Affiliates.

(b)	Subject to sub-clause (c), the Confidant may disclose Confidential Information to its Representatives to the extent that the relevant person needs that information for the Approved Purpose.

(c)	The Confidant must:

(i)	before disclosing Confidential Information to a Representative of the Confidant, ensure that each Representative of the Confidant is made aware of the Confidant’s obligations under this deed and ensure that such Representative complies with the terms of this deed as if it were the Confidant; and

(ii)	on request by GFA, provide written notice to GFA of the identity of any Representative of the Confidant that has received, or is to receive, the Confidential Information.

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(d)	The Confidant must take reasonable steps to protect the Confidential Information and keep it secure from unauthorised persons.

(e)	The Confidant must inform GFA and GFAM as soon as reasonably practicable if the Confidant becomes aware of, or suspects that there has been a breach of this deed. The Confidant must promptly do anything which GFA and GFAM reasonably requires to prevent or restrain a suspected or actual breach of this deed.

(f)	This deed does not give the Confidant or any other person any right, title or interest in the Confidential Information.

(g)	Nothing in this deed prevents the disclosure by the Confidant of Confidential Information to the extent that it is required by law, regulation, legal process, order of any government agency or the rules of a recognised stock exchange, provided that the Confidant must only disclose the minimum amount of information necessary to comply with the requirement and, to the extent permitted by law and as is reasonably practicable must:

(i)	promptly notify GFA and GFAM of the requirement to disclose the Confidential Information and provide details of the circumstances of the proposed disclosure; and

(ii)	consult with GFA and GFAM as to the form of disclosure to be made and take account of any reasonable comments of GFA and GFAM which are provided to it.

(h)	The Confidant acknowledges that its obligations under this clause 2 are in addition to, and nothing in this deed limits, any common law or equitable obligations of confidence owed to GFA and GFAM or its Affiliate by the Confidant or its Representatives.

2	Term

The Confidant shall continue to be bound by the terms of this deed notwithstanding that the Confidant’s involvement or connection with GOR or the Joint Venture may cease at any time in the future.

3	General

(a)	This deed contains the entire agreement between the parties in respect of its subject matter and takes the place of all previous agreements, understandings, representations and warranties about that subject matter.

(b)	This deed is executed in favour of GFA and GFAM and each of its Affiliates. GFA and GFAM and each Affiliate has the benefit of, and is entitled to enforce this deed, even though it is not a party to this deed.

(c)	This deed is irrevocable and may only be varied if GFA and GFAM and the Confidant agree in writing.

(d)	If either party does not exercise a right at any time in connection with a default under this deed, this does not mean that it has waived the right or cannot exercise it later.

(e)	This deed is governed by the laws of Western Australia. The parties irrevocably submit to the non-exclusive jurisdiction of the courts of Western Australia.

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4	Defined terms

In this deed, the following definitions apply unless the context requires otherwise:

Affiliate means, with respect to any corporation, another corporation which Controls, is Controlled by, or is under common Control with, such corporation.

Approved Purpose means the sole purpose of enabling the Confidant to confirm, without disclosure of the Confidential Information, whether or not GFA and GFAM are in compliance with clause 6.11(a) of the Joint Venture Agreement.

Confidential Information, in relation to GFA and GFAM, means:

(a)	all information (whether written or oral and regardless of form) relating to GFA and GFAM and its Affiliate disclosed or made available after the date of this deed by GFA and GFAM or its Representatives to the Confidant or its Representatives in connection with the Joint Venture Agreement; and

(b)	all information (regardless of form) prepared by or on behalf of the Confidant or its Representatives which is based on or derived from, or which includes, incorporates or refers to, any of the foregoing information.

Control has the meaning given to that term in section 50AA of the Corporations Act, and Controlled has a corresponding meaning.

Corporations Act means the Corporations Act 2001 (Cth).

Representative, in relation to a party, means:

(a)	an Affiliate of the party; and

(b)	officers, employees, agents and contractors of the party or an Affiliate of the party.

5	Interpretation

In this deed the following rules of interpretation apply unless the contrary intention appears:

(a)	headings are for convenience only and do not affect the interpretation of this deed;

(b)	the singular includes the plural and vice versa;

(c)	where a word or phrase is given a particular meaning, other parts of speech and grammatical forms of that word or phrase have corresponding meanings;

(d)	the words ‘such as’, ‘including’, ‘particularly’ and similar expressions are not used as nor are intended to be interpreted as words of limitation;

(e)	a reference to:

(i)	a person includes a natural person, partnership, joint venture, government agency, association, corporation or other body corporate;

(ii)	a party is a reference to GFA and GFAM or the Confidant and includes their successors and permitted assigns;

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(iii)	a document includes all amendments or supplements to that document;

(iv)	a clause, term, party, schedule or attachment is a reference to a clause or term of, or party, schedule or attachment to this deed;

(v)	this deed includes all schedules and attachments to it; and

(f)	no rule of construction applies to the disadvantage of a party because that party was responsible for the preparation of this deed or any part of it.

Dated:

Executed as a deed

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Corrs Chambers Westgarth

Annexure F

Area of Interest

Gruyere Project Joint Venture Agreement	page 128

[

0
50
Kilometres
550,000 mE
600,000 mE
LEGEND
10 km Buffer around Exploration Tenements
Mining Exploration Leases
North Yamarna Tenements (100 pct Gold Road)
Expl Camp/Rubbish Pit - GPL
South Yamarna JV Tenements
Yamarna Pastoral Lease
Cosmo Newberry Reserves
Road/Track
6,950,000 mN
6,900,000 mN
6,850,000 mN
6,800,000 mN
GOLD ROAD RESOURCES
Exploration Tenements
North Yamarna
South Yamarna JV
Mining-Exploration Leases
Project:
YAMARNA PROJECT
0
10
20
40
kilometres
Figure No.:

Corrs Chambers Westgarth

Annexure G

Standing Pre-Approved List

Gruyere Project Joint Venture Agreement	page 129

Annexure F

1	Standing Pre-approved List

No	Company
1.	Goldcorp Inc.

2.	Barrick Gold Corporation

3.	Newmont Mining Corporation

4.	Newcrest Mining Limited

5.	Randgold Resources Ltd

6.	Agnico Eagle Mines Limited

7.	Eldorado Gold Corporation

8.	AngloGold Ashanti Limited

9.	Yamana Gold Inc.

10.	Kinross Gold Corporation

11.	Sibanye Gold Ltd

12.	Acacia Mining PLC

13.	B2Gold Corporation

14.	IAMGOLD Corporation

15.	Hecla Mining Company

16.	Harmony Gold Mining Co Ltd

17.	New Gold Inc

18.	OceanaGold Corporation

19.	Tahoe Resources Inc.

20.	Evolution Mining Limited

21.	Northern Star Resources Ltd

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22.	Saracen Mineral Holdings Limited

23.	Independence Group NL

24.	Regis Resources Limited

25.	St Barbara Ltd

26.	Alacer Gold Corp.

27.	Newmarket Gold Inc.

28.	Primero Mining Corp.

29.	Torex Gold Resources Inc.

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